     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 29, 1997

                                                           REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                               F.N.B. CORPORATION
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

         PENNSYLVANIA                                 6711                            25-1255406
(STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)              CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

        HERMITAGE SQUARE                                                          JOHN D. WATERS
  HERMITAGE, PENNSYLVANIA 16148                                                F.N.B. CORPORATION
        (412) 981-6000                                                          HERMITAGE SQUARE
 (ADDRESS, INCLUDING ZIP CODE, AND                                        HERMITAGE, PENNSYLVANIA 16148
TELEPHONE NUMBER, INCLUDING AREA CODE,                                           (412) 981-6000
OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                           (NAME, ADDRESS, INCLUDING ZIP CODE
                                                                       AND TELEPHONE NUMBER, INCLUDING
                                                                          AREA CODE, OF AGENT FOR SERVICE)

                                ---------------
                                  COPIES TO:

MARLON F. STARR                                                                RICHARD A. DENMON
SMITH, GAMBRELL & RUSSELL, LLP                                         CARLTON, FIELDS, WARD, EMMANUEL,
3343 Peachtree Road, N.E.                                                    SMITH & CUTLER, P.A.
     Suite 1800                                                               One Harbour Place
Atlanta, Georgia  30326                                               777 S. Harbour Island Boulevard
   (404) 264-2620                                                       Tampa, Florida  33602-5799
                                                                               (813) 223-7000

                                ---------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE
                           SECURITIES TO THE PUBLIC:
                            Upon the effective date
                   of the merger of Indian Rocks State Bank
          with and into a wholly-owned subsidiary of the Registrant.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box:     [ ]


                                                  CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                       Proposed           Proposed
                                                                       Maximum            Maximum
  Title of each Class of                               Amount          Offering           Aggregate               Amount of
Securities to be Registered                            to be            Price             Offering              Registration
                                                    Registered(1)      Per Share           Price                  Fee Price
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $2.00 par value                       700,000 shares        (2)              $7,609,000(3)               $2,306
==================================================================================================================================

(1) Based on the estimated maximum number of shares of the Registrant's common stock which may be issued in connection with the proposed merger ("Merger") of Indian Rocks State Bank ("IRSB") with and into Southwest Interim Bank, N.A., a national bank to be chartered under the laws of the United States that will be a wholly owned subsidiary of the Registrant ("Interim"). In accordance with Rule 416, this Registration Statement shall also register any additional shares of the Registrant's common stock which may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided by the agreement relating to the Merger.
 (2) Not applicable.
 (3) Computed in accordance with Rule 457(f) (2) under the Securities Act of 1933, as amended, based on the book value as of June 30, 1997 of the maximum number of securities (350,000 shares of common stock of IRSB) to be received by the Registrant in exchange for the securities registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

===============================================================================

                            INDIAN ROCKS STATE BANK
                            12360 Indian Rocks Road
                              Largo, Florida 33774


                                August 13, 1997


Dear Shareholder:

     On behalf of the Board of Directors, we cordially invite you to attend a Special Meeting of Shareholders (the "Special Meeting") of Indian Rocks State Bank ("IRSB") to be held in __________________________________________________
on Thursday, October 9, 1997 at ____ p.m., local time.

     As described in the enclosed Proxy Statement-Prospectus, IRSB shareholders will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger dated as of May 10, 1997 (the "Merger Agreement") among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a wholly owned subsidiary of FNB ("Southwest") and IRSB, providing for the merger (the "Merger") of IRSB with and into Southwest Interim Bank, N.A., a national bank to be chartered under the laws of the United States and to become a wholly owned subsidiary of FNB ("Interim"). Interim will be the surviving entity in the Merger. Immediately upon consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly owned subsidiary of Southwest. Upon consummation of the Merger, except as described in the Proxy Statement-Prospectus, each issued and outstanding IRSB common share will be converted into the right to receive two (2) shares of FNB common stock, $2.00 par value ("FNB Common Stock"), subject to certain adjustments as described in the Proxy Statement-Prospectus, with cash to be paid in lieu of fractional shares, which is expected to result in the issuance of up to 700,000 shares, or approximately 4.8% of the then outstanding FNB common stock. To the extent that the average of the closing bid and asked prices of the FNB Common Stock for a specified period prior to Closing (the "FNB Average Price") is equal to or greater than $27 per share, the exchange ratio will be adjusted so that the value of the FNB Common Stock to be received for each IRSB Common Share will be $54. If the FNB Average Price is less than $22 per share, then the exchange ratio will be adjusted so that the value of FNB Common Stock received will be $44. If the FNB Average Price is $30 or greater, IRSB will have the right to terminate the transaction and if the FNB Average Price is less than $20, FNB will have a similar right to terminate the transaction.

     Further information concerning the Merger is contained in the accompanying Notice of Special Meeting and the Proxy Statement-Prospectus. The Proxy Statement-Prospectus contains a detailed description of the Merger Agreement, its terms and conditions, and the transactions contemplated thereby. PLEASE REVIEW THESE MATERIALS CAREFULLY AND CONSIDER THOUGHTFULLY THE INFORMATION SET FORTH THEREIN.

     THE BOARD OF DIRECTORS OF IRSB BELIEVES THE MERGER IS IN THE BEST INTERESTS OF IRSB'S SHAREHOLDERS, HAS APPROVED UNANIMOUSLY THE MERGER AGREEMENT, AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     YOUR VOTE IS IMPORTANT! IRSB's management team would greatly appreciate your attendance at the Special Meeting. However, since the affirmative vote of the holders of at least two-thirds of the outstanding IRSB common shares is necessary to adopt the Merger Agreement and to approve the Merger, it is important that your shares be represented at the meeting, whether or not you plan to attend the Special Meeting. Accordingly, we urge you to complete, sign, and date the enclosed proxy card and return it in the enclosed prepaid envelope as soon as possible, even if you currently plan to attend the Special Meeting. Submitting a proxy will not prevent you from voting in person, but will assure that your vote is counted if you should be unable to attend the Special Meeting. If you do attend the Special Meeting and desire to vote in person, you may do so by withdrawing your proxy at that time. Your prompt cooperation will be greatly appreciated.

   Very truly yours,



             Harold M. Ward               Robert C. George
             Chairman of the Board        President and Chief Executive Officer

                           INDIAN ROCKS STATE BANK

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON OCTOBER 9, 1997

To the Shareholders of
Indian Rocks State Bank

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of Indian Rocks States Bank ("IRSB"), will be held in __________________________________________, on Thursday, October 9, 1997, at
____ p.m., local time, for the following purposes:

                 (1) THE MERGER. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of May 10, 1997 (the "Merger Agreement"), among F.N.B. Corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and a wholly owned subsidiary of FNB ("Southwest") and IRSB, pursuant to which IRSB will be merged with and into Southwest Interim Bank, N.A., a national bank to be chartered under the laws of the United States that will be a wholly owned subsidiary of FNB ("Interim"), and in which each issued and outstanding IRSB common share will be converted into the right to receive two (2) shares of FNB Common Stock (the "Exchange Ratio"), unless (i) the average of the closing bid and asked prices of the FNB Common Stock for the specified period prior to Closing set forth in the Merger Agreement (the "FNB Average Price") is equal to or greater than $27, in which event the Exchange Ratio will be adjusted so that the value of FNB Common Stock received is $54 per IRSB Common Share, or (ii) the FNB Average Price is less than $22, in which event the Exchange Ratio will be adjusted so that value of FNB Common Stock received is $44 per IRSB Common Share (but, in any event, FNB shall have the right to terminate the transaction if the FNB Average Price is less than $20 and IRSB shall have the right to terminate the transaction if the FNB Average Price is $30 or greater); and

                 (2) OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

         NOTICE OF RIGHT TO DISSENT. If Proposal 1 above is approved and the Merger is consummated, each holder of shares of IRSB Common Stock would have the right to dissent from the approval of Proposal 1 and would be entitled to the rights and remedies of dissenting shareholders provided in Title 12, Chapter 2, Section 215a of the United States Code ("12 U.S.C. Section 215a"). The right of any such shareholder to any dissenters' rights and remedies is contingent upon the consummation of the Merger. In addition, the right of any such holder to such rights and remedies is contingent upon strict compliance with the provisions of 12 U.S.C. Section 215a which require, among other things, that the shareholder either give IRSB notice of such shareholder's intention to dissent at or prior to the Special Meeting or that he vote his respective shares against the Merger and that such shareholder thereafter perfect his dissenters' rights by written notice to IRSB within 30 days of the date of consummation of the Merger. FOR A SUMMARY OF THE REQUIREMENTS OF 12 U.S.C. Section 215A, SEE "THE MERGER -- DISSENTERS' RIGHTS OF IRSB SHAREHOLDERS" IN THE ACCOMPANYING PROXY-STATEMENT PROSPECTUS.

         The Merger Agreement is more completely described in the accompanying Proxy Statement-Prospectus, and a copy of the Merger Agreement is attached as Appendix A to the accompanying Proxy Statement-Prospectus.

         Action may be taken on the foregoing proposal at the Special Meeting on the date specified above or on any date or dates to which the Special Meeting may be adjourned. Only holders of record of IRSB common shares at the close of business on August 12, 1997 will be entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. The affirmative vote of the holders of two-thirds of the outstanding IRSB common shares is required for adoption of the Merger Agreement.

         Each shareholder, whether or not he or she plans to attend the Special Meeting in person, is requested to complete, sign, and date the enclosed proxy and return it promptly in the enclosed postage prepaid envelope. This will assure your representation at the Special Meeting and may avoid the costs of additional communications. This will not prevent a shareholder from voting in person at the Special Meeting. Your proxy may be revoked at any time before it is voted by signing and returning a later dated proxy with respect to the same shares, by filing with the Secretary of IRSB a written revocation bearing a later date, or by attending and voting at the Special Meeting.

                                        By Order of the Board of Directors




                                   Cashier
Largo, Florida
August 13, 1997





                           WHETHER OR NOT YOU PLAN
                           TO ATTEND THIS MEETING,
                         PLEASE COMPLETE, SIGN, DATE
                     AND RETURN THE ENCLOSED PROXY CARD.

      PROXY STATEMENT                                PROSPECTUS
             OF                                          OF
  INDIAN ROCKS STATE BANK                          F.N.B. CORPORATION


  SPECIAL MEETING OF SHAREHOLDERS              COMMON STOCK, $2.00 PAR VALUE
         TO BE HELD ON
       OCTOBER 9, 1997



         This Proxy Statement-Prospectus (this "Proxy Statement-Prospectus") is being furnished to holders (the "Shareholders") of common stock, par value $4.00 per share ("IRSB Common Shares"), of Indian Rocks State Bank, a banking corporation chartered under the laws of the State of Florida ("IRSB"), in connection with the solicitation of proxies by the Board of Directors of IRSB (the "IRSB Board") for use at a special meeting of such holders to be held on October 9, 1997 commencing at _____ p.m., local time, and at any adjournment or postponement thereof (the "Special Meeting"). At the Special Meeting, holders of IRSB Common Shares will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 10, 1997, by and among F.N.B. Corporation, a Pennsylvania corporation ("FNB"), Southwest Banks, Inc., a Florida corporation and wholly owned subsidiary of FNB ("Southwest"), and IRSB (the "Merger Agreement"), and the transactions contemplated thereby, pursuant to which, among other things, IRSB would be acquired by FNB by means of a merger of IRSB with and into Southwest Interim Bank, N.A., a national bank to be chartered under the laws of the United States and to become a wholly owned subsidiary of FNB ("Interim"). Immediately upon consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly owned subsidiary of Southwest. A copy of the Merger Agreement is attached hereto as Appendix A and is incorporated herein by reference.

         Pursuant to the Merger Agreement, upon consummation of the Merger, except as described herein, each issued and outstanding IRSB Common Share (other than shares held by IRSB, FNB or any FNB subsidiary, in each case, except for those shares held in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid, and other than shares held by IRSB shareholders who perfect their dissenters' rights) will be converted into two (2) shares of common stock, par value $2.00 per share, of FNB ("FNB Common Stock"), subject to certain further adjustments as described in this Proxy Statement-Prospectus (the "Exchange Ratio"). To the extent that the average of the closing bid and asked prices of the FNB Common Stock for a specified period prior to Closing (the "FNB Average Price") is equal to or greater than $27 per share, the exchange ratio will be adjusted so that the value of the FNB Common Stock to be received for each IRSB Common Share will be $54. If the FNB Average Price is less than $22 per share, then the Exchange Ratio will be adjusted so that the value of FNB Common Stock received will be $44. If the FNB Average Price is $30 or greater, IRSB will have the right to terminate the transaction and if the FNB Average Price is less than $20, FNB will have a similar right to terminate the transaction. See "THE MERGER -- Modification, Waiver, Termination" and "THE MERGER -- Description of the Merger." Each holder of IRSB Common Shares who would otherwise be entitled to receive a fraction of a share of FNB Common Stock (after taking into account all of a shareholder's certificates) will receive, in lieu thereof, the equivalent cash value of such fraction of a share, without interest. See "THE MERGER -- Description of the Merger." In addition, the Merger Agreement permits IRSB to declare and pay semi-annual cash dividends for the first half of 1997 to its shareholders in June 1997 in an amount not to exceed $0.25 per share and in December 1997 (if the closing of the Merger has not occurred) in an amount not to exceed $0.50 per share for the second half of 1997.

                         ----------------           (continued on next page)

         THE FNB COMMON STOCK TO BE ISSUED IN THE MERGER, IF ANY, HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OF FNB COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR BANK DEPOSITS, ARE NOT OBLIGATIONS OF OR GUARANTEED BY ANY BANKING OR NONBANKING AFFILIATE OF FNB, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.          _______________

       The date of this Proxy Statement-Prospectus is August __, 1997.

         Consummation of the Merger is subject to several conditions, including, among others, the affirmative vote to approve the Merger Agreement by the holders of two-thirds of the issued and outstanding IRSB Common Shares as of the Record Date entitled to vote on the matter and the approval of appropriate regulatory authorities. See "THE MERGER -- Conditions Precedent to the Merger."

         Until June 15, 1997, the FNB Common Stock traded on the SmallCap Market Tier of the Nasdaq Stock Market (the "Nasdaq SmallCap Market") under the trading symbol "FBAN." Since June 16, 1997, the FNB Common Stock has traded on the Nasdaq Stock Market as a National Market Security (the "Nasdaq National Market") under the same trading symbol. The last reported sale price of FNB Common Stock as reported by the Nasdaq Stock Market on May 9, 1997, the last trading day preceding public announcement of the proposed Merger, was $22.375 per share. The last reported sale price of FNB Common Stock as reported by the Nasdaq Stock Market on August___, 1997 was $_____ per share. Based on such last reported sale price, as of August __, 1997, the Exchange Ratio would have resulted in a per share purchase price for the IRSB Common Shares of $_____. The IRSB Common Shares are not traded on any exchange, and there is no established public trading market for such stock. There is, however, limited and sporadic trading of IRSB Common Shares in its local area. Based on the limited information available, IRSB's management believes that since January 1, 1996, negotiated sales of IRSB Common Shares among shareholders have been made at prices ranging from $27.50 to $30.00 per share. In view of the extremely limited volume of transactions involving IRSB Common Shares and the lack of reliable trading price data available to management, there is no assurance that the stated prices paid for IRSB Common Shares provide a reliable or relevant indication of the value of IRSB Common Shares. See "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

         Because the Exchange Ratio is subject to adjustment according to the terms of the Merger Agreement, a change in the market price of FNB Common Stock before the Merger would affect the amount of FNB Common Stock to be received in the Merger in exchange for the IRSB Common Shares. However, if the FNB Average Price is less than $20.00, FNB will not be required to consummate the Merger and, at its option, may terminate the Merger Agreement. If the FNB Average Price is $30 or greater, IRSB will have a similar right to terminate the Merger Agreement.

         Allen C. Ewing & Co. has rendered its opinion, dated _________, 1997, confirming and updating its prior oral opinion of May 8, 1997 to the IRSB Board that the terms of the Merger are fair, from a financial point of view, to the holders of IRSB Common Shares. See "THE MERGER -- Opinion of IRSB's Financial Advisor."

THE IRSB BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF IRSB VOTE TO APPROVE THE MERGER AGREEMENT. FAILURE TO VOTE IS EQUIVALENT TO VOTING AGAINST THE MERGER AGREEMENT.

         IRSB shareholders should note that certain members of management and directors of IRSB have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         This Proxy Statement-Prospectus also constitutes a prospectus of FNB with respect to the shares of FNB Common Stock issuable to shareholders of IRSB upon consummation of the Merger. FNB has supplied all information contained in this Proxy Statement-Prospectus relating to FNB and its subsidiaries, and IRSB has supplied all information contained in this Proxy Statement-Prospectus relating to IRSB.

         This Proxy Statement-Prospectus is included as part of a Registration Statement on Form S-4 (together with any amendments and exhibits thereto, the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by FNB relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 700,000 shares of FNB Common Stock to be issued in connection with the Merger.

         This Proxy Statement-Prospectus, Notice of Special Meeting, and the accompanying form of proxy for the Special Meeting are first being sent to the shareholders of IRSB on or about August __, 1997.

                                                         TABLE OF CONTENTS
                                                                                                                      PAGE
                                                                                                                      ----
AVAILABLE INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . 1

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE  . . . . . . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . 1

SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         The Companies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 FNB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 IRSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Special Meeting and Vote Required to Approve the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Recommendation of the IRSB Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Opinion of IRSB's Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Certain Differences in the Rights of Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Modification, Waiver and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Resales by Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Share Information and Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Comparative Unaudited Per Share Data . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Selected Financial Data  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

THE SPECIAL MEETING OF SHAREHOLDERS OF IRSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Voting and Revocation of Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Solicitation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Record Date and Voting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Recommendation of the IRSB Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Description of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Background of and Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 Background of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 IRSB Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 FNB Reasons for the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Opinion of IRSB's Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Valuation Methodologies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Conditions Precedent to the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Conduct of Business Prior to the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Modification, Waiver and Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Certain Federal Income Tax Consequences  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Interests of Certain Persons in the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Management Post-Merger; IRSB Employment Agreements . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 Other Matters Relating to IRSB Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . .  30
         Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Dissenters' Rights of IRSB Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Accounting Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Bank Regulatory Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                 Federal Reserve Board  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 Status of Regulatory Approvals and Other Information . . . . . . . . . . . . . . . . . . . . . . . .  36
         Restrictions on Resales by Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Voluntary Dividend Reinvestment and Stock Purchase Plan  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

PRICE RANGE OF COMMON STOCK AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Market Prices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Dividends  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

INFORMATION ABOUT FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

INFORMATION ABOUT IRSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

MANAGEMENT'S DISCUSSION AND ANALYSIS ORPLAN OF OPERATIONS OF IRSB . . . . . . . . . . . . . . . . . . . . . . . . . .  45

DESCRIPTION OF FNB CAPITAL STOCK AND IRSB CAPITAL STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         FNB Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 Voting and Other Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
                 Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         FNB Preferred Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 FNB Series A Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
                 FNB Series B Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         IRSB Common Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
                 General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65

COMPARISON OF SHAREHOLDER RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Removal of Directors; Filling Vacancies on the Board of Directors  . . . . . . . . . . . . . . . . . . . . .  65
         Quorum of Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Adjournment and Notice of Shareholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Call of Special Shareholder Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Shareholder Consent in Lieu of Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Dissenters' Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Derivative Actions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Dividends and Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Director Qualifications and Number . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Indemnification of Officers and Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Director Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Amendment of Articles of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Vote Required for Extraordinary Corporate Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Interested Shareholder Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         Fiduciary Duty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Provisions with Possible Anti-Takeover Effects . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

LEGAL OPINIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

INDEX TO FINANCIAL STATEMENTS OF INDIAN ROCKS STATE BANK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-1
APPENDIX A -- Agreement and Plan of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . A-1
APPENDIX B -- Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . B-1
APPENDIX C -- Opinion of Allen C. Ewing & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . C-1

                             AVAILABLE INFORMATION

         FNB has filed with the Commission the Registration Statement under the Securities Act, relating to the shares of FNB Common Stock to be issued in connection with the Merger. For further information pertaining to the shares of FNB Common Stock to which this Proxy Statement-Prospectus relates, reference is made to such Registration Statement, including the exhibits and schedules filed as a part thereof. This Proxy Statement-Prospectus constitutes the Prospectus of FNB filed as part of the Registration Statement and does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. In addition, FNB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files certain reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and copies of such materials can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such documents also may be obtained at the Web site maintained by the Commission (http://www.sec.gov). In addition, copies of such materials are available for inspection and reproduction at the public reference facilities of the Commission at its New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and at its Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511. FNB Common Stock trades on the Nasdaq Stock Market and, as a result, reports, proxy statements and other information concerning FNB also may be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents previously filed by FNB (SEC File No. 0-8144) with the Commission are hereby incorporated by reference in this Proxy Statement-Prospectus: (a) the FNB Annual Report on Form 10-K for the year ended December 31, 1996; (b) the FNB Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (c) the description of FNB Common Stock contained in the FNB registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description; and
(d) the FNB Current Reports on Form 8-K filed January 24, 1997, March 5, 1997, April 22, 1997 and July 22, 1997.

         In addition, all documents filed by FNB with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the time at which the Special Meeting has been finally adjourned are hereby deemed to be incorporated by reference herein. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement-Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement-Prospectus.

         THIS PROXY STATEMENT-PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH EXHIBITS ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST FROM DAVID B. MOGLE, SECRETARY AND TREASURER, F.N.B. CORPORATION, HERMITAGE SQUARE, HERMITAGE, PENNSYLVANIA 16148, TELEPHONE (412) 981-6000. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY OCTOBER 2, 1997. PERSONS REQUESTING COPIES OF EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS WILL BE CHARGED THE COSTS OF REPRODUCTION AND MAILING.

                            ---------------------

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED IN THIS PROXY STATEMENT-PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FNB OR IRSB.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO EXCHANGE OR SELL, OR A SOLICITATION OF AN OFFER TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT-PROSPECTUS, NOR DOES IT CONSTITUTE THE SOLICITATION OF A PROXY, IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

         THE INFORMATION CONTAINED IN THIS PROXY STATEMENT-PROSPECTUS SPEAKS AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFICALLY INDICATED. NEITHER THE DELIVERY OF THIS PROXY STATEMENT-PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF IRSB OR FNB SINCE THE DATE OF THIS PROXY STATEMENT-PROSPECTUS OR THAT THE INFORMATION IN THIS PROXY STATEMENT-PROSPECTUS OR IN THE DOCUMENTS INCORPORATED BY REFERENCE IS CORRECT AT ANY TIME SUBSEQUENT TO THAT DATE.

         THIS PROXY STATEMENT-PROSPECTUS DOES NOT COVER ANY RESALES OF THE FNB COMMON STOCK OFFERED HEREBY TO BE RECEIVED BY SHAREHOLDERS OF IRSB DEEMED TO BE "AFFILIATES" OF IRSB OR FNB UPON THE CONSUMMATION OF THE MERGER. NO PERSON IS AUTHORIZED TO MAKE USE OF HIS PROXY STATEMENT-PROSPECTUS IN CONNECTION WITH ANY SUCH RESALES.

                                    SUMMARY

         The following is a brief summary of certain information set forth elsewhere in this Proxy Statement-Prospectus and is not intended to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information contained elsewhere in this Proxy Statement-Prospectus, the accompanying Appendices, and the documents incorporated herein by reference.

         Certain statements contained or incorporated by reference in this Proxy Statement-Prospectus are "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results, plans for future business development activities, capital spending or financing sources, capital structure and the effects of regulation and competition and are thus prospective. Such forward looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, competition and other uncertainties detailed from time to time in FNB's filings with the Commission.

GENERAL

         This Proxy Statement-Prospectus, Notice of Special Meeting of IRSB shareholders to be held on October 9, 1997, and form of proxy solicited in connection therewith are first being mailed to IRSB shareholders on or about August 12, 1997. At the Special Meeting, the holders of IRSB Common Shares will consider and vote on whether to approve the Merger Agreement and the transactions contemplated thereby. A copy of the Merger Agreement is attached hereto as Appendix A.

THE COMPANIES

         FNB. FNB is a bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). FNB was organized under the laws of the Commonwealth of Pennsylvania in 1974 and has as its principal assets the stock of its subsidiaries. FNB provides a full range of financial services, primarily to consumers and small- to medium-sized businesses through its subsidiaries and their network of 99 offices in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. On January 21, 1997, FNB acquired Southwest, a Florida corporation and registered bank holding company under the BHCA, with banking subsidiaries located in Naples and Cape Coral, Florida. On April 18, 1997, FNB acquired West Coast Bancorp, Inc. ("West Coast"), a Florida corporation and registered bank holding company under the BHCA located in Cape Coral, Florida with assets of approximately $170 million. As of June 30, 1997, on a consolidated basis, FNB had total assets of approximately $2.37 billion, total deposits of approximately $1.95 billion and 99 offices. The principal executive offices of FNB are located at Hermitage Square, Hermitage, Pennsylvania 16148, and its telephone number is (412) 981-6000. All references herein to FNB refer to FNB Corporation and its subsidiaries, unless the context otherwise requires.

         FNB continues to evaluate additional potential acquisition candidates, and may after the date of this Proxy Statement-Prospectus, enter into one or more agreements with one or more such candidates.

         For additional information regarding FNB and the combined company that would result from the Merger, see "THE MERGER" and "INFORMATION ABOUT FNB."

         IRSB. IRSB is a Florida banking corporation organized under the laws of the State of Florida in February 1986. IRSB, which commenced banking operations in April 1986, provides commercial banking services through three offices located in west central Pinellas County, Florida. On March 31, 1997, IRSB had total assets of approximately $78.4 million and total deposits of approximately $64.4 million. IRSB's principal executive offices are located at 12360 Indian Rocks Road, Largo, Florida 33774, and its telephone number is
(813) 596-9990.

         For additional information regarding IRSB, see "THE MERGER" and "INFORMATION ABOUT IRSB."

SPECIAL MEETING AND VOTE REQUIRED TO APPROVE THE MERGER

         The Special Meeting will be held in __________________________, on Thursday, October 9, 1997 at ____ p.m., local time, at which time the shareholders of IRSB will be asked to approve the Merger Agreement and the transactions contemplated thereby. Only the record holders of IRSB Common Shares at the close of business on August 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. On the Record Date, there were approximately [338] holders of record of IRSB Common Shares and 350,000 IRSB Common Shares outstanding.

         Pursuant to the National Bank Act, approval of the Merger Agreement will require the affirmative vote of two-thirds of the issued and outstanding IRSB Common Shares entitled to vote at the Special Meeting. As of the Record Date, directors and executive officers of IRSB and their affiliates held approximately 108,704 shares, or 31.1% of the IRSB Common Shares entitled to vote at the Special Meeting.

         Pursuant to the terms of the Merger Agreement, the members of the IRSB Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.

         See "THE SPECIAL MEETING OF SHAREHOLDERS OF IRSB" and "THE MERGER -- Interests of Certain Persons in the Merger."

         Approval of the Merger Agreement by the shareholders of FNB is not required.

THE MERGER

         Subject to the terms and conditions of the Merger Agreement, at the Effective Time, IRSB will merge with and into Southwest Interim Bank, N.A.("Interim"), a national banking association to be chartered under the laws of the United States, and which will be a wholly owned subsidiary of FNB. Interim will be the surviving entity in the Merger and, immediately upon consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly owned subsidiary of Southwest. At the Effective Time, each outstanding IRSB Common Share (other than shares held by IRSB, FNB or any FNB subsidiary, in each case, except for those shares held in a fiduciary capacity or as a result of debts previously contracted, which shares will be canceled and retired without consideration being paid, and other than shares held by IRSB shareholders who perfect their dissenters' rights) will be converted into and exchanged for two (2) shares (subject to possible adjustment as provided below) of FNB Common Stock, with cash to be paid in lieu of any resulting fractional shares of FNB Common Stock. To the extent that the FNB Average Price is equal to or greater than $27 per share, the Exchange Ratio will be adjusted so that the value of the FNB Common Stock to be received for each IRSB Common Share will be $54. If the FNB Average Price is less than $22 per share, then the Exchange Ratio will be adjusted so that the value of FNB Common Stock received will be $44. If the FNB Average Price is $30 or greater, IRSB will have the right to terminate the transaction and if the FNB Average Price is less than $20, FNB will have a similar right to terminate the transaction. Each share of FNB capital stock outstanding prior to the Merger will continue to be outstanding after the Effective Time. Further, the Merger Agreement also provides that the Exchange Ratio may be adjusted to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. As of the Record Date, there were 350,000 IRSB Common Shares outstanding and IRSB has represented that, as of the Effective Time, there will be no more than 350,000 IRSB Common Shares issued and outstanding.

         Immediately following the Effective Time, assuming that 350,000 IRSB Common Shares are outstanding immediately prior to the Effective Time and that there has been no adjustment to the Exchange Ratio, the former shareholders of IRSB would own 700,000 shares, or approximately 4.7%, of the then outstanding FNB Common Stock (assuming 14,082,000 shares of FNB Common Stock outstanding immediately prior to the Effective Time).

         Because the Exchange Ratio is subject to adjustment based on fluctuations in the value of FNB Common Stock outside of a range of values set forth in the Merger Agreement, the number of shares of FNB Common Stock that holders of IRSB Common Shares will receive in the Merger may be greater than or less than 700,000.

         As of the Record Date, there were no IRSB Options outstanding and no outstanding rights relating to the capital stock of IRSB except as provided for in the Stock Option Agreement between IRSB and FNB. See "THE MERGER -- Stock Option Agreement."

         The Merger Agreement permits IRSB to declare and pay semi-annual cash dividends for the first half of 1997 to its shareholders in June 1997 in an amount not to exceed $0.25 per share and in December 1997 (if the Closing of the Merger has not occurred) in as amount not to exceed $0.50 per share for the second half of 1997.

         The Merger is subject to the satisfaction or waiver of certain conditions. Such conditions include, among others, approval of the Merger Agreement by IRSB shareholders, the effectiveness under the Securities Act of the Registration Statement for shares of FNB Common Stock to be issued in the Merger, receipt of the opinion of Allen C. Ewing & Co. ("Ewing") as to the fairness of the transaction to IRSB shareholders, and approval of appropriate regulatory agencies. The obligation of FNB to effect the Merger also is subject to, among other things, the receipt, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment, of agreements from affiliates of IRSB restricting their ability to sell or otherwise transfer their IRSB Common Shares prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger. See "THE MERGER -- Conditions Precedent to the Merger."

         For additional information relating to the Merger, see "THE MERGER."

EFFECTIVE TIME OF THE MERGER

         Unless otherwise agreed by FNB and IRSB, the Effective Time is expected to occur on the date and at the time the certification of Merger is received from the Office of the Comptroller of the Currency (the "Comptroller of the Currency"). This filing is expected to be made at Closing which the parties have agreed to use their reasonable best efforts to cause to take place on, but not prior to, the fifth business day following the last to occur of:
(i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of any applicable waiting periods following such consents or the delivery of appropriate notices), or (ii) the date on which the IRSB shareholders approve the Merger Agreement. If approved by the IRSB shareholders and applicable regulatory authorities, the parties expect that the Effective Time will occur on or before _______, 1997, although there can be no assurance as to whether or when the Merger will occur. See "THE MERGER -- Effective Time of the Merger" and "-- Conditions Precedent to the Merger."

RECOMMENDATION OF THE IRSB BOARD

         THE IRSB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE IRSB BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF IRSB AND ITS SHAREHOLDERS AND RECOMMENDS THAT THE SHAREHOLDERS OF IRSB VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         IRSB shareholders should note that certain members of management and directors of IRSB have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the IRSB Board consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Ewing, as to the fairness, from a financial point of view, of the consideration to be received in the Merger by holders of IRSB Common Shares. For a discussion of the factors considered by the IRSB Board in reaching its conclusions, see "THE MERGER -- Background of and Reasons for the Merger."

OPINION OF IRSB'S FINANCIAL ADVISOR

         Ewing, in its capacity as financial advisor to IRSB, has rendered an opinion to the IRSB Board that the terms of the Merger are fair, from a financial point of view, to the shareholders of IRSB. A copy of such opinion, dated _____________, 1997, confirming and updating its prior oral opinion of May 8, 1997, is attached hereto as Appendix C and should be read in its entirety with respect to the assumptions made, matters considered and limitations of the review undertaken by Ewing in rendering such opinion. See "THE MERGER -- Opinion of IRSB's Financial Advisor."

CERTAIN DIFFERENCES IN THE RIGHTS OF SHAREHOLDERS

         The rights of FNB shareholders and other corporate matters relating to FNB Common Stock are controlled by the FNB Articles of Incorporation (the "FNB Charter"), the FNB Bylaws (the "FNB Bylaws") and the Pennsylvania Business Corporation Law (the "PBCL"). The rights of IRSB shareholders and other corporate matters relating to IRSB Common Shares are controlled by the IRSB Articles of Incorporation (the "IRSB Charter"), the IRSB Bylaws (the "IRSB Bylaws"), the Florida Banking Code and the Florida Business Corporation Act (the "FBCA"). The dissenters' rights of the IRSB shareholders incident to the Merger are governed by Title 12, Chapter 2, Section 215a of the United States Code ("12 U.S.C. Section 215"). Upon consummation of the Merger, shareholders of IRSB will become shareholders of FNB whose rights will be governed by the FNB Charter, the FNB Bylaws, and the provisions of the PBCL. See "DESCRIPTION OF FNB CAPITAL STOCK AND IRSB CAPITAL STOCK," "COMPARISON OF SHAREHOLDERS RIGHTS" and "THE MERGER -- Dissenters' Rights of IRSB Shareholders."

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors. However, no amendment that reduces or modifies in any material respect the consideration to be received by the holders of IRSB Common Shares in connection with the Merger may be made after the Special Meeting without the further approval of such shareholders. The Merger Agreement provides that each party may waive any of the conditions precedent to its obligations to consummate the Merger, to the extent legally permitted.

         The Merger Agreement may be terminated by mutual agreement of the Board of Directors of FNB (the "FNB Board") and the IRSB Board. The Merger Agreement may also be terminated by either the FNB Board or the IRSB Board (i) in the event of breach of the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach, (ii) if the required approval of the IRSB shareholders or any applicable regulatory authority is not obtained, or (iii) if the Merger is not consummated by January 2, 1998.

         In addition, the Merger Agreement may be terminated by the IRSB Board, if at any time prior to the Effective Time, the fairness opinion of Ewing is withdrawn or if the FNB Average Price is equal to or greater than $30.00. The FNB Board may also terminate the Merger Agreement in the event dissenters' rights are exercised by persons owning in the aggregate more than 10% of the issued and outstanding IRSB Common Shares or if the FNB Average Price is less than $20.00.

         See "THE MERGER -- Modification, Waiver and Termination" and "THE MERGER -- Description of the Merger."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Smith, Gambrell & Russell, LLP, has delivered an opinion, based upon certain customary assumptions and representations, to the effect that, for federal income tax purposes, no gain or loss will be recognized by the IRSB shareholders as a result of the Merger to the extent that they receive FNB Common Stock solely in exchange for their IRSB Common Shares. For a more complete description of the federal income tax consequences, see "THE MERGER -- Certain Federal Income Tax Consequences."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Certain members of IRSB's management and of the IRSB Board may be deemed to have interests in the Merger in addition to their interests, if any, as shareholders of IRSB generally. These interests include, among others, (i) entry into employment agreements with FNB by certain officers of IRSB; (ii) the election or appointment of all remaining members of the IRSB Board to the board of directors of Interim for a period of one year; and (iii) agreements by FNB to indemnify present and former directors, officers, employees and agents of IRSB from and after the Effective Time of the Merger against certain liabilities arising prior to the Effective Time to the full extent permitted under Florida law, the IRSB Charter, and the IRSB Bylaws.

         See "THE MERGER -- Interests of Certain Persons in the Merger."

STOCK OPTION AGREEMENT

         As a condition to FNB's entering into the Merger Agreement and to increase the probability that the Merger will be consummated, IRSB granted FNB an option (the "Stock Option") to purchase, under certain circumstances and subject to certain adjustments, up to 86,953 IRSB Common Shares (the "Stock Option Shares") at a price, subject to certain adjustments, of $30.00 per share pursuant to the terms of a Stock Option Agreement dated May 10, 1997 by and between FNB and IRSB (the "Stock Option Agreement"). The Stock Option, if exercised, would equal an amount not to exceed 19.9% of the total number of IRSB Common Shares outstanding as of its date of exercise (after giving affect to the exercise of the Stock Option). The Stock Option is exercisable only upon the occurrence of certain events generally indicating a change of control of IRSB not involving FNB which occur within 12 months of a termination of the Merger Agreement, and the receipt of any required regulatory approvals, neither of which has occurred as of the date hereof. Under certain circumstances, IRSB may be required to repurchase the Stock Option or the Stock Option Shares acquired pursuant to the exercise of the Stock Option. The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire IRSB. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 86,953 IRSB Common Shares to be issued may be considered a deterrent to other potential acquisitions of control of IRSB, as it is likely to increase the cost of an acquisition of all the IRSB Common Shares which would then be outstanding. See "THE MERGER -- Stock Option Agreement."

DISSENTERS' RIGHTS

         Each holder of IRSB Common Stock who dissents from the Merger is entitled to the rights and remedies of dissenting shareholders as set forth in 12 U.S.C. Section 215a subject to the compliance with the procedures set forth therein. Among other things, a dissenting shareholder is entitled to receive an amount of cash equal to the "fair value" of such holder's shares as ascertained by an independent appraisal committee or, in certain circumstances, by an independent appraiser selected by the Comptroller of the Currency. A summary of 12 U.S.C. Section 215a is included under "THE MERGER -- Dissenters' Rights of IRSB Shareholders." To perfect dissenters' rights, a shareholder must strictly comply with the procedures set forth in 12 U.S.C. Section 215a which require among other things, that the shareholder either give IRSB notice in writing at or prior to the vote of the shareholders at the Special Meeting that he dissents from the Merger Agreement or that he vote against the Merger at the Special Meeting. Dissenting shareholders who have given notice of their intention to dissent or who have voted against the Merger at the Special Meeting shall be entitled to receive the value of the shares held by them upon written request made to FNB at any time before 30 days after the date of consummation of the Merger, accompanied by the surrender of their stock certificates. Any IRSB shareholder who returns a signed proxy but fails to provide instructions as to the manner in which such holder's shares are to be voted will be deemed to have voted in favor of the Merger Agreement and thus will not be entitled to assert dissenters' rights. Shareholders should note that FNB has the right to terminate the Merger Agreement in the event dissenters' rights are claimed pursuant to 12 U.S.C. Section 215a with respect to 10% or more of the issued and outstanding IRSB Common Shares. See "THE MERGER -- Dissenters' Rights of IRSB Shareholders."


ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles ("GAAP"). See "THE MERGER -- Accounting Treatment."

REGULATORY APPROVALS

         The Merger is subject to the approval of the Federal Reserve Board, the Comptroller of the Currency and the Florida Department of Banking and Finance. The Merger may not be consummated until expiration of all applicable waiting periods.

         FNB and IRSB have filed all required applications for regulatory review and approval or notice with the Federal Reserve Board, the Comptroller of the Currency, and the Florida Department of Banking and Finance in connection with the Merger. There can be no assurance that such approvals will be obtained or as to the date of any such approvals.

         See "THE MERGER -- Conditions Precedent to the Merger" and "-- Bank Regulatory Matters."

RESALES BY AFFILIATES

         IRSB has agreed to use its reasonable efforts to obtain from each of those individuals identified by it as an affiliate an appropriate agreement that such individual will not transfer any shares of FNB Common Stock received by it as a result of the Merger, except in compliance with the applicable provisions of the Securities Act and as permitted under pooling-of-interests accounting treatment. See "THE MERGER -- Restrictions on Resales by Affiliates."

SHARE INFORMATION AND MARKET PRICES

         Until June 15, 1997, the FNB Common Stock traded on the Nasdaq SmallCap Market under the trading symbol "FBAN." Since June 16, 1997, the FNB Common Stock has traded on the Nasdaq National Market under the same trading symbol. As of August __, 1997, there were __________ shares of FNB

Common Stock outstanding held by approximately ______ holders of record. As of the Record Date, there were 350,000 IRSB Common Shares outstanding held by approximately 338 holders of record.

         The last sale price reported by the Nasdaq Stock Market for shares of FNB Common Stock was $22.375 on May 9, 1997, the last trading day preceding public announcement of the proposed Merger, and was $____ on August __, 1997, the Record Date. There currently is no market for the IRSB Common Shares. The IRSB equivalent per share price as May 9, 1997 was $44.75 and as of the Record Date was $______. The IRSB equivalent per share price represents the last sale price of a share of FNB Common Stock on such date multiplied by the Exchange
Ratio.  The Exchange Ratio may be adjusted as provided herein.   Shareholders
are advised to obtain current market quotations for FNB Common Stock. No assurance can be given as to the market price of FNB Common Stock after the Effective Time. For additional information regarding the market prices of the FNB Common Stock and the IRSB Common Shares during the previous two years, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS -- Market Prices."

         The Merger Agreement permits IRSB to declare and pay semi-annual cash dividends to its shareholders for the first half of 1997, payable in June 1997, in an amount not to exceed $0.25 per share and for the second half of 1997 (if the Closing of the Merger has not occurred), payable in December 1997, in an amount not to exceed $0.50 per share.

COMPARATIVE UNAUDITED PER SHARE DATA

         The following table sets forth (a) selected comparative per share data for FNB and IRSB on an historical basis and (b) selected unaudited pro forma comparative per share data assuming that FNB and IRSB have been combined during the periods presented. The per share data for FNB has been restated giving effect to the acquisitions of Southwest and West Coast, which were accounted for as poolings-of-interests. The unaudited pro forma data have been prepared giving effect to the Merger as a pooling-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The IRSB pro forma equivalent amounts are presented with respect to each set of pro forma information.

         The comparative per share data presented are based on and derived from, and should be read in conjunction with, the supplemental consolidated financial statements and the related notes thereto of FNB, which are incorporated by reference herein and of IRSB, which are included herein. The pro forma amounts are not necessarily indicative of results of operations or combined financial position that would have resulted had the Merger been consummated at the beginning of the period indicated or which will be attained in the future.




                                                                                           THREE MONTHS
                                                                                               ENDED
                                                         YEAR ENDED DECEMBER 31              MARCH 31,
                                                         ----------------------          ---------------
                                                           1996    1994    1995           1997     1996
                                                           ----    ----    ----           ----     ----
 EARNINGS PER COMMON SHARE
   FNB COMMON STOCK
      Historical (primary) . . . . . . . . . . . . . .    $1.35   $1.45    $1.06          $0.47    $0.42
      Historical (fully diluted) . . . . . . . . . . .     1.32    1.41     1.05           0.45     0.41
      Pro forma combined (primary) . . . . . . . . . .     1.34    1.43     1.05           0.46     0.41
      Pro forma combined (fully diluted) . . . . . . .     1.32    1.40     1.04           0.45     0.40


   IRSB COMMON STOCK
      Historical . . . . . . . . . . . . . . . . . . .     $2.30   $2.15   $2.02          $0.60    $0.58
      Pro forma equivalent (1)
           Primary . . . . . . . . . . . . . . . . . .      2.68   2.86     2.10           0.92     0.82
           Fully Diluted . . . . . . . . . . . . . . .      2.64   2.80     2.08           0.90     0.80

 CASH DIVIDENDS DECLARED PER COMMON SHARE
   FNB historical  . . . . . . . . . . . . . . . . . .      0.60    0.33    0.24           0.15     0.15
   IRSB historical . . . . . . . . . . . . . . . . . .      0.70    0.60    0.55             --       --
   IRSB pro forma equivalent (2)                            1.20    0.66    0.48           0.30     0.30



                                                                    MARCH 31,         DECEMBER 31,
                                                                       1997               1996
                                                                  --------------     --------------
 BOOK VALUE PER COMMON SHARE (PERIOD END)
      FNB historical . . . . . . . . . . . . . . . . . . . . .    $  13.86               $13.70
      FNB pro forma combined . . . . . . . . . . . . . . . . .       13.65                13.54
      IRSB historical  . . . . . . . . . . . . . . . . . . . .       21.02                20.77
      IRSB pro forma equivalent (1)  . . . . . . . . . . . . .       27.30                27.08

 ---------------
(1) IRSB pro forma equivalent amounts are calculated by multiplying the pro forma combined amounts for FNB by the Exchange Ratio of two (2) shares of FNB Common Stock for each IRSB Common Share. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE MERGER -- Modification, Waiver and Termination" and "THE MERGER -- Description of the Merger."

(2) IRSB pro forma equivalent amounts are calculated by multiplying the historical amounts for FNB by the Exchange Ratio of two (2) shares of FNB Common Stock for each IRSB Common Share. The Exchange Ratio is subject to adjustment in certain circumstances. See "THE MERGER -- Modification, Waiver and Termination" and "THE MERGER -- Description of the Merger."

SELECTED FINANCIAL DATA

  The following tables present summary selected financial data for FNB and IRSB on an historical basis. The selected financial data for FNB has been restated giving effect to the acquisitions of Southwest and West Coast, which were accounted for as poolings-of-interests. For a description of the effect of pooling-of-interests accounting on the Merger and the historical financial statements of FNB, see "THE MERGER -- Accounting Treatment." The selected financial data for the three month periods ended March 31, 1997 and 1996 are derived from the unaudited consolidated financial statements of FNB and the unaudited consolidated financial statements of IRSB. The unaudited consolidated financial statements include all adjustments, consisting of normal recurring accruals, which the respective managements consider necessary for a fair presentation of the consolidated financial condition and results of operations for these periods. Operating results for the three months ended March 31, 1997 are not necessarily indicative of the results that may be attained for the entire year ended December 31, 1997.

                                                                                                 Three Months Ended
                                                      Year Ended December 31,                          March 31,
                                                      -----------------------                  ----------------------
                                        1996        1995        1994       1993        1992        1997       1996
                                        ----        ----        ----       ----        ----        ----      -----
F.N.B. CORPORATION:
Earnings (In thousands, except per
 share data)
  Interest income . . . . . .         $183,583   $172,512    $149,275    $144,251   $141,844       $47,942    $45,146
  Interest expense  . . . . .           77,616     74,754      59,895      62,858     69,798        20,363     19,299
  Net interest income . . . .          105,967     97,758      89,380      81,393     72,046        27,579     25,847
  Provision for loan losses .            9,791      6,930       9,177       9,863     15,796         2,228      1,727
  Net income  . . . . . . . .           19,879     21,079      15,190      12,219      8,310         6,788      6,076
  Earnings per common share
      Primary . . . . . . . .             1.35       1.45        1.06         0.93      0.68          0.47       0.42
      Fully diluted . . . . .             1.32       1.41        1.05         0.93      0.68          0.45       0.41

 Cash dividends declared per
   common share:
      FNB . . . . . . . . . .             0.60       0.33        0.24        0.23       0.21          0.15       0.15


                                                             As of December 31,                         As of March 31,
                                                             ------------------                         ---------------
                                             1996        1995        1994       1993        1992        1997       1996
                                             ----        ----        ----       ----        ----        ----       ----
 Balance sheet (period end in thousands)
      Total assets . . . . . . . . . . .  $2,418,407  $2,238,525  $2,087,816  $1,982,920 $1,935,643  $ 2,448,018  $2,281,67
      Total loans and leases net of
        unearned income and
        allowance for loan losses  . . .   1,700,332   1,525,940   1,437,809   1,209,018  1,156,577    1,727,089  1,556,561
      Total deposits . . . . . . . . . .   2,013,888   1,896,145   1,748,718   1,714,527  1,694,527    2,054,978  1,932,523
      Long-term debt and obligations
        under capital leases . . . . . .      58,179      50,784      56,614      32,528     33,198       45,735     41,565
      Stockholders' equity . . . . . . .     199,285     188,146     167,096     142,277    125,869      201,940    191,372



                                                                                                    Three Months
                                                                                                       Ended
                                                   Year Ended December 31,                            March 31,
                                        ------------------------------------------------------    -----------------
                                         1996     1995     1994 (1)     1993 (1)     1992 (1)       1997      1996
                                         ----     ----     ----         ----         ----           ----      ----
IRSB:                                                                                                (unaudited)
Earnings (In thousands, except per
  share data)
     Interest income  . . . . . . . .   $4,634     $4,449   $3,881      $3,812       $4,211        $1,282     $1,117
     Interest expense . . . . . . . .    1,926      1,954    1,433       1,397        1,797           566        449
     Net interest income  . . . . . .    2,708      2,495    2,448       2,415        2,414           716        668
     Provision for loan losses  . . .       30         12       18          22           39             9          5
     Net income . . . . . . . . . . .      805        754      708         720          802           210        203
     Earnings per common share
          Primary . . . . . . . . . .     2.30       2.15     2.02        2.06         2.29          0.60       0.58
          Fully diluted . . . . . . .     2.30       2.15     2.02        2.06         2.29          0.60       0.58
     Cash dividends declared per
       common share . . . . . . . . .     0.70       0.60     0.55        0.50         0.45            --         --

                                                      As of December 31,                      As of March 31,
                                                      ------------------                      ---------------
                                          1996      1995     1994 (1)   1993 (1)   1992 (1)    1997      1996
                                          ----      ----     ----       ----       ----        ----      ----
Balance sheet (period end in                                                                   (unaudited)
  thousands)
     Total assets . . . . . . . . . .   $75,493   $64,291  $66,677      $61,716    $59,329   $78,407  $64,902
     Total loans, net of unearned
       discount . . . . . . . . . . .    30,964    29,728   28,741       25,843     23,096    31,609   28,947
     Total deposits . . . . . . . . .    61,784    53,692   57,703       54,004     51,761    64,400   54,451
     Repurchase agreements  . . . . .     5,911     3,255    2,693        1,763      1,906     6,200    2,972
     Stockholders' equity . . . . . .     7,268     6,717    5,954        5,630      5,053     7,357    6,886

___________________
(1)  Unaudited.

                  THE SPECIAL MEETING OF SHAREHOLDERS OF IRSB

GENERAL

         This Proxy Statement-Prospectus is first being furnished to the holders of IRSB Common Shares on or about August __, 1997, and is accompanied by the Notice of Special Meeting and a form of proxy that is solicited by the IRSB Board for use at the Special Meeting of Shareholders of IRSB to be held at ______________________________________, Florida on Thursday, October 9 1997, at
______ p.m., local time, and at any adjournments or postponements thereof. The purpose of the Special Meeting is to take action with respect to the approval of the Merger Agreement and the transactions contemplated thereby.


VOTING AND REVOCATION OF PROXIES

         A shareholder of IRSB may use the accompanying proxy if such shareholder is unable to attend the Special Meeting in person or wishes to have his or her shares voted by proxy even if such shareholder does attend the meeting. A shareholder may revoke any proxy given pursuant to this solicitation by delivering to the Cashier of IRSB, prior to or at the Special Meeting, a written notice revoking the proxy or a duly executed proxy relating to the same shares bearing a later date, or by attending the Special Meeting and voting in person at the Special Meeting. Attendance of a shareholder at the Special Meeting will not, in and of itself, constitute a revocation of the proxy. All written notices of revocation and other communications with respect to the revocation of IRSB proxies should be addressed to Indian Rocks State Bank, 12360 Indian Rocks Road, Largo, Florida 33774 Attention: Cashier. For such notice of revocation or later proxy to be valid, however, it must actually be received by IRSB prior to the vote of the shareholders. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If a proxy is signed and returned without indicating any voting instructions, it will be voted FOR the proposal to approve the Merger Agreement. The IRSB Board is unaware of any other matters that may be presented for action at the Special Meeting. If other matters do properly come before the Special Meeting, however, it is intended that shares represented by proxies in the accompanying form will be voted or not voted by the persons named in the proxies in their discretion.

SOLICITATION OF PROXIES

         Solicitation of proxies may be made in person or by mail, telephone, or facsimile, or other form of communication by directors, officers, and employees of IRSB, who will not be specially compensated for such solicitation. Nominees, fiduciaries, and other custodians will be requested to forward solicitation materials to beneficial owners and to secure their voting instructions, if necessary, and will be reimbursed for the expenses incurred in sending proxy materials to beneficial owners.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement-Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by IRSB, FNB, or any other person. The delivery of this Proxy Statement-Prospectus shall not, under any circumstances, create any implication that there has been no change in the business or affairs of IRSB or FNB since the date of the Proxy Statement-Prospectus.

         All costs of solicitation of proxies from IRSB shareholders will be borne by IRSB; provided, however, that FNB and IRSB have each agreed to pay one-half of the printing costs of this Proxy Statement-Prospectus and related materials.

RECORD DATE AND VOTING RIGHTS

         The IRSB Board has fixed the close of business on August 12, 1997 as the Record Date for the determination of shareholders of IRSB entitled to receive notice of and to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 350,000 IRSB Common Shares held by approximately [338] holders of record. Each IRSB Common Share outstanding on the Record Date is entitled to one vote as to (i) the approval of the Merger Agreement and the transactions contemplated thereby and (ii) any other proposal that may properly come before the Special Meeting.

         As of the Record Date, the directors and executive officers of IRSB and their affiliates held approximately an aggregate of 108,704 shares, or 31.1%, of IRSB Common Shares.

         Under the National Bank Act, the affirmative vote of two-thirds of the issued and outstanding capital stock entitled to vote on the matter is required in order to approve a proposed merger transaction of a state bank with and into a national bank, unless the articles of incorporation or the board of directors require a greater number of votes. Neither the Articles of Incorporation of IRSB nor its Board requires a greater number of votes. Since approval of the Merger requires the affirmative vote of two-thirds of the issued and outstanding IRSB Common Shares as of the Record Date, the failure to vote the shares in favor of the Merger for any reason whatsoever - whether by withholding the vote, by abstaining, or by causing a broker non-vote - will have the same effect as a vote cast opposing the Merger.

         A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have the authority to vote on certain non-routine matters because its customer has not provided any voting instructions with respect to the matter.

         BECAUSE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE ISSUED AND OUTSTANDING IRSB COMMON SHARES ENTITLED TO VOTE AT THE SPECIAL MEETING, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS NEGATIVE VOTES. ACCORDINGLY, THE IRSB BOARD URGES ITS SHAREHOLDERS TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

         In order to take action on any other matter submitted to shareholders at a meeting where a quorum is present, the votes cast in favor of the action must exceed the votes cast opposing the action, unless the articles of incorporation or state law requires a greater number of votes. All abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum; but since they are neither votes cast in favor of, nor votes cast opposing, a proposed action, abstentions and broker non-votes typically will have no impact on the outcome of the matter and will not be counted as a vote cast on such matters.

RECOMMENDATION OF THE IRSB BOARD

         THE IRSB BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF IRSB AND ITS SHAREHOLDERS, AND RECOMMENDS THAT THE SHAREHOLDERS OF IRSB VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

         In the course of reaching its decision to approve the Merger Agreement and the transactions contemplated thereby, the IRSB Board, among other things, consulted with its legal advisors regarding the legal terms of the Merger Agreement and with its financial advisor, Ewing, as to the fairness, from a financial point of view, of the consideration to be received by the holders of IRSB Common Shares in connection with the Merger. For a discussion of the factors considered by the IRSB Board in reaching its conclusion, see "THE MERGER -- Background of and Reasons for the Merger."

         IRSB shareholders should note that certain members of management and directors of IRSB have certain interests in and may derive certain benefits as a result of the Merger. See "THE MERGER -- Interests of Certain Persons in the Merger."

         Pursuant to the terms of the Merger Agreement, the members of the IRSB Board will vote their shares in favor of the Merger Agreement and the transactions contemplated thereby at the Special Meeting.


                       IRSB SHAREHOLDERS SHOULD NOT SEND
                 ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                   THE MERGER

         The following summary of certain terms and provisions of the Merger Agreement and Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and Stock Option Agreement, which are incorporated herein by reference and, with the exception of certain exhibits thereto, are included as Appendix A and Appendix B, respectively, to this Proxy Statement-Prospectus. All shareholders are urged to read the Merger Agreement, Stock Option Agreement, and the other Appendices hereto in their entirety.

DESCRIPTION OF THE MERGER

         At the Effective Time, IRSB will be merged with and into Interim. Interim will be the surviving entity and, immediately upon consummation of the Merger, FNB will transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly owned subsidiary of Southwest. The Interim Charter and Bylaws in effect at the Effective Time will continue to govern Interim until amended or repealed in accordance with applicable law. The Merger is subject to the approval of the Federal Reserve Board, the Comptroller of the Currency and the Florida Department of Banking and Finance. See "-- Bank Regulatory Matters."

         At the Effective Time, except as described herein, each IRSB Common Share outstanding immediately prior to the Effective Time will be converted automatically into the right to receive two (2) shares (subject to possible adjustment as provided below) of FNB Common Stock (the "Exchange Ratio"). The Merger Agreement provides that the Exchange Ratio may be adjusted if the FNB Average Price is less than $22 or equal to or greater than $27. If the FNB Average Price is less than $22, the Exchange Ratio will be adjusted so that the value of the FNB Common Stock received for each IRSB Common Share is $44. If the FNB Average Price is equal to or greater than $27, then the Exchange Ratio will be adjusted so that the value of FNB Common Stock received for each IRSB Common Share is $54. Under the terms of the Merger Agreement, the FNB Average Price shall be the average of the closing bid and asked prices of FNB Common Stock in the over-the-counter market as reported by Nasdaq (or such other trading system or exchange upon which the FNB Common Stock shall be traded) for the ten consecutive full trading days in which such shares are traded prior to the fifth business day preceding the Determination Date (as defined in the Merger Agreement). The Merger Agreement further provides that the Exchange Ratio may be adjusted, subject to certain exceptions, to prevent dilution in the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification or similar transaction. At the Effective Time, any IRSB Common Shares held by IRSB, FNB, or any FNB subsidiary, other than in a fiduciary capacity or as a result of debts previously contracted, will be canceled and retired without consideration being paid. IRSB has represented that, as of the Effective Time, there will be no more than 350,000 IRSB Common Shares issued and outstanding. Following the Effective Time and assuming that 350,000 IRSB Common Shares are outstanding at the Effective Time, the former shareholders of IRSB would own, assuming no adjustment of the Exchange Ratio, 700,000 shares, or approximately 4.7%, of the then outstanding FNB Common Stock (assuming 14,082,000 shares of FNB Common Stock outstanding immediately prior to the Effective Time). However, if the FNB Average Price is less than $20.00, FNB will not be required to consummate the Merger, and, at its option, may terminate the Merger Agreement, and if the FNB Average Price is equal to or greater than $30.00, then IRSB shall have a similar termination right.

         In addition, pursuant to the terms of the Merger Agreement, IRSB declared and paid a semi-annual cash dividend for the first half of 1997 to its shareholders in June 1997 of $0.25 per share and in December 1997 IRSB may declare and pay a cash dividend (if the Closing of the Merger has not occurred) in an amount not to exceed $0.50 per share for the second half of 1997.

         No fractional shares of FNB Common Stock will be issued in the Merger. Instead, each holder of IRSB Common Shares who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) will receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FNB Common Stock multiplied by the market value of one share of FNB Common Stock at the Closing, which is defined in the Merger Agreement as the average of the high bid and low asked prices of one share of FNB Common Stock in the over-the-counter market as reported by Nasdaq (or, if not reported thereby, by any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional shares. See "-- Exchange of Certificates."

         The shares of FNB capital stock outstanding immediately prior to the Merger will continue to be outstanding after the Effective Time.

EFFECTIVE TIME OF THE MERGER

         The Effective Time will occur on the date and at the time certification of the Merger is received from the Comptroller of the Currency or such other later date and time as is agreed to by the parties as specified in the Articles of Merger. Unless otherwise agreed by FNB and IRSB, the parties have agreed to use their best efforts to cause the Effective Time to occur on the date of the Closing and to use their reasonable best efforts to cause the Closing to take place on, but not prior to, the fifth business day following the last to occur of: (i) the effective date of the last required consent of any state or federal regulatory authority having authority over the Merger (including the expiration of any applicable waiting periods following such consents or the delivery of appropriate notices), or (ii) the date on which the IRSB shareholders approve the Merger Agreement. There can be no assurance, however, as to whether or when the Merger will occur.

EXCHANGE OF CERTIFICATES

         Before or as soon as practicable after the Effective Time, Chemical Mellon Shareholder Services (the "Exchange Agent") will mail to each holder of record of IRSB Common Shares as of the Effective Time a letter of transmittal and related forms (the "Letter of Transmittal") for use in forwarding stock certificates previously representing IRSB Common Shares for surrender and exchange for certificates representing FNB Common Stock. Risk of loss and title to the certificates theretofore representing IRSB Common Shares shall pass only upon proper delivery of such certificates to the Exchange Agent.

         IRSB SHAREHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE THE LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

         Upon surrender to the Exchange Agent of one or more certificates for IRSB Common Shares, together with a properly completed Letter of Transmittal, there will be issued and mailed to the holder thereof a certificate or certificates representing the aggregate number of whole shares of FNB Common Stock to which such holder is entitled pursuant to the Exchange Ratio, together with all declared but unpaid dividends or other distributions in respect of such shares, and, where applicable, a check for the amount (without interest) representing any fractional share. A certificate for shares of FNB Common Stock, or any check representing cash in lieu of a fractional share or declared but unpaid dividends, may be issued in a name other than the name in which the surrendered certificate is registered only if (i) the certificate surrendered is properly endorsed, accompanied by a guaranteed signature if required by the Letter of Transmittal and otherwise in proper form for transfer, and (ii) the person requesting the issuance of such certificate either pays to the Exchange Agent any transfer or other taxes required by reason of the issuance of a certificate for such shares in a name other than the registered holder of the certificate surrendered or establishes to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. The Exchange Agent will issue stock certificates evidencing FNB Common Stock in exchange for lost, stolen, mutilated, or destroyed certificates of IRSB Common Shares only upon receipt of a lost stock affidavit and a bond indemnifying FNB against any claim arising out of the allegedly lost, stolen, mutilated, or destroyed certificate. In no event will the Exchange Agent, FNB, or IRSB be liable to any persons for any FNB Common Stock or dividends thereon or cash delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

         On and after the Effective Time and until the surrender of certificates of IRSB Common Shares to the Exchange Agent, each certificate that represented IRSB Common Shares outstanding immediately prior to the Effective Time will be deemed to evidence the shares of FNB Common Stock into which such shares are converted pursuant to the Merger Agreement. Until 90 days after the Effective Time, former shareholders of IRSB shall be entitled to vote at any meeting of FNB stockholders the whole number of shares of FNB Common Stock into which IRSB Common Shares are converted, regardless of whether such holders have exchanged their certificates representing IRSB Common Shares for shares representing FNB Common Stock. After 90 days, former holders of IRSB Common Shares must surrender their certificates to the Exchange Agent in order to exercise their voting rights. Beginning 30 days after the Effective Time, no shareholder will, however, receive dividends or other distributions on such FNB Common Stock until the certificates representing IRSB Common Shares are surrendered. Upon surrender of IRSB Common Shares certificates, IRSB shareholders will be paid any dividends or other distributions on FNB Common Stock that are payable to holders as of any dividend record date on or following the Effective Time. No interest will be payable with respect to withheld dividends or other distributions.

BACKGROUND OF AND REASONS FOR THE MERGER

         BACKGROUND OF THE MERGER.

         In December 1996, Peter Mortenson, Chairman of the Board and President of FNB, had an informal meeting with Dr. Harold M. Ward, C.R. Roberts, and Robert C. George, Chairman, Vice Chairman, and President, respectively of IRSB. At this meeting, Mr. Mortenson indicated generally that FNB may be interested in exploring a potential business combination but no formal indication of interest was made at that time. Thereafter the parties agreed that a formal meeting should be arranged.

         On March 20, 1997, Mr. Mortenson and James S. Lindsay, a director of Southwest met with Messrs. Ward, Roberts, and George, and indicated that it was FNB's desire to explore whether there was a basis for discussing a future business affiliation between FNB and IRSB. At this meeting, the general philosophy of FNB to operate its Florida acquisitions as community banks was explained and, subject to a preliminary due diligence review of IRSB, a possible price range scenario was mentioned. IRSB representatives indicated that they could not determine whether there would be a basis for discussions prior to receiving additional information from FNB, including a term sheet outlining the specific proposal terms of any such transaction.

         Following this meeting, the IRSB directors were advised informally over the next few days of the preliminary discussions held with FNB. After being advised of the general discussions held at this meeting, the directors each indicated their interest in pursuing discussions further with FNB.

         On April 10, 1997, the IRSB Board held a special meeting at which FNB representatives, including Mr. Mortenson, John D. Waters, Vice President and Chief Financial Officer of FNB, and Gary Tice, Executive Vice President of FNB and President and Chief Executive Officer of Southwest, made a full presentation to the IRSB Board containing a detailed overview of FNB, its recent accomplishments, future potential, and its proposed plan to affiliate with IRSB. This presentation addressed the proposed structure of such a transaction pursuant to which IRSB would be held by Southwest, the continued operation of IRSB as a community-type banking institution following the transaction, the role of management in the successor institution, the manner in which IRSB employees would be treated, and the potential benefits that they believed IRSB shareholders would receive from the ownership of FNB Common Stock which is actively traded in the public market. The IRSB directors asked numerous questions concerning FNB and its plan and proposals, including its plans in the State of Florida. After the FNB representatives were excused from the meeting, it was the consensus of the IRSB Board that further consideration of a proposed affiliation should be postponed until such time as counsel has been engaged to assist it in pursuing any further discussions with FNB.

         On April 21, 1997, the Board of Directors held a meeting at which it formally engaged counsel and established a special committee ("Special Committee") consisting of Messrs. Ward, George, and William Jonassen, a director of IRSB, to negotiate the terms of any proposed transaction. Counsel was present at this meeting and advised the Board and the Special Committee of their duties and responsibilities in connection with the consideration of a proposed business combination.

         A formal term sheet was furnished to IRSB by FNB on April 23, 1997 setting forth the specific terms of its proposal. Pursuant to the term sheet, FNB proposed acquiring IRSB in a merger transaction pursuant to which holders of IRSB Common Shares would receive, based on the closing price of FNB Common Stock on April 22, 1997, a purchase price equal to $47.25 per IRSB Common Share, payable in FNB Common Stock at a fixed exchange ratio of two (2) shares of FNB Common Stock for each IRSB Common Share.

         From April 24, 1997 through May 7, 1997, representatives of the parties and their respective counsel negotiated the terms and conditions of the proposed merger. During the early stages of negotiations, it was determined that IRSB should engage the services of an investment banker or other financial professional to assist them in analyzing the fairness, from a financial point of view, of the consideration being offered by FNB. Representatives of the Special Committee held discussions with, received proposed terms of engagement from, and interviewed, several banking and financial consulting firms. At the conclusion of its interviews and the negotiation of the terms of engagement, on May 1, 1997 IRSB retained the services of Ewing, a firm specializing in financial institutions, to assist it in analyzing the fairness, from a financial point of view, of the terms of the Merger to the shareholders of IRSB. Ewing was selected based on its knowledge of financial institutions and its expertise as a financial advisor in mergers and acquisitions of financial institutions. Consistent with the terms of the engagement, Ewing did not participate in negotiating the terms of the Merger.

         Upon conclusion of the negotiation of the terms of the proposed merger, the IRSB Board of Directors held a special meeting on May 8, 1997 to review and consider FNB's offer, including the material terms of the proposed definitive merger agreement. Ewing made a presentation to the Board which included a detailed analysis evaluating the terms of the offer. Ewing presented a comparison of IRSB's historical financial results with those of other banks in Florida and the financial terms of recent Florida bank acquisitions. In addition, Ewing provided an analysis of the recent stock performance of FNB Common Stock and noted the lack of liquidity for IRSB Common Shares. The presentation also included an analysis of FNB's operating performance and the relevant dividend payouts by both FNB and IRSB to their respective shareholders. Ewing compared the financial terms of the offer to those comparable transactions of similar institutions and orally expressed its opinion to the IRSB Board that the terms of the Merger were fair, from a financial point of view, to the shareholders of IRSB. As a result of the foregoing, the Board of Directors unanimously agreed to approve the merger, and authorized the Special Committee to finalize and execute a definitive merger agreement. On May 10, 1997, the parties entered into a definitive merger agreement.


         IRSB REASONS FOR THE MERGER.

         In evaluating and determining to approve the Merger Agreement, the IRSB Board, with the assistance of Ewing and outside legal counsel, considered a variety of factors and based its opinion as to the fairness of the transactions contemplated by the Merger Agreement primarily on the following factors:

                 (i) The financial terms of the Merger, including the value of the consideration offered, the premium to book value paid, the prices paid in comparable transactions, relative earnings per share and shareholders' equity of FNB and IRSB, and the ability to continue to pay semi-annual dividends to IRSB shareholders pending the consummation of the Merger. The IRSB Board also considered the current lack of liquidity for the IRSB Common Shares and the active trading market for the FNB Common Stock.

                 (ii) The future prospects of IRSB and possible alternatives to the proposed Merger of IRSB, including the prospects of continuing as an independent institution. The IRSB Board considered the timing of the offer and the prospects for receiving a better financial offer from another institution having the same commitment to providing community bank-type services to its customers following a merger.

                 (iii) The opinion of Ewing that the terms of the Merger as provided in the Merger Agreement were fair, from a financial point of view, to IRSB's shareholders. The opinion of Ewing is set forth in Appendix C to this Proxy Statement-Prospectus.


                 (iv) Information with respect to the financial condition, results of operations, business and prospects of IRSB and the current industry, economic, and market conditions, as well as the risks associated with achieving those prospects.

                 (v) The non-financial terms and structure of the proposed Merger, in particular, the fact that the Merger is intended to qualify as a tax-free reorganization to IRSB's shareholders.

                 (vi) The business and financial condition and earnings prospects of FNB, the potential growth in FNB Common Stock, and the competence, experience, and integrity of FNB and its management. In this regard, the IRSB also considered the increasing commitment of FNB to the Florida banking market and the prospects for additional growth in the Florida market.

                 (vii) The social and economic effects of the Merger on IRSB and its employees, depositors, loan and other customers, creditors, and other constituencies of the communities in which IRSB is located. The IRSB Board considered the terms of the employee benefits to be received, the proposed structure and operation of the resultant financial institution as a community bank following the Merger, and the commitment to customer quality and service that FNB would provide to IRSB's customers and depositors.

                 (viii) The likelihood of the proposed Merger being approved by appropriate regulatory authorities.

         Each of the above factors support, directly or indirectly, the determination of the IRSB Board as to the fairness of the proposed Merger. The IRSB Board did not quantify or attempt to assign relative weights to the specific factors considered in reaching its determination; however, the IRSB Board placed special emphasis on the consideration payable in the proposed Merger and the receipt of a favorable fairness opinion from its financial advisor. See "-- Opinion of IRSB's Financial Advisor."

FNB REASONS FOR THE MERGER.

         The FNB Board recognized that the proposed Merger with IRSB provides an opportunity to continue to employ FNB's growing capital in southwest Florida, one of the fastest growing markets in the United States. This is in contrast to the more mature market areas of Pennsylvania, eastern Ohio, and southwestern New York where FNB had traditionally operated, prior to its acquisitions of Southwest and West Coast. FNB management believes that the proposed Merger complements FNB's acquisitions of Southwest and West Coast, and will provide for the Company's entrance into Pinellas County, which includes the cities of Clearwater, St. Petersburg and Largo. Following the Merger, IRSB will continue to operate as a stand-alone community bank (although it will be converted to a national bank), but will be able to draw upon the resources and competencies of FNB's other Florida affiliates to provide a broader range of services and product delivery channels.

OPINION OF IRSB'S FINANCIAL ADVISOR

         GENERAL. IRSB retained Ewing to render an opinion to the IRSB Board as to the fairness, from a financial point of view, of the Merger to the shareholders of IRSB. At the May 8, 1997 meeting of the IRSB Board, Ewing rendered an oral opinion to the IRSB Board to the effect that the terms of the Merger were fair, from a financial point of view, to the shareholders of IRSB. On May 7, 1997, the day before Ewing delivered its oral opinion to the IRSB Board, the closing price of FNB Common Stock was $23.50 per share. On _________________, 1997, Ewing updated its oral opinion by delivering a written opinion that, as of such date, the terms of the Merger were fair, from a financial point of view, to the shareholders of IRSB. On ______________, 1997, the day before Ewing delivered this written opinion, the closing price of FNB Common Stock was $______ per share. The text of Ewing's written opinion is set forth in Appendix C to this Proxy Statement-Prospectus and should be read in its entirety by shareholders of IRSB.

         No limitations were imposed on the scope of Ewing's analysis or the procedures followed by Ewing in rendering its opinion. Ewing was not requested to and it did not make any recommendations to the IRSB Board as to the amount of consideration to be paid to IRSB shareholders. The consideration to be received by IRSB shareholders in the Merger was determined by IRSB and FNB through arms-length negotiations. Consistent with the limited scope of its engagement, Ewing did not participate in the negotiations of the financial terms contained in the Merger Agreement or solicit or receive acquisition proposals from other potential acquirors.

         Ewing's opinion is directed to the Board of Directors of IRSB and addresses only the fairness, from a financial point of view, of the consideration to be received by the shareholders of IRSB in the Merger, based on conditions as they existed and could be evaluated as of the date of the opinion. Ewing's opinion does not constitute a recommendation to any IRSB shareholder as to how such shareholder should vote at the Special Meeting nor does Ewing's opinion address the underlying business decision to effect the Merger.

         In connection with its opinion, Ewing reviewed, analyzed, and relied upon information and material bearing upon the Merger and the financial and operating condition of IRSB and FNB, including, among other things, the following: (i) the Merger Agreement; (ii) audited financial statements for IRSB for the two years ended December 31, 1996; (iii) Directors' Examinations for IRSB as of November 30, 1994 and 1993; (iv) certain unaudited interim financial information for IRSB for various periods for the year 1997; (v) Annual Reports to Shareholders and Annual Reports on Form 10-K for FNB for the three years ended December 31, 1996; (vi) Quarterly Report on Form 10-Q filed by FNB for the quarter ended March 31, 1997; (vii) other financial information concerning the business and operations of IRSB furnished by IRSB to Ewing for purposes of its analysis, including certain internal forecasts for IRSB prepared by its senior management; (viii) information concerning the limited market for the shares of IRSB Common Stock; and (ix) certain publicly available information concerning the trading of, and the trading market for, FNB Common Stock. Ewing also held discussions with the management of IRSB concerning its operations, financial condition, and prospects, as well as the results of regulatory examinations.

         Ewing also considered such further financial, economic, regulatory, and other factors as it deemed relevant and appropriate under the circumstances, including among others the following: (i) certain publicly available information concerning the financial terms of certain mergers and acquisitions of other financial institutions in Florida and the financial position and operating performance of the institutions acquired in those transactions; and (ii) certain publicly available information concerning the trading of, and the trading market for, the publicly-traded common stocks of certain other financial institutions. Ewing also took into account its assessment of general economic, market, and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking and thrift industry generally.

         In conducting its review and arriving at its opinion, Ewing relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and Ewing did not attempt to verify such information independently. Ewing relied upon the management of IRSB as to the reasonableness and achievability of the financial and operational forecasts and projections (and the assumptions and bases therefor) provided to Ewing and assumed that such forecasts and projections reflected the best estimates and judgments of management then available and that such forecasts and projections would be realized in the amounts and in the time periods then estimated by management. Ewing also assumed, without independent verification, that the aggregate allowances for loan and other losses for IRSB, Southwest, Interim, and FNB were adequate to cover such losses. Ewing did not make or obtain any inspections, evaluations, or appraisals of the assets or liabilities of IRSB, Southwest, Interim, or FNB, nor did Ewing examine any individual loan, property, or securities files. Ewing was informed by IRSB, and assumed for purposes of its opinion, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. Ewing also assumed that the conditions to the Merger as set forth in the Merger Agreement would be satisfied and that the Merger would be consummated on a timely basis as contemplated by the Merger Agreement.

         VALUATION METHODOLOGIES. In connection with its written opinion with respect to the terms of the Merger and the presentation of its oral opinion to IRSB's Board of Directors, Ewing performed several analyses. Set forth below is a brief summary of these analyses, as updated in connection with the delivery of Ewing's written opinion.

         ANALYSIS OF TERMS OF THE MERGER. Ewing calculated the imputed value of the Merger to the holders of IRSB Common Stock based upon the Exchange Ratio contained in the Merger Agreement and varying assumptions concerning the stock price of FNB Common Stock at the Effective Time of the Merger. Under the terms of the Merger Agreement, the Exchange Ratio may be adjusted if the price of FNB Common Stock is less than $22 per share or equal to or greater than $27 per share during the applicable calculation period. See "THE MERGER-Description of the Merger." The analysis shows a value ranging from $44 to $54 per share of IRSB Common Stock based on an assumed closing price for FNB Common Stock at the Effective Time of the Merger ranging from $19 to $31 per share. Under the terms of the Merger Agreement, IRSB may terminate the Merger Agreement and abandon the Merger if the FNB Average Price is equal to or greater than $30 per share during the applicable calculation period. FNB may terminate the Merger Agreement and abandon the Merger if the FNB Average Price is less than $20 per share during the applicable calculation period. See "THE MERGER-Modification, Waiver and Termination" and "THE MERGER-Description of the Merger."

         STOCK TRADING HISTORY. Ewing examined the recent history of trading prices for FNB Common Stock and the relationship between movements of those stock prices and movements in the Keefe Bruyette & Woods, Inc. Bank Sector Index (the "Keefe Index"), a capital weighted index traded on the Philadelphia Stock Exchange (trading symbol BKX) composed of 24 listed and over-the-counter stocks representing national money center and leading regional bank holding companies.

         This analysis showed that the price growth per share of FNB Common Stock (excluding cash dividends but adjusted for stock dividends and stock splits) was 5.0%, 40.7%, 5.0%, 44.2%, and 11.7% during the years ended December 31, 1992, 1993, 1994, 1995 and 1996, respectively, and 47.2% during the period from December 31, 1996 through June 30, 1997. This analysis also showed that, during the period from December 31, 1992 through June 30, 1997, the price growth per share of FNB Common Stock generally exceeded the growth of the Keefe Index. During this period, the price of FNB Common Stock increased by approximately 250% and the Keefe Index increased by approximately 150%. In considering these analyses, Ewing noted that prior performance is not necessarily indicative of future performance.

         Ewing also examined recent trading volume history for FNB Common Stock, which began trading on the Nasdaq National Market in June 1997 and prior thereto traded on the Nasdaq Small Cap Market, and the trading volume and prices for IRSB Common

Stock. Based upon this analysis, Ewing concluded that an active trading market exists for FNB Common Stock and no active trading market exists for IRSB Common Stock. Because IRSB Common Stock is not traded actively, Ewing placed relatively little weight on the market price of IRSB Common Stock.

         COMPARABLE TRANSACTION ANALYSIS. Ewing performed an analysis of the premiums paid in comparable acquisition transactions. For such purposes, Ewing considered comparable transactions to be acquisitions announced from January 1, 1994 to May 10, 1997, where the target institution was a bank or bank holding company located in Florida with total assets less than $100 million. In each of the selected transactions, Ewing analyzed the premium to the target institution's book value, tangible book value, previous four quarters' earnings, total deposits, and total assets. Ewing then compared the ranges of these premiums to the assumed transactional value of the Merger, using an assumed closing price for FNB Common Stock as of the Effective Time of the Merger ranging from $19 to $31 per share, producing a value of $44 to $54 per share of IRSB Common Stock ("Assumed Range of Merger Value"). This analysis produced the following premium ranges for the selected comparable transactions and the Assumed Range of Merger Value: (i) price offered as a multiple of the target institution's book value of 1.0 times to 2.82 times, with a mean of 1.95 times and a median of 1.86 times, compared to a premium ranging from 2.08 times to 2.55 times for the Assumed Range of Merger Value based upon IRSB's book value at April 30, 1997; (ii) price offered as a multiple of the target institution's tangible book value of 1.0 times to 2.82 times, with a mean of
1.95 and a median of 1.86 times, compared to a premium ranging from 2.08 times to 2.55 times for the Assumed Range of Merger Value based upon IRSB's tangible book value at April 30, 1997; (iii) price offered as a multiple of the target institution's previous four quarters' earnings of 7.01 times to 34.81 times, with a mean of 19.08 times and a median of 17.07 times, compared to a premium ranging from 18.53 times to 22.75 times for the Assumed Range of Merger Value based upon IRSB's previous four quarters' earnings at April 30, 1997; (iv) price offered as a percentage of the target institution's total deposits of 7.05% to 30.82%, with a mean of 18.17% and a median of 18.66%, compared to 24.07% to 29.54% for the Assumed Range of Merger Value based upon IRSB's total deposits at April 30, 1997; and (v) price offered as a percentage of the target institution's total assets of 6.28% to 27.26%, with a mean of 16.14% and a median of 16.19%, compared to 19.75% to 24.23% for the Assumed Range of Merger Value based upon IRSB's total assets at April 30, 1997. No target institution or transaction used as a comparison in the analysis described above is identical to IRSB or the Merger. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the acquisition value of the companies being compared.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Ewing estimated the present value of the future stream of after-tax cash flows that IRSB might be expected to produce through 2001, under various circumstances, assuming that IRSB performed in accordance with the earnings projections of IRSB management. Ewing estimated the terminal value of IRSB at the end of the period by applying multiples of earnings (ranging from 14.0 times to 16.0 times) and then discounting the cash flow streams and terminal value using differing discount rates (ranging from 12.0% to 15.0%) chosen to reflect different assumptions about the required rates of return of IRSB and the inherent risk surrounding the underlying projections by the management of IRSB. This discounted cash flow analysis indicated a reference range of $12.8 million to $15.8 million, or $36.45 to $45.26 per share of IRSB Common Stock.

         DIVIDEND ANALYSIS. Ewing analyzed the effect of the Merger on the cash dividends received by IRSB shareholders. During the year ended December 31, 1996, IRSB paid a cash dividend of $0.70 per share. During the period from January 1, 1997 through June 30, 1997, IRSB declared a cash dividend of $0.25 per share, payable July 15, 1997. The Merger Agreement permits IRSB to declare an additional cash dividend, not to exceed $0.50 per share, payable in December 1997, if the Closing of the Merger has not occurred.

         Based upon the indicated annual cash dividend payable on FNB Common Stock at June 30, 1997, Ewing noted that IRSB shareholders would receive $0.64 in annual cash flow for each share of FNB Common Stock received in the Merger, or an estimated annual cash flow of $1.28 for each share of IRSB Common Stock converted in the Merger, assuming an Exchange Ratio of 2.0.

         The summary set forth above does not purport to be a complete description of the analyses performed by Ewing. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Ewing believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses without considering all analyses, or selecting part or all of the above summary without considering all factors and analyses, would create an incomplete view of the process underlying the analyses reflected in Ewing's opinion. In addition, Ewing may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Ewing's view of the actual value of IRSB. The fact that any specific analysis has been referred to in the summary above is not intended to indicate that such analysis was given greater weight than any other analysis.

         In performing its analyses, Ewing made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of IRSB and FNB. The analyses performed by Ewing are not necessarily indicative of actual values or actual future results which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Ewing's analysis of the fairness, from a financial point of view, of the terms of the Merger to the shareholders of IRSB. The analyses do not purport to be appraisals or to reflect the prices at which a company actually might be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Ewing's opinion is just one of many factors taken into consideration by the Board of Directors of IRSB in determining to enter into the Merger Agreement.

         COMPENSATION OF EWING. IRSB has paid Ewing $12,500 for its services. IRSB has also agreed to indemnify and hold harmless Ewing and its directors, officers, and employees against certain liabilities, including liabilities under the federal securities laws, in connection with its services.

         As a part of its investment banking business, Ewing is regularly engaged in the valuation of securities in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes. IRSB's Board of Directors decided to engage Ewing based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in Florida, and its general investment banking experience in the financial services industry.

         The summary set forth above does not purport to be a complete description, but is a brief summary, of the material analysis and procedures performed by Ewing in the course of arriving at its opinions.

CONDITIONS PRECEDENT TO THE MERGER

         The Merger will occur only if the Merger Agreement is approved by the requisite vote of the shareholders of IRSB. Consummation of the Merger is subject to the satisfaction of certain other conditions, unless waived, to the extent legally permitted. Such conditions include (i) the receipt of all required regulatory and governmental consents, approvals, authorization, clearances, exemptions, waivers, and similar affirmations (including the expiration of all applicable waiting periods following the receipt of such items or the delivery of appropriate notices), provided that such approvals shall not have imposed any condition or restriction that, in the reasonable judgment of the Board of Directors of either party, would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgment, have entered into the Merger Agreement; (ii) the receipt, with certain exceptions, of all consents required for consummation of the Merger and the preventing of any default under any contract of such party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect on such party; (iii) the absence of any action by a court or governmental or regulatory authority that restricts, prohibits or makes illegal the transactions contemplated by the Merger Agreement; (iv) the effectiveness of the Registration Statement under the Securities Act and the receipt of all necessary approvals under state securities laws, the Securities Act or the Exchange Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger; (v) the receipt of a letter dated as of the Effective Time from Ernst & Young LLP to the effect that the Merger qualifies to be accounted for as a pooling-of-interests under GAAP; and (vi) the receipt of the tax opinion referred to in "-- Certain Federal Income Tax Consequences."

         In addition, unless waived, each party's obligation to effect the Merger is subject to the accuracy of the other party's representations and warranties at the Effective Time and the performance by the other party of its obligations under the Merger Agreement and the receipt of certain closing certificates and legal opinions from the other party. The obligation of FNB to effect the Merger also is subject to the receipt of agreements from affiliates of IRSB restricting their ability to sell or otherwise transfer their IRSB Common Shares prior to consummation of the Merger or their shares of FNB Common Stock received upon consummation of the Merger, to the extent necessary to assure, in the reasonable judgment of FNB, that the transactions contemplated by the Merger Agreement will qualify for pooling-of-interests accounting. The obligation of IRSB to effect the Merger is further subject to (i) IRSB's receipt from Ewing of a letter, dated not more than five business days prior to the date of this Proxy Statement-Prospectus, stating that in the opinion of Ewing, the consideration to be paid in the Merger to IRSB shareholders in accordance with the Merger Agreement is fair, from a financial point of view, to the holders of IRSB Common Shares; and (ii) FNB having delivered to the Exchange Agent the consideration to be paid to holders of the IRSB Common Shares. No assurances can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so.

         Either IRSB or FNB may waive certain of the conditions imposed with respect to its or their respective obligations to consummate the Merger, except for requirements that the Merger be approved by IRSB's shareholders and that all required regulatory approvals be received.

CONDUCT OF BUSINESS PRIOR TO THE MERGER

         Under the terms of the Merger Agreement, IRSB has agreed, except as otherwise contemplated by the Merger Agreement, to (i) operate its business only in the usual, regular and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any party to obtain any consent or approvals required for the transactions contemplated by the Merger Agreement without imposition of a condition or restriction which in the reasonable judgement of the Board of Directors of either party would so materially adversely impact the economic or business benefits of the transactions contemplated by the Merger Agreement that, had such condition or requirement been known, such party would not, in its reasonable judgement, have entered into the Merger Agreement.

         In addition, IRSB has agreed that it will not, without the prior written consent of FNB:

                 (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of IRSB except as contemplated by the Merger Agreement;

                 (b) make any unsecured loan or other extension of credit to any person (except those who received a commitment for a loan or extension of credit prior to the date of the Merger Agreement) in excess of $100,000 or make any fully secured loan (except for loans secured by a first mortgage on a single family owner-occupied real estate) in excess of $250,000; provided, however, that in either case FNB shall object thereto within two (2) business days or FNB shall be deemed to have approved such loan or extension of credit;

                 (c) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of IRSB consistent with past practices, or impose, or suffer the imposition, with certain exceptions, of a lien on any asset of IRSB (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and already existing liens);

                 (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of IRSB, or declare or pay any dividend or make any other distribution in respect of its capital stock (except for (i) the regular semi-annual dividends paid in accordance with the Merger Agreement, and
(ii) acquisitions of IRSB Common Shares by IRSB in a fiduciary or trust capacity in the ordinary course of business);

                 (e) except for the Merger Agreement, or pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional IRSB Common Shares or any other capital stock of IRSB, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock;

                 (f) adjust, split, combine, or reclassify the capital stock of IRSB or issue or authorize the issuance of any other securities in respect of or in substitution for IRSB Common Shares or sell, lease, mortgage, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of IRSB or (ii) any asset other than in the ordinary course of business for reasonable and adequate consideration;

                 (g) except for purchases of United States Treasury securities or United States government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, asset transfers, or purchase of any assets, in any person, or otherwise acquire direct or indirect control over any person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by IRSB in its fiduciary capacity, or (iii) the creation of new wholly-owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

                 (h) grant any material increase in compensation or benefits to the employees or officers of IRSB, except in accordance with past practice or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement or as otherwise disclosed; enter into or amend any severance agreements with officers of IRSB; grant any material increase in fees or other compensation to directors of IRSB except in accordance with past practice; or voluntarily accelerate the vesting of any IRSB stock-based compensation or employee benefits;

                 (i) except as otherwise disclosed in the Merger Agreement and excluding employment agreements that may be entered into pursuant to the terms of the Merger Agreement, enter into or amend any employment contract (unless such amendment is required by law) that IRSB does not have the unconditional right to terminate without liability (other than liability for services already rendered) at any time on or after the Effective Time;

                 (j) except as otherwise disclosed in the Merger Agreement, adopt any new employee benefit plan of IRSB or make any material change in or to any existing employee benefit plans of IRSB other than such changes required by law or to maintain the tax qualified status of any such plan;

                 (k) make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws, regulatory accounting requirements or GAAP;

                 (l) except as otherwise disclosed in the Merger Agreement, commence any litigation other than in accordance with past practice or settle any litigation for material money damages or restrictions upon the operations of IRSB;

                 (m) except in the ordinary course of business, modify, amend, or terminate any material contract, other than renewals without a material adverse change of terms, or waive, release, compromise, or assign any material rights or claims;

                 (n) except as otherwise disclosed in the Merger Agreement and, except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned subsidiary thereof;

                 (o) sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the Merger Agreement; or

                 (p) agree to, or make any commitment to, take any of the actions prohibited by the above paragraphs.

         The Merger Agreement also provides that, except for the transactions contemplated thereby, neither IRSB nor its affiliates or representatives shall, directly or indirectly, solicit any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets of, or other business combination involving IRSB or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, IRSB ("Acquisition Proposal"). Additionally, except to the extent necessary to comply with the fiduciary duties of the IRSB Board, as advised by counsel, neither IRSB nor its affiliates or representatives will provide any non-public information that it is not legally obligated to furnish or negotiate with respect to any Acquisition Proposal, although IRSB may communicate information about such Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations, as advised by counsel.

         In the Merger Agreement, FNB has agreed (i) to conduct its business and the business of its subsidiaries in a manner designed, in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and its business prospects and (ii) to take no action which would materially adversely affect the ability of any party to obtain any consents or approvals required by the Merger Agreement or to perform its covenants and agreements under the Merger Agreement; provided that FNB or any of its subsidiaries may discontinue or dispose of any of its assets or business if FNB determines that such action is desirable in the conduct of its business. FNB further agreed that it will not, without the prior written consent of the Chief Executive Officer of IRSB, which consent shall not be unreasonably withheld, amend the FNB Charter or the FNB Bylaws in any manner adverse to the holders of IRSB Common Shares.

MODIFICATION, WAIVER AND TERMINATION

         The Merger Agreement provides that, to the extent permitted by law, it may be amended by a subsequent writing signed by each party upon the approval of each of their respective Board of Directors, whether before or after shareholder approval of the Merger Agreement has been obtained. However, no amendment may be made after the Special Meeting which would reduce or modify in any material respect the consideration to be received by the holders of the IRSB Common Shares without the further approval of the holders of the issued and outstanding shares of IRSB Common Shares entitled to vote thereon.

         The Merger Agreement provides that prior to the Effective Time, each party may, in a signed writing by a duly authorized officer, (i) waive any default in the performance of any term of the Merger Agreement by the other party, (ii) waive or extend the time for compliance of fulfillment by the other party of any of its obligations under the Merger Agreement and (iii) waive any or all of the conditions precedent to its obligations to consummate the Merger to the extent legally permitted. Neither of the parties intends, however, to waive any conditions of the Merger if such waiver would, in the judgment of the waiving party, have a material adverse effect on its shareholders.

         The Merger Agreement may be terminated by mutual agreement of the FNB Board and the IRSB Board. The Merger Agreement may also be terminated by either the FNB Board or the IRSB Board (i) in the event of inaccuracies of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days of written notice of such inaccuracies and which inaccuracy would provide the terminating party the ability to refuse to consummate the Merger under the applicable standard set forth in the Merger Agreement; provided that such terminating party is not then in breach of any representation or warranty contained in the Merger Agreement or in material breach of any covenant or other agreement contained in the Merger Agreement; (ii) in the event of a material breach of any covenant, agreement, or obligation in the Merger Agreement by the other party that cannot or has not been cured within 30 days of written notice of such breach; (iii) if the required approval of the IRSB shareholders or any applicable regulatory authority is not obtained; (iv) if the Merger is not consummated by January 2, 1998; provided that the failure to consummate the Merger by such date is not caused by any breach of the Merger Agreement by the terminating party.

         In addition, the Merger Agreement may be terminated by FNB if persons owning more than 10% of the issued and outstanding shares of IRSB Common Stock perfect their dissenters' rights or if the FNB Average Price is less than $20.00. The Merger Agreement may also be terminated by IRSB if at any time prior to the Effective Time, the fairness opinion of Ewing is withdrawn or, prior to the Effective Time, a corporation, partnership, person or other entity or group shall have made a bona fide Acquisition Proposal that the IRSB Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the IRSB shareholders and that the failure to terminate the Merger Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties. IRSB has the further right to terminate the Merger Agreement if the FNB Average Price is equal to or greater than $30.00 (each of the foregoing a "Termination Event"). There can be no assurance that either the FNB Board or the IRSB Board would exercise its right to terminate the Merger Agreement if a Termination Event exists. In making such decision, both the FNB Board and the IRSB Board would, consistent with their respective fiduciary duties, take into account all relevant facts and circumstances that exist at such time, and would consult with its financial advisors and legal counsel.

         Approval of the Merger Agreement by the shareholders of IRSB at the Special Meeting will confer on the IRSB Board the power, consistent with its fiduciary duties, to elect to consummate the Merger in the event of a Termination Event without any further action by, or resolicitation of, the shareholders of IRSB.

EXPENSES

         In the Merger Agreement, each of the parties has agreed to pay its own expenses in connection with the Merger and one-half of the cost of printing this Proxy Statement-Prospectus and related materials; provided, however, that in the event of any termination of the Merger Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement), with certain exceptions enumerated in the Merger Agreement, FNB shall be entitled to a cash payment from IRSB in an amount equal to $250,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within 12 months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the

Stock Option Agreement)). In the event the Merger Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth therein, FNB shall reimburse IRSB for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $150,000.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Smith, Gambrell & Russell, LLP has delivered to FNB and IRSB its opinion that, based upon certain customary assumptions and representations, under federal law as currently in effect, (a) the proposed Merger will constitute a reorganization within the meaning of Section 368(a) of the Code;
(b) no gain or loss will be recognized by the shareholders of IRSB on the exchange of their IRSB Common Shares for FNB Common Stock pursuant to the terms of the Merger to the extent of such exchange; (c) the federal income tax basis of the FNB Common Stock for which IRSB Common Shares are exchanged pursuant to the Merger will be the same as the basis of such IRSB Common Shares exchanged therefor (including basis allocable to any fractional interest in any share of FNB Common Stock); (d) the holding period of FNB Common Stock for which IRSB Common Shares are exchanged will include the period that such shares of IRSB Common Shares were held by the holder, provided that such shares were capital assets of the holder; and (e) the receipt of cash in lieu of fractional shares will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by FNB, and gain or loss will be recognized in an amount equal to the difference between the cash received and the basis of the fractional share of FNB Common Stock surrendered, which gain or loss will be capital gain or loss if the IRSB Common Shares was a capital asset in the hands of the shareholder.

         THE FOREGOING IS A SUMMARY OF THE ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED MERGER UNDER THE CODE AND IS FOR GENERAL INFORMATION ONLY. IT DOES NOT INCLUDE CONSEQUENCES OF STATE, LOCAL OR OTHER TAX LAWS OR SPECIAL CONSEQUENCES TO PARTICULAR SHAREHOLDERS HAVING SPECIAL SITUATIONS. SHAREHOLDERS OF IRSB SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE AND LOCAL TAX LAWS AND TAX CONSEQUENCES OF SUBSEQUENT SALES OF FNB COMMON STOCK.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         GENERAL. Certain members of IRSB's management and of the IRSB Board have interests in the Merger that are in addition to any interests they may have as shareholders of IRSB generally. These interests include, among others, provisions in the Merger Agreement relating to the election or appointment of all members of the IRSB Board to the board of directors of Interim, certain proposed employment agreements and other employee benefits and indemnification of IRSB directors and officers, as hereinafter described.

         MANAGEMENT POST-MERGER; IRSB EMPLOYMENT AGREEMENTS. Immediately following the Effective Time and for a period of one year thereafter, FNB will cause the present directors of IRSB to be nominated and elected directors of Interim at a rate of compensation for their services in an amount at least equal to what they were receiving from IRSB as of the date of the Merger Agreement. In addition, IRSB has entered into Employment Agreements with Robert C. George, George F. Bossa, Jr., and Bernie K. Kline to become effective on the date of the Merger. The Employment Agreement with Mr. George is for a term of three years with an automatic renewal term of two years, unless either party has elected to fix the expiration date of Mr. George's term of employment, provides for an annual base salary of $110,000 (to be adjusted from time to time to reflect merit and cost of living increases) and participation in incentive compensation and bonus plans, contains a two year covenant-not-to-compete and provides for the provision of vacation and group life and health insurance. The Employment Agreements for Messrs. Bossa and Kline are for terms of two years, contain other terms substantially similar to Mr. George's Employment Agreement and provide for annual base salaries of $_______ and $______, respectively.

         As a condition to the new employment contracts, Messrs. George, Bossa, and Kline have cancelled and terminated certain change in control agreements with IRSB dated January 1, 1997. The change in control agreements provided that upon the occurrence of, among other things, a change in beneficial ownership of IRSB, the executive may terminate his employment if he is (i) reassigned to a position inconsistent with the duties, responsibilities, and status he had with the bank immediately prior to the change in control, (ii) required to relocate anywhere outside of Pinellas County, Florida for purposes of his future employment, (iii) subjected to a reduction in salary, or (iv) not allowed to participate in the Bank's long-term and short-term incentive plans. Upon termination by the executive for any of the foregoing reasons, the change in control agreements provided that the executive shall be entitled to payment of his annual base salary for one year (in 12 equal monthly installments or in one lump sum payment equal to the present value of such obligation) and for the continuation of health benefits for a period of 18 months.

         INDEMNIFICATION. FNB has agreed that it will, following the Effective Time, indemnify, defend, and hold harmless the current and former directors, officers, employees, and agents of IRSB against all losses, expenses, claims, damages, or liabilities arising out of actions or omissions occurring at or prior to the Effective Time to the fullest extent then permitted under Florida law and by the IRSB Charter and IRSB Bylaws as in effect on the date of the Merger Agreement, including provisions relating to advances of expenses incurred in defense of any litigation.

         OTHER MATTERS RELATING TO IRSB EMPLOYEE BENEFIT PLANS. The Merger Agreement also provides that, following the Effective Time, FNB will provide generally to officers and employees of IRSB employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by IRSB or those currently provided by FNB or its subsidiaries to their similarly situated officers and employees, whichever is more favorable to officers and employees of IRSB.

         For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the IRSB Benefit Plans (as defined in the Merger Agreement)) under such employee benefit plans, the service of the employees of IRSB prior to the Effective Time will be treated as service with FNB or any of its subsidiaries participating in such employee benefit plans. FNB and its subsidiaries will honor, in accordance with their terms, all employment, severance, consulting and other compensation contracts disclosed in the Merger Agreement between IRSB and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the IRSB Benefit Plans; provided, however, that the benefits that accrue under the IRSB bonus plan for IRSB employees and under the IRSB profit sharing plan for IRSB employees shall continue through December 31, 1997, at which time the employees of IRSB will participate in such similar employee benefit plans currently provided by FNB and its subsidiaries.

STOCK OPTION AGREEMENT

         As an inducement and a condition to FNB to enter into the Merger Agreement, FNB and IRSB entered into the Stock Option Agreement whereby IRSB granted FNB the irrevocable Stock Option entitling FNB to purchase, subject to certain adjustments, up to 86,953 IRSB Common Shares, at an exercise price, subject to certain adjustments, of $30.00 per share, payable in cash under the circumstances described below.

         Pursuant to the Stock Option Agreement, FNB may purchase that number of shares of IRSB Common Stock that would represent not greater than 19.9% of the IRSB Common Shares issued and outstanding (after giving effect to exercise of the Stock Option).

         The number of IRSB Common Shares subject to the Stock Option will be increased to the extent that IRSB issues additional IRSB Common Shares (otherwise than pursuant to an exercise of the Stock Option) such that the number of IRSB Common Shares subject to the Stock Option is equal to 19.9% of the IRSB Common Shares then issued and outstanding, after giving effect to the issuance of IRSB Common Shares pursuant to an exercise of the Stock Option. In the event of any change in the IRSB Common Shares by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, or the like, the type and number of IRSB Common Shares subject to the Stock Option, and the applicable exercise price per Stock Option Share, will be appropriately adjusted and proper provision will be made so that, in the event that any additional IRSB Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Stock Option), the number of IRSB Common Shares that remain subject to the Stock Option will be increased so that, after such issuance and together with IRSB Common Shares previously issued pursuant to the exercise of the Stock Option, such number is equal to 19.9% of the number of IRSB Shares then issued and outstanding.

         FNB or any other holder or holders of the Stock Option (collectively, the "Holder") may exercise the Stock Option, in whole or in part, by sending written notice after the occurrence of an "Initial Triggering Event" and a "Subsequent Triggering Event" (as such terms are defined herein) prior to termination of the Stock Option. The term "Initial Triggering Event" is defined as the occurrence of any of the following events:

                 (i) IRSB or any of its subsidiaries, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person other than FNB or any of its subsidiaries or the IRSB Board shall have recommended that the stockholders of IRSB approve or accept any such Acquisition Transaction. For purposes of the FNB Option Agreement, "Acquisition Transaction" means (x) a merger or consolidation, or any similar transaction involving IRSB, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of IRSB, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of IRSB, other than securities acquired by the IRSB officers and directors;

                 (ii) Any person (other than the officers and directors of IRSB) other than FNB or one of FNB's subsidiaries acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding IRSB Common Shares (the term "beneficial ownership" for purposes of the Stock Option Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder pursuant to which a person is the beneficial owner of all shares that such person has direct or indirect voting power or investment power over whether through any contract, arrangement, understanding, relationship or otherwise);

                 (iii) The shareholders of IRSB shall not have approved the transactions contemplated by the Merger Agreement at the Special Meeting held for that purpose or any adjournment thereof, or such Special Meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after the IRSB Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the stockholders of IRSB approve the transactions contemplated by the Merger Agreement, or after IRSB without having received FNB's prior written consent, shall have authorized, recommended, proposed, or publicly announced its intention to authorize, recommend, or propose, to engage in an Acquisition Transaction with any person other than FNB or one of its subsidiaries;

                 (iv) IRSB shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction and such breach would entitle FNB to terminate the Merger Agreement; or

                 (v) Any person other than FNB or one of its subsidiaries, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

         The term "Subsequent Triggering Event" is defined as either (A) the acquisition by any person of beneficial ownership of 25% or more of the then outstanding IRSB Common Shares, or (B) the occurrence of the Initial Triggering Event described in clause (i) above, except that the percentage referred to in subclause (z) thereof shall be 25%.

         After a Subsequent Triggering Event prior to the termination of the Stock Option, FNB (on behalf of itself or any subsequent Holder) may demand by written notice to IRSB that the Stock Option and the related Option Shares be issued to FNB (or any subsequent holder). If prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, FNB or any subsequent Holder of the option must file the required notice or application for approval and is required to notify IRSB of such filing. IRSB will issue the option shares not earlier than three business days nor later than 10 business days from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods have passed.

         FNB or any subsequent Holder shall pay to IRSB the purchase price for the option shares and IRSB shall deliver to FNB or any subsequent Holder a certificate(s) representing the option shares purchased to be endorsed with a restrictive legend indicating restrictions on transfer of the option shares arising under the Securities Act of 1933, as amended. IRSB will remove the restrictive legend by delivery of a substitute share certificate(s) upon receipt of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to IRSB to the effect that the restrictive legend is not required for purposes of the 1933 Act.

         Upon the giving by FNB (or any subsequent Holder) of written notice of exercise of the option to IRSB, FNB (or any subsequent Holder) will be deemed to be the holder of record of the option shares issuable upon such exercise, notwithstanding that the stock transfer books of IRSB have been closed or that certificate representing such shares are not then actually deliverable to the holder. IRSB is responsible for the payment of all expenses, and any taxes and other changes that may be payable in connection with the preparation, issue and delivery of the stock certificates.

         FNB may further demand, upon the occurrence of a Subsequent Triggering Event, that the option shares be registered under the Securities Act. Upon such demand, IRSB must effect such registration promptly, subject to certain exceptions. FNB is entitled to two such registrations, the first of which is to be made at IRSB's expense up to $40,000 (with any amount in excess of $40,000 to be paid by FNB) . In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, IRSB proposes to register any of its equity securities under the Securities Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Option Shares for sale to the public under the Securities Act, IRSB must give written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB, IRSB is required, subject to certain exceptions, to use its best efforts to effect the registration under the Securities Act of all Common Stock which IRSB has been requested to register by FNB. IRSB is obligated to effect only one such "piggy-back" registration.

         The Stock Option terminates at or upon the following, each of which constitutes an "Exercise Termination Event": (i) the Effective Time of the Merger, (ii) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of an Initial Triggering Event, (iii) the passage of 12 months (subject to extension to obtain regulatory approvals for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals) to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act (which provides for the disgorgement to the issuer of any profit realized by an insider as a result of a purchase and sale or sale and purchase of certain equity securities occurring within a six-month period) after termination of the Merger Agreement following the occurrence of an Initial Triggering Event (other than termination due to (A) the failure of FNB to satisfy a condition to closing, (B) the failure to obtain the requisite regulatory approvals, the failure to have a

Registration Statement declared effective under the Securities Act of 1933, the failure to qualify for pooling of interests accounting treatment or as a tax-free exchange, or as a result of any law, order or other action entered or taken by a court, governmental or regulatory authority of competent jurisdiction which restricts or makes illegal consummation of the transactions contemplated by the Merger Agreement or (C) the withdrawal by Ewing of its fairness opinion), or (iv) such other date as to which the Holder and IRSB agree.

         Under applicable law, FNB may not acquire 5% or more of the issued and outstanding shares of IRSB Common Shares without the prior approval of the Federal Reserve Board. In considering whether to approve the acquisition by FNB of shares pursuant to the exercise of the Stock Option, the Federal Reserve Board will generally apply the same standards as in considering whether to approve the Merger. See "-- Bank Regulatory Matters -- Federal Reserve Board." Certain other regulatory approvals may also be required before such an acquisition could be completed. FNB anticipates submitting an application seeking Federal Reserve Board approval of its acquisition of up to 19.9% of the outstanding IRSB Common Shares pursuant to a potential exercise of the Stock Option.

         Upon the occurrence of a Repurchase Event (as defined herein) that occurs prior to an Exercise Termination Event (i) at the request of the Holder delivered prior to the Exercise Termination Event (subject to extension to obtain regulatory approvals (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), to allow statutory waiting periods to expire, and to avoid liability under Section 16(b) of the Exchange Act), IRSB shall repurchase the Stock Option from the Holder at a price ("Option Repurchase Price") equal to the amount by which (x) the Market/Offer Price (as defined herein) exceeds (y) the Stock Option exercise price, multiplied by the number of shares for which the Stock Option may then be exercised; and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event, IRSB shall repurchase such number of Stock Option Shares from the Owner as the Owner designates at a price per share (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of
Option Shares so designated.   "Market/Offer Price" means the highest of (A)
the price per share of IRSB Common Shares at which a tender offer or exchange offer therefor has been made, (B) the price per share of IRSB Common Shares to be paid by any third party pursuant to an agreement with IRSB, or (C) in the event of the sale of all or a substantial portion of IRSB's assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of IRSB divided by the number of IRSB Common Shares then outstanding. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be. "Repurchase Event" means (i) the consummation of certain mergers, consolidations or similar transactions involving IRSB or any purchase, transfer or other acquisition of all or a substantial portion of the assets or deposits of IRSB or a significant subsidiary of IRSB by any person other than FNB or one of its subsidiaries, (such transactions being more fully described in clauses (i), (ii) and (iii) of the paragraph immediately following this paragraph) or (ii) the acquisition by any person of beneficial ownership of 50% or more of the then outstanding IRSB Common Shares.

         In the event that prior to an Exercise Termination Event, IRSB enters into an agreement (i) to consolidate with or merge into any person other than FNB or one of its subsidiaries and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person other than FNB or one of its subsidiaries to merge into IRSB with IRSB as the continuing or surviving corporation, but in connection therewith the then outstanding IRSB Common Shares are changed into or exchanged for securities of any other person or cash or any other property, or the then outstanding IRSB Common Shares after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or transfer all or substantially all of its assets or deposits to any person other than FNB or one of its subsidiaries, then such agreement shall provide that the Stock Option be converted into or exchanged for an option (a "Substitute Option") to purchase shares of common stock of, at the Holder's option, either
(x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of IRSB's assets or deposits, or (y) the person controlling such continuing or surviving corporation or transferee. The number of shares subject to the Substitute Option and the exercise price per share will be determined in accordance with a formula in the Stock Option Agreement. To the extent possible, the Substitute Option will contain terms and conditions that are the same as those in the Stock Option.

         The issuer of the Substitute Option will be required to repurchase the Substitute Option at the request of the holder thereof and to repurchase any shares of such issuer's common stock ("Substitute Common Stock") issued upon exercise of a Substitute Option ("Substitute Shares") at the request of the owner thereof. The repurchase price for a Substitute Option will equal the amount by which (A) the Highest Closing Price (as defined herein) exceeds (B) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised. The repurchase price for the Substitute Shares shall equal the Highest Closing Price multiplied by the number of Substitute Shares to be repurchased. As used herein, "Highest Closing Price" means the highest closing price for shares of Substitute Common Stock within the three-month period immediately preceding the date the holder gives notice of the required repurchase of the Substitute Option or the owner gives notice of the required repurchase of Substitute Shares, as the case may be.

         Neither IRSB nor FNB may assign any of its respective rights and obligations under the Stock Option Agreement or the Stock Option to any other person without the other party's express written consent, except that if a Subsequent Triggering Event occurs prior to termination of the Stock Option, FNB, subject to the express provisions of the Stock Option Agreement, may assign in whole or in part its rights and obligations thereunder; provided, however, that until 30 days after the Federal Reserve Board approves an application by FNB to acquire the Stock Option Shares, FNB may not assign its rights under the Stock Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of IRSB, (iii) an assignment to a single party (such as a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         No shares shall be issued pursuant to the exercise of the Stock Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction enjoining such exercise.

         The rights and obligations of IRSB and FNB under the Stock Option Agreement are subject to receipt of any required regulatory approvals, and both parties have agreed to use their best efforts in connection therewith. These include, but are not limited to, applying to the Federal Reserve Board for approval to acquire the Stock Option Shares.

         The purpose of the Stock Option Agreement and the Stock Option is to increase the likelihood that the Merger will occur by making it more difficult for another party to acquire IRSB. The ability of FNB to exercise the Stock Option and to cause, subject to certain adjustments, up to an additional 86,953 IRSB Common Shares to be issued may be considered a deterrent to other potential acquisitions of control of IRSB, as it is likely to increase the cost of an acquisition of all the IRSB Common Shares which would then be outstanding.

DISSENTERS' RIGHTS OF IRSB SHAREHOLDERS

         Pursuant to the Florida Banking Code and the National Bank Act, each shareholder of IRSB entitled to vote on the Merger who objects to the Merger shall be entitled to the rights and remedies of dissenting shareholders provided under 12 U.S.C. Section 215a and any such shareholder who follows the procedures specified in 12 U.S.C. Section 215a will be entitled to receive the value of his shares of IRSB Common Stock in cash. AN IRSB SHAREHOLDER MUST COMPLY STRICTLY WITH THE PROCEDURES SET FORTH IN 12 U.S.C. Section 215A. FAILURE TO FOLLOW ANY OF THOSE PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF HIS DISSENTERS' RIGHTS.

         To perfect dissenters' rights, a holder of IRSB Common Shares must (a) vote against the Merger or otherwise notify the Secretary of IRSB in writing at or prior to the Special Meeting that he dissents from the Merger and (b) within thirty days after the Closing of the Merger, deliver to FNB a written request for the value of his IRSB Common Shares in cash accompanied by the surrender of his certificates representing such IRSB Common Shares. Such written requests should be delivered either in person or by mail (certified mail, return receipt requested, being the recommended form of transmittal) to F.N.B. Corporation, Hermitage Square, Hermitage Pennsylvania 16148, Attention: Secretary.

         The value of the IRSB Common Shares held by a dissenting shareholder will be determined, as of the Effective Date of the Merger, by an appraisal made by a committee of three appraisers, one to be selected by the holders of a majority of the IRSB Common Shares (the owners of which have exercised their dissenters' rights), one to be selected by the directors of FNB, and one to be selected by the two appraisers so selected. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five (5) days after being notified of the appraised value of his shares, appeal to the Comptroller of the Currency who will cause a reappraisal to be made that will be final and binding as to the value of the shares of such shareholder. If, within 90 days from the Closing of the Merger, for any reason one or more of the appraisers is not selected, or the appraisers so selected fail to determine the value of the IRSB Common Shares, the Comptroller of the Currency will cause an appraisal of such shares to be made upon the written request of any interested party, and such appraisal will be final and binding on all parties. FNB will pay the expenses of the Comptroller of the Currency in making any appraisal or reappraisal described above.

         The value of the IRSB Common Shares held by dissenting shareholders ascertained as described above will be promptly paid by FNB to the dissenting shareholders. The shares of FNB Common Stock that would have been delivered to the dissenting IRSB shareholders had they not requested payment in accordance with 12 U.S.C. Section 215a must be sold at any advertised public auction, and FNB has the right to purchase any or all of such shares at such auction if it is the highest bidder, for the purpose of reselling such shares within thirty days thereafter. If the shares of FNB Common Stock are sold at the public auction at a price greater than the amount paid to the dissenting IRSB shareholders, the excess in such sale price must be paid to such dissenting shareholders.

         Prior to the Effective Date of the Merger, dissenting shareholders of IRSB should send any communications regarding their rights to Indian Rocks State Bank, 12360 Indian Rocks Road, Largo, Florida 33774. On or after the effective date of the Merger, dissenting shareholders should send any communications regarding their rights to F.N.B. Corporation, Hermitage Square, Hermitage Pennsylvania 16148, Attention: Secretary. All such communications should be signed by or on behalf of the dissenting IRSB shareholder in the form in which his shares are registered on the books of IRSB.

         FNB has the right to terminate the Merger if the number of IRSB Common Shares as to which the holders thereof, on the Effective Date of the Merger, legally entitled to assert dissenting shareholders' rights is equal to or greater than 10% of the issued and outstanding IRSB Common Shares. See "THE MERGER -- Modification, Waiver and Termination."

ACCOUNTING TREATMENT

         It is intended that the Merger will be accounted for as a pooling-of-interests under GAAP. IRSB and FNB have agreed to use their reasonable efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests treatment.

         Under the pooling-of-interests method of accounting, the historical basis of the assets and liabilities of FNB and IRSB will be combined at the Effective Time of the Merger and carried forward at their previously recorded amounts, and the shareholders' equity accounts of IRSB and FNB will be combined on FNB's consolidated balance sheet and no goodwill or other intangible assets will be created.

BANK REGULATORY MATTERS

         FEDERAL RESERVE BOARD. The Merger is subject to prior approval by the Federal Reserve Board under the BHCA. The BHCA requires the Federal Reserve Board, when approving a transaction such as the Merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. In considering financial resources and future prospects, the Federal Reserve Board will, among other things, evaluate the adequacy of the capital levels of the parties to a proposed transaction.

         The BHCA prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of a merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended (the "CRA"), the Federal Reserve Board must take into account the record of performance of the existing institutions in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institutions. Four of FNB's seven banking subsidiaries have an outstanding CRA rating with the appropriate federal regulator. The other three of FNB's banking subsidiaries have a satisfactory rating with the appropriate federal regulator.

         Applicable federal law provides for the publication of notice and public comment on applications filed with the Federal Reserve Board and authorizes such agency to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could delay the regulatory approvals required for consummation of the Merger.

         The Merger generally may not be consummated until between 15 and 30 days following the date of applicable federal regulatory approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the regulatory agency's approval unless a court specifically ordered otherwise. FNB and IRSB believe that the Merger does not raise substantial antitrust or other significant regulatory concerns and that any divestitures that may be required in order to consummate the Merger will not be material to the financial condition or results of operations of FNB or IRSB prior to the Effective Time, or FNB after the Effective Time.

         In addition, FNB's right to exercise the Stock Option under the Stock Option Agreement is also subject to the prior approval of the Federal Reserve Board, because the exercise of the Stock Option under the Stock Option Agreement would result in FNB owning more than 5% of the outstanding IRSB Common Shares. In considering whether to approve FNB's right to exercise the Stock Option, the Federal Reserve Board would generally apply the same statutory criteria it would apply to its consideration of approval of the Merger.

         The Merger is also subject to the approval of the Comptroller of the Currency and the Florida Department of Banking and Finance.

         STATUS OF REGULATORY APPROVALS AND OTHER INFORMATION. FNB and IRSB have filed all applications and notices and have taken (or will take) other appropriate action with respect to any requisite approvals or other action of any governmental authority. FNB has submitted an application seeking Federal Reserve Board approval of the Merger and of its acquisition of up to 19.9% of the outstanding IRSB Common Shares pursuant to a potential exercise of the Stock Option.

         The Merger Agreement provides that the obligation of each of FNB and IRSB to consummate the Merger is conditioned upon the receipt of all requisite regulatory approvals, including the approvals of the Federal Reserve Board. There can be no assurance that any governmental agency will approve or take any other required action with respect to the Merger, and, if approvals are received or action is taken, there can be no assurance as to the date of such approvals or action, that such approvals or action will not be conditioned upon matters that would cause the parties to abandon the Merger, or that no action will be brought challenging such approvals or action, including a challenge by the United States Department of Justice or, if such a challenge is made, the result thereof.

         FNB and IRSB are not aware of any governmental approvals or actions that may be required for consummation of the Merger other than as described above. Should any other approval or action be required, FNB and IRSB currently contemplate that such approval or action would be sought.

         THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. THERE CAN BE NO ASSURANCES THAT SUCH REGULATORY APPROVALS WILL BE OBTAINED OR AS TO THE DATES OF ANY SUCH APPROVALS. THERE CAN ALSO BE NO ASSURANCE THAT SUCH APPROVALS WILL NOT CONTAIN A CONDITION OR REQUIREMENT WHICH CAUSES SUCH APPROVALS TO FAIL TO SATISFY THE CONDITIONS SET FORTH IN THE MERGER AGREEMENT. SEE "-- CONDITIONS PRECEDENT TO THE MERGER." THERE LIKEWISE CAN BE NO ASSURANCE THAT THE UNITED STATES DEPARTMENT OF JUSTICE WILL NOT CHALLENGE THE MERGER, OR, IF SUCH A CHALLENGE IS MADE, AS TO THE RESULT THEREOF.

         See "-- Effective Time of the Merger," "-- Conditions Precedent to the Merger" and "-- Modification, Waiver and Termination."

RESTRICTIONS ON RESALES BY AFFILIATES

         The shares of FNB Common Stock to be issued to shareholders of IRSB in the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be "affiliates" of IRSB or FNB as that term is defined under the Securities Act. Any subsequent transfer of such shares, however, by any person who is an affiliate of IRSB at the time the Merger is submitted for vote or consent of the shareholders of IRSB will, under existing law, require either (a) the further registration under the Securities Act of the shares of FNB Common Stock to be transferred, (b) compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances), or (c) the availability of another exemption from registration. An "affiliate" of IRSB, as defined by the rules promulgated pursuant to the Securities Act, is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with IRSB. In addition, under requirements for pooling-of-interests method of accounting, the shares of FNB Common Stock issued to affiliates are not transferable until such time as financial results covering at least 30 days of combined operations of FNB and IRSB have been published. The foregoing restrictions are expected to apply to the directors, executive officers, and the beneficial holders of 10% or more of the IRSB Common Shares (and to certain relatives or the spouse of any such person and any trusts, estates, corporations, or other entities in which any such person has a 10% or greater beneficial or equity interest). Stop transfer instructions will be given by FNB to the transfer agent with respect to the FNB Common Stock to be received by persons subject to the restrictions described above. IRSB has agreed that, not later than 10 days prior to the Effective Time, it will use its best efforts to obtain from each of those persons identified by IRSB as affiliates appropriate agreements that each such individual will not make any further sales of shares of FNB Common Stock received upon consummation of the Merger except in compliance with the restrictions described in this paragraph.

VOLUNTARY DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

         FNB has a voluntary dividend reinvestment and stock purchase plan that provides, for those shareholders which elect to participate, that dividends on FNB Common Stock or FNB Preferred Stock (as defined herein) will be used to purchase either original issue common shares or shares of FNB Common Stock in the open market at the market value of FNB Common Stock on a quarterly basis. The plan also permits participants to invest in additional shares of FNB Common Stock through voluntary cash payments, within certain dollar limitations, at the then-current market price of such stock at the time of purchase on any of 12 monthly investment dates each year. It is anticipated that FNB will continue its voluntary dividend reinvestment and stock purchase plan and that shareholders of IRSB who receive shares of FNB Common Stock in the Merger will have the right to participate therein.

                   PRICE RANGE OF COMMON STOCK AND DIVIDENDS

MARKET PRICES

         Since July 16, 1997, FNB Common Stock has traded on the Nasdaq National Market under the trading symbol "FBAN." Prior to June 16, 1997, the FNB Common Stock traded on the Nasdaq SmallCap Market under the same symbol. Stock prices have been adjusted to reflect the 5% stock dividend paid on May 31, 1997. As of August __, 1997, FNB Common Stock was held of record by approximately _____ persons. The following table sets forth the high ask and low bid prices of the FNB Common Stock as reported by the Nasdaq Stock Market for the periods indicated.

                                                                         FNB
                                                                HIGH ASK      LOW BID
                                                                --------      -------
 YEAR ENDED DECEMBER 31, 1994:
     First Quarter                                              13  11/64     10  45/64
     Second Quarter                                             14    1/4     10  29/32
     Third Quarter                                              15  35/64     13  11/64
     Fourth Quarter                                             14  15/32     12  47/64

YEAR ENDED DECEMBER 31, 1995:
     First Quarter                                              14  11/16     12  47/64
     Second Quarter                                             17  15/64     13  53/64
     Third Quarter                                              19  17/64     16  21/64
     Fourth Quarter                                             19  47/64     17    7/8

YEAR ENDING DECEMBER 31, 1996:
     First Quarter                                              21  35/64     18   9/64
     Second Quarter                                             22  47/64     21  29/32
     Third Quarter                                              24   3/64     22  9 /64
     Fourth Quarter                                             22  31/32     21  43/64

YEAR END DECEMBER 31, 1997:
     First Quarter                                              25  15/32     21  43/64
     Second Quarter                                             32    1/4     21  25/32
     Third Quarter (through August __, 1997)


         There is no established public market for the IRSB Common Shares. As of the Record Date, there were 350,000 IRSB Common Shares held by approximately [338] holders of record. According to records kept by management, since January 1, 1996, there have been only seven trades in the IRSB Common Shares involving an aggregate of 2,800 shares. To the best of management's knowledge, which is based on limited and incomplete information, IRSB believes that recently negotiated sales of IRSB Common Shares have ranged between $27.50 and $30.00 per share. In view of the extremely limited volume of transactions and the lack of reliable pricing information (because such information is not required to be forwarded to IRSB), there is no assurance that the stated prices paid for the IRSB Common Shares provide a reliable or relevant indication of the value of IRSB Common Shares.

DIVIDENDS

         The following table sets forth the per share cash dividends declared on FNB Common Stock and IRSB Common Shares, respectively, for the periods indicated. The FNB dividends have been adjusted to reflect a 5% stock dividend paid on May 31, 1997. The ability of either FNB or IRSB to pay dividends to its shareholders is subject to certain restrictions. See "INFORMATION ABOUT FNB" and "INFORMATION ABOUT IRSB."

                                                                          FNB               IRSB
                                                                       DIVIDENDS         DIVIDENDS
                                                                       ---------         ---------
YEAR ENDED DECEMBER 31, 1994:
   First Quarter . . . . . . . . . . . . . . . . . . . . . . . .           0.06                --
   Second Quarter  . . . . . . . . . . . . . . . . . . . . . . .           0.06               0.20
   Third Quarter . . . . . . . . . . . . . . . . . . . . . . . .           0.06                --
   Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . .           0.06               0.35

YEAR ENDED DECEMBER 31, 1995:
   First Quarter . . . . . . . . . . . . . . . . . . . . . . . .           0.06                --
   Second Quarter  . . . . . . . . . . . . . . . . . . . . . . .           0.06               0.20
   Third Quarter . . . . . . . . . . . . . . . . . . . . . . . .           0.09                --
   Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . . .           0.12               0.40

YEAR ENDING DECEMBER 31, 1996:
   First Quarter . . . . . . . . . . . . . . . . . . . . . . .             0.15                --
   Second Quarter  . . . . . . . . . . . . . . . . . . . . . .             0.15               0.23
   Third Quarter . . . . . . . . . . . . . . . . . . . . . . .             0.15                --
   Fourth Quarter  . . . . . . . . . . . . . . . . . . . . . .             0.15               0.47

YEAR ENDING DECEMBER 31, 1997:
   First Quarter . . . . . . . . . . . . . . . . . . . . . . .             0.15                --
   Second Quarter  . . . . . . . . . . . . . . . . . . . . . .             0.16               0.25

                             INFORMATION ABOUT FNB

         FNB is a financial services holding company headquartered in Hermitage, Pennsylvania. It provides a broad range of financial services to its customers through its bank and consumer finance subsidiaries in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. FNB's main office is located at Hermitage Square, Hermitage, Pennsylvania 16148 and its telephone number is (412) 981-6000.

         FNB was formed in 1974 as the holding company of its then sole subsidiary, First National, formerly First National Bank of Mercer County. Since its formation, FNB has acquired and currently operates six other bank subsidiaries and one consumer finance company in Pennsylvania, southwestern Florida, eastern Ohio and southwestern New York. On January 21, 1997, FNB acquired Southwest, a Florida corporation and registered bank holding company under the BHCA, with banking subsidiaries located in Naples and Cape Coral, Florida. On April 18, 1997, FNB acquired West Coast Bancorp, Inc. ("West Coast"), a Florida corporation and registered bank holding company under the BHCA, located in Cape Coral, Florida, with assets of approximately $170 million. On June 30, 1997, FNB sold its wholly owned subsidiary, Bucktail Bank and Trust Company, a Pennsylvania state-chartered bank to Sun Bancorp, Inc. ("Sun") in exchange for 13.8% of the outstanding stock of Sun. As of June 30, 1997, on a consolidated basis, FNB had approximately $2.37 billion in assets, approximately $1.95 billion in deposits and 99 offices.

         FNB, through its subsidiaries, provides a full range of financial services, principally to consumers and small- to medium-sized businesses in its market areas. FNB's business strategy has been to focus primarily on providing quality, community-based financial services adapted to the needs of each of the markets it serves. FNB has emphasized its community orientation by preserving the names and local boards of directors of its subsidiaries, by allowing its subsidiaries autonomy in decision-making and thus enabling them to respond to customer requests more quickly, and by concentrating on transactions within its market areas. However, while FNB has sought to preserve the identities and autonomy of its subsidiaries, it has established centralized credit analysis, loan review, investment, audit, and data processing functions. The centralization of these processes has enabled FNB to maintain consistent quality of these functions and to achieve certain economies of scale.

         FNB's lending philosophy is to minimize credit losses by following uniform credit approval standards (which include independent analysis of realizable collateral value), diversifying its loan portfolio, maintaining a relatively modest average loan size, and conducting ongoing review and management of the loan portfolio. FNB is an active residential mortgage lender, and its commercial loans are generally to established local businesses. FNB does not have a significant amount of construction loans, and has no highly leveraged transaction loans or loans to foreign countries.

         No material portion of the deposits of FNB's bank subsidiaries has been obtained from a single or small group of customers, and the loss of any customer's deposits or a small group of customers' deposits would not have a material adverse effect on the business of FNB.

         FNB has three other operating subsidiaries, Penn-Ohio Life Insurance Company ("Penn-Ohio"), Mortgage Service Corporation, and F.N.B. Building Corporation. Penn-Ohio underwrites, as a reinsurer, credit life and accident and health insurance sold by FNB's subsidiaries. These activities are incidental to FNB banking business. Mortgage Service Corporation services mortgage loans for unaffiliated financial institutions. F.N.B. Building Corporation owns real estate that is leased to certain of its affiliates.

         As of June 30, 1997, FNB and its subsidiaries had approximately 1,000 full-time equivalent employees.

         As part of its operations, FNB regularly evaluates the potential acquisition of, and holds discussions with, various financial institutions and other businesses of a type eligible for bank holding company investment. In addition, FNB regularly analyzes the values of, and submits bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. As a general rule, FNB publicly announces such material acquisitions when a definitive agreement has been reached.

         For further information about FNB, reference is made to the FNB Annual Report on Form 10-K for the year ended December 31, 1996, the Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and the Current Reports on Form 8-K filed on January 24, 1997, March 5, 1997, April 22, 1997, and July 22, 1997 all of which are incorporated herein by reference. Shareholders of IRSB desiring copies of such documents may contact FNB at its address or telephone number indicated under "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                   INFORMATION ABOUT INDIAN ROCKS STATE BANK

GENERAL

         IRSB, headquartered in Largo, Florida, was organized in February 1986 and granted its state bank charter in April 1986. IRSB engages in a general commercial banking and related businesses from its three full service banking locations located in Pinellas County, Florida. These offices include IRSB's main office located on Indian Rocks Road in Largo, Florida and branch offices located on Oakhurst Road in Seminole, Florida ("Oakhurst Branch") and on Gulf Boulevard in Indian Rocks Beach, Florida ("Beach Branch"). At March 31, 1997, IRSB had total assets of approximately $78.4 million, net portfolio loans of approximately $31.6 million, total deposits of approximately $64.4 million, and shareholders' equity of approximately $7.4 million.

         The business of IRSB consists primarily of attracting deposits from the general public in the areas served by its banking offices and applying those funds, together with funds derived from other sources, to the origination of loans for various types of collateralized and uncollateralized consumer and commercial loans, and loans for the purchase, construction, financing and refinancing of commercial and residential real estate in the west central portion of Pinellas County, consisting of Largo, Seminole, Indian Rocks Beach, and surrounding communities. The revenues of IRSB are derived primarily from interest on, and fees received in connection with its lending activities, and from interest and dividends from investment securities, and short-term investments. The principal sources of funds for IRSB's lending and investment activities are deposits, amortization and prepayment of loans, the repayment of loans, and proceeds from the sale of investment securities. The principal expenses of IRSB are the interest paid on deposits and operating and general and administrative expenses.

         IRSB originates commercial, consumer, and real estate loans to individuals and businesses. Commercial loans include both collateralized and uncollateralized loans for working capital (including inventory and receivables), business expansion (including real estate acquisitions and improvements), and purchases of equipment and machinery. Consumer loans include collateralized and uncollateralized loans for financing automobiles, boats, home improvements, and personal investments. IRSB also originates a variety of residential real estate loans, including conventional mortgages collateralized by first mortgage liens to enable borrowers to purchase, refinance, construct upon or improve real property. Such loans include loans made to individual borrowers collateralized by first mortgage interests on unimproved parcels of real estate zoned for residential homes on which such borrower intends to erect his personal residence.

         IRSB is a general commercial bank which provides a variety of corporate and personal banking services to individuals, businesses, and other institutions located in its market area. Deposit services include certificates of deposit, individual retirement accounts ("IRAs") and other time deposits, checking and other demand deposit accounts, interest paying checking accounts ("NOW accounts"), savings accounts and money market accounts. The transaction accounts and time certificates are tailored to the principal market areas at rates competitive to those in the area. All deposit accounts are insured by the FDIC up to the maximum limits permitted by law.

         IRSB also offers ATM cards (with access to local, state, national, and international networks), safe deposit boxes, wire transfers, direct deposit, and automatic drafts for various accounts. IRSB provides personal and corporate credit cards, VISA(TM) or MasterCard(TM) credit cards, as issued by a correspondent bank which assumes all liabilities relating to underwriting of the credit applicant. IRSB does not provide fiduciary or appraisal services.

         IRSB is subject to examination and comprehensive regulation by the Florida Department of Banking and Finance (the "Department"), the FRB, and the FDIC. As is the case with banking institutions generally, IRSB's operations are materially and significantly influenced by general economic conditions and by related monetary and fiscal policies of financial institution regulatory agencies. Deposit flows and cost of funds are influenced by interest rates on competing investments and general market rates of interest. Lending activities are affected by the demand for financing of real estate and other types of loans, which in turn are affected by the interest rates at which such financing may be offered and other factors affecting local demand and availability of funds. IRSB faces strong competition in the attraction of deposits (its primary source of lendable funds) and in the origination of loans.

MARKET AREA AND SERVICES

         IRSB's operations are based in Largo, Florida and its market area covers the west central portion of Pinellas County. Management of IRSB believes that its principal markets have been residential customers and small businesses. Specifically, IRSB has targeted businesses with annual gross revenues up to $10 million, and all households within the primary market areas. Businesses have been solicited through the personal efforts of IRSB's directors and officers.

         The primary source of income generated by IRSB is from the interest earned from both its loan and investment portfolios. Emphasis has been placed on the borrower's ability to generate cash flow sufficient to support its debt obligations and other cash related expenses. Current lending activities presently include commercial and consumer loans and loans for residential purposes. Commercial real estate loans are originated for commercial construction, acquisition or remodeling. Consumer loans include the origination of conventional mortgages, residential lot loans and residential acquisition, development or construction loans for the purchase or construction of single family housing or lots.

         At March 31, 1997, IRSB's net loan portfolio consisted of 61.9% commercial (consisting of commercial real estate mortgage loans and other commercial loans) and financial loans, 32.2% residential real-estate mortgage loans, 1.2% real estate construction and development loans, and 5.7% installment or consumer loans.

COMPETITION

         IRSB encounters competition both in making loans and attracting deposits. The deregulation of the banking industry and the widespread enactment of state laws which permit multi-bank holding companies as well as a degree of interstate banking has created a highly competitive environment for commercial banking in IRSB's primary market area. In one or more aspects of its business, IRSB has competed with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking companies and other financial intermediaries operating in its market area and elsewhere. Most of these competitors, some of which are affiliated with large bank holding companies, have substantially greater resources and lending limits, and may offer certain services, such as trust services, that IRSB does not provide.

         IRSB's primary market area is served by 10 commercial banks with 28 offices, four savings and loan associations with four offices, for a total of 32 offices. As of March 31, 1997, the total reported deposits in the primary market area were approximately $1.3 billion.

         Competition among financial institutions is based upon interest rates offered on deposit accounts, interest rates charged on loans and other credit and service charges, the quality of the services rendered, the convenience of banking facilities and, in the case of loans to commercial borrowers, relative lending limits.

EMPLOYEES

         At March 31, 1997, IRSB employed 25 full-time and 8 part-time employees. None of these employees are covered by a collective bargaining agreement and management believes that its employee relations are good.

DESCRIPTION OF PROPERTY

         The principal executive and administrative offices of IRSB located at 12360 Indian Rocks Road, Largo, Florida 33774 serves as IRSB's primary banking facility. This facility, consisting of approximately 8,500 square feet on two floors, is situated on a 1.41 acre parcel of land owned by IRSB located on the southwest corner of Indian Rocks Road and Josephine Road. The first floor which is a comprised of a lobby, executive and customer service offices, six inside teller stations, safe deposit booths and related non-vault area, and vault operations, is the location of the primary retail banking operations at the main office. The second floor houses a conference room facility and the data processing operations of the Bank. IRSB's main office also includes three outside drive-in teller operations. In addition, located south of the main office at 12310 Indian Rocks Road is a single family residence of approximately 2,500 square feet which is owned by IRSB and presently is being leased, with 4 bedrooms and 2.5 baths as a residence.

         The Beach Branch is a 2,000 square foot branch office located at 1101 Gulf Boulevard, Indian Rocks Beach, Florida. The facility includes a lobby, with four teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. IRSB owns the land, consisting of approximately 1/2 acre located on the east side of Gulf Boulevard, and all improvements thereon.

         The Oakhurst Branch is a 2,000 square foot branch office located at 9111 Oakhurst Road, Seminole, Florida. The facility includes a lobby, with five teller stations, one executive office, a safe deposit/vault area and two outside drive-in teller operations. IRSB owns the land, of approximately 0.86 acre, located on the east side of Oakhurst Road, and all improvements thereon.

LEGAL PROCEEDINGS

         IRSB has periodically been a party to or otherwise involved in legal proceedings arising in the normal course of business such as claims to enforce liens, foreclose on loan defaults, claims involving the making and servicing of real property loans and other issues incident to IRSB's business. Management is not aware of any proceeding threatened or pending against IRSB which, if determined adversely, would have a material effect on the business or financial position of IRSB.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         IRSB has had various loan and other banking transactions in the ordinary course of business with the directors, executive officers and principal shareholders of IRSB (or an associate of such person). All such transactions: (i) have been made in the ordinary course of business; (ii) have been made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not involve more than the normal risk of collectibility or present other unfavorable features. At March 31, 1997, the total dollar amount of extensions of credit to directors and executive officers and principal shareholders of IRSB identified below, and any of their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $131,842, which represented approximately 1.8% of total shareholders' equity.

         Messrs. George, Bossa and Kline entered into certain severance agreements dated January 1, 1997 providing for the payment of their annual base salary for a one-year period and the continuation of health benefits for a period of 18 months following their termination after a change of control. As a condition to entering into new employment agreements, each of Messrs. George, Bossa and Kline cancelled such severance agreements. See "THE MERGER - Interest of Certain Persons in the Merger -- Management Post Merger; IRSB Employment Agreements."

         During the fiscal years ended December 31, 1996 and 1995, each non-employee director of IRSB was paid a $500 fee for each meeting of IRSB's Board of Directors attended. No fee is paid for attending committee meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the outstanding IRSB Common Shares as of March 31, 1997, by (i) each person known to IRSB to own beneficially more than 5% of its outstanding Common Shares, (ii) each director and certain executive officers of IRSB, and (iii) all directors and executive officers of IRSB as a group.
Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all IRSB Common Shares owned by them.


                                                                             CURRENT BENEFICIAL OWNERSHIP
                                                                         -----------------------------------
                                                                           NUMBER                  PERCENT
NAME OF BENEFICIAL OWNER                                                 OF SHARES (2)             OF CLASS
------------------------                                                 -------------             --------
Robert C. George(1) . . . . . . . . . . . . . . . . . . . . . . . . . .    5,000  (3)               1.43%
William S. Jonassen . . . . . . . . . . . . . . . . . . . . . . . . . .    2,000                     *
   10785 Ulmerton Road
   Largo, Florida 33778
Duke L. Mitchell  . . . . . . . . . . . . . . . . . . . . . . . . . . .    8,500  (4)               2.43%
   14290 Walsingham Road
   Largo, Florida 33774
Cloyd A. Petro  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24,739  (5)               7.07%
   604 Gulf Boulevard
   Indian Rocks Beach, Florida 33785
Charles R. Roberts(1) . . . . . . . . . . . . . . . . . . . . . . . . .    9,840  (6)               2.81%
J. Eric Taylor, Jr., D.O. . . . . . . . . . . . . . . . . . . . . . . .    3,200                     *
   2025 Indian Rocks Road
   Largo, Florida 33774
Robert T. Tong  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31,320  (7)               8.95%
   11580 Oakhurst Road
   Largo, Florida 33774
Harold M. Ward, D.O.  . . . . . . . . . . . . . . . . . . . . . . . . .   18,390  (8)               5.25%
   12464 Indian Rocks Road
   Largo, Florida 33774
Lee Wasson(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4,500  (9)               1.29%

All Directors and Executive Officers as a group (11 persons)  . . . . .  108,704                   31.06%

--------------------
*     Less than 1%
(1)   The business address for Messrs.
      George, Roberts and Wasson is 12360 Indian Rocks Road, Largo, Florida
      33774.
(2) In accordance with Rule 13d-3 promulgated under the Exchange Act, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership with sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares, and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(3)   Includes 1,375 shares held by his spouse.
(4) Includes 4,100 shares held by Mitchell Consolidated, Inc., a wholly-owned Florida corporation.
(5)   Includes 3,800 shares held by his spouse.
(6)   Includes 3,420 shares held by his spouse.
(7)   Includes 7,350 shares held by his spouse.
(8)   Includes 3,390 shares held as custodian for grandson.
(9)   Includes 1,500 shares held by his spouse.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OR
                           PLAN OF OPERATIONS OF IRSB

GENERAL

         IRSB conducts a general commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of loans for commercial, consumer, and residential purposes. IRSB profitability depends primarily on net interest income, which is the difference between interest income generated from interest-earning assets (i.e., loans and investments) less the interest expense incurred on interest-bearing liabilities (i.e., customer deposits and borrowed funds). Net interest income is affected by the relative amounts of interest- earning assets and interest-bearing liabilities and the interest rate paid on these balances.

         Net interest income is dependent upon IRSB's interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on its interest-bearing liabilities. When interest-earning assets approximate or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Accordingly, net interest income is strongly impacted by levels of deposits which do not bear interest costs. During 1996, IRSB maintained a net yield on average earning assets of 4.34%. The net yield is impacted by interest rates, deposit flows, and loan demands.

         Additionally, IRSB's profitability also is affected by such factors as the level of non-interest income and expenses, the provision for loan losses and the effective tax rate. Non-interest income consists primarily of service charges and other fees, rental income and sales of investment securities. Non-interest expenses primarily consist of compensation and benefits, occupancy related expenses, and other operating expenses.

         Since the commencement of banking operations in April 1986, IRSB has experienced a steady growth of assets to its present $78.4 million level. IRSB has sustained its growth and maintained its capital position through internally generated profits.

         In an effort to increase the flow of funds from its deposit products, IRSB adopted a more aggressive pricing strategy and introduced new certificate of deposit products. The resulting growth in new deposits also resulted in other profitable cross-selling opportunities. This strategy had an anticipated negative effect on IRSB's costs of funds at a level considered to be acceptable which was assembled in exchange for the growth of funds.

         The following discussion and analysis of earnings and related financial data is presented herein to assist investors in understanding the financial condition and results of operations of IRSB for the fiscal years ended December 31, 1996 and 1995, and with respect to the three month period ended March 31, 1997 compared to the three month period ended March 31, 1996. Results for the three month period ended March 31, 1997, may not be indicative of the results for the entire year ending on December 31, 1997. This discussion should be read in conjunction with the consolidated financial statements and related footnotes presented elsewhere herein.


                             RESULTS OF OPERATIONS

         Comparison of the Three Months Ended March 31, 1997 and 1996.

         For the three months ended March 31, 1997, IRSB reported net income of approximately $210,000, or $0.60 per share, as compared to net income of $203,000, or $0.58 per share for the three month period ending March 31, 1996, an increase of approximately $7,000. Net income for the three month period ending March 31, 1997 was approximately 3.4% higher than the three months ended March 31, 1996 due principally to an increase in assets. Net interest income increased to approximately $716,000 for the three months ended March 31, 1997 compared with approximately $668,000 for the three months ended March 31, 1996. A substantial portion of this increase was attributable to an increase in assets. The increase in net interest income was partially offset by a $10,000 increase in operating expenses, a substantial portion of which was incurred in connection with data processing.

         Total assets at March 31, 1997 were approximately $78.4 million, an increase of $13.5 million or 17.2%, from March 31, 1996. This increase was funded by an increase in certificates of deposits and repurchase agreements achieved through competitive pricing strategies employed by management.

         IRSB's loans at March 31, 1997, totaled approximately $31.6 million, net, or approximately 40% of total assets. As noted above, of the approximately $31.6 million net portfolio loans, $19.8 million were commercial loans, $9.9 million were residential real estate construction and mortgage loans and $1.8 million were installment loans. The allowance for loan losses has increased from approximately $310,000 at March 31, 1996 to $344,000 at March 31, 1997. The loan loss allowance represents approximately 1.09% of total loans, up from 1.07% at March 31, 1996.

         Comparison of the Fiscal Years Ended December 31, 1996 and 1995

         For the year ended December 31, 1996, IRSB reported net income of approximately $805,000, or $2.30 per share, as compared to net income of approximately $754,000 or $2.15 per share for the year ended December 31, 1995. The 1996 net income compares favorably to net income for the year ended December 31, 1995 due principally to an increase in earning assets. Net interest income on a fully taxable equivalent basis for the year ended December 31, 1996 was approximately $2,749,000, or 4.34% of average earning assets, as compared to $2,405,000, or 4.08%, for the year ended December 31, 1995. The increase in net interest income was due to increased earning assets. The increase in net interest income was partially offset by a $27,000 increase in operating expenses. Additionally, in 1996 IRSB made a $30,000 provision for loan losses, an increase of $19,000 from 1995. See "Management's Discussion and Analysis or Plan of Operations of IRSB -Results of Operations -- Net Interest Income" and "-- Provisions for Loan Losses".

         IRSB's total assets at December 31, 1996 were approximately $75.5 million, an increase of approximately $11.2 million or 17.4%, from December 31, 1995. This increase was due to an increase in certificates of deposits and repurchase agreements achieved through competitive pricing strategies employed by management.

         IRSB's loans at December 31, 1996, totaled approximately $31.0 million, net, or approximately 41% of total assets. As noted above, of the $31.0 million net loans, $19.8 million were commercial loans, $9.9 million were residential real estate construction and mortgage loans and $1.8 million were installment loans. The allowance for loan losses has increased from $305,000 at December 31, 1995 to $335,000 at December 31, 1996. The loan loss allowance represents approximately 1.08% of total loans, up from 1.03% at December 31, 1995. Management believes the current level in the allowance for loan losses is adequate to absorb potential losses in the loan portfolio. See "Management's Discussion and Analysis or Plan of Operations of IRSB - Results of Operations -- Provisions for Loan Losses."

NET INTEREST INCOME

         Net interest income, which has constituted the principal source of income for IRSB, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The principal interest-earning assets are loans made to businesses and individuals. Interest-bearing liabilities primarily consist of time deposits, interest paying checking accounts ("NOW accounts"), retail savings deposits and money market accounts. Funds attracted by these interest-bearing liabilities are invested in interest-earning assets. Accordingly, net interest income depends upon the volume of average interest-earning assets and average interest-bearing liabilities and the interest rates earned or paid on them.

     Net interest income for the three month periods ended March 31, 1997 and 1996 was approximately $716,000 and $668,000, respectively, and the net yields on average interest-earning assets were 3.98% and 4.41%, respectively.

     Net interest income for the fiscal years ended December 31, 1996 and 1995 totaled approximately $2,708,000 and $2,495,000, respectively, and the net yields on average interest-earning assets were 4.27% and 4.08%, respectively. Total interest expense for the years ended December 31, 1996 and 1995, was approximately $1,926,000 and $1,953,000, respectively, and the average cost of interest bearing liabilities for each period was 3.68% and 3.76%, respectively.

     The following table shows for each category of interest-earning assets and interest-bearing liabilities the average amount outstanding, the interest earned or paid on such amount, and the average rate earned or paid for the three months ended March 31, 1997 and 1996, and for the years ended December 31, 1996 and 1995. The table also shows the average rate earned on all interest-earning assets, the average rate paid on all interest-bearing liabilities and the net yield on average interest-earning assets for the same periods.

           COMPARATIVE AVERAGE BALANCES, INTEREST, AND AVERAGE YIELDS

                                                                    MARCH 31,
                                            ------------------------------------------------------
                                                         1997                       1996
                                            ---------------------------  -------------------------
                                                      INTEREST                   INTEREST
                                            AVERAGE    INCOME/   YIELD/  AVERAGE   INCOME/  YIELD/
                                            BALANCE   EXPENSE(1)  RATE   BALANCE   EXPENSE   RATE
                                            -------   ---------- ------  -------   -------  ------
(DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans receivable, net ...................  $31,605  $      685    8.67%  $29,790  $    661    8.88%
 Investment securities, taxable ..........   35,593         539    6.06    27,475       415    6.04
 Investment securities, nontaxable (3)        1,713          30    7.01     2,325        39    6.71
 Federal funds sold ......................    2,976          38    5.11     1,034        15    5.80
                                            -------  ----------  ------   -------  --------  ------
     Total interest-earning assets .......   71,887  $    1,292    7.19%   60,624  $  1,130    7.46%
                                            -------  ----------  ------   -------  --------  ------

Non-interest earning assets:
 Cash and due from banks .................   $2,260                        $2,361
 Other assets ............................    2,268                         2,209
                                            -------                       -------
Total noninterest-earning assets .........    4,528                         4,570
                                            -------                       -------
     Total assets ........................  $76,415                       $65,194
                                            =======                       =======

INTEREST-BEARING LIABILITIES:
 Deposits:
    Interest-bearing demand and NOW
      deposits ...........................   $6,623          25    1.51%    6,862        27    1.57%
    Savings deposits .....................    7,471          36    1.93     8,053        41    2.04
    Money market deposits ................   11,678          84    2.88     9,587        55    2.29
    Time deposits ........................   27,488         353    5.14    22,255       285    5.12
 Repurchase agreements ...................    6,119          68    4.45     3,133        41    5.23
                                            -------  ----------  ------   -------  --------  ------
     Total interest-bearing liabilities ..   59,379  $      566    3.81%   49,890  $    449    3.60%
                                            -------  ----------  ------   -------  --------  ------

Non-interest bearing liabilities:
    Non-interest bearing deposits ........    8,670                         7,337
    Other liabilities ....................    1,034                         1,160
                                            -------                       -------
Total non-interest bearing liabilities ...    9,704                         8,497
                                            -------                       -------

Stockholders' equity .....................    7,332                         6,807
                                            -------                       -------
     Total liabilities and shareholders'
         equity ..........................  $76,415                       $65,194
                                            =======                       =======

NET INTEREST INCOME (3) ..................                 $726                       $681

NET YIELD ON AVERAGE
    EARNING ASSETS (3) (4) ...............                        4.04%                      4.49%

                                                            YEARS ENDED DECEMBER 31,
                                            ------------------------------------------------------
                                                       1996                          1995
                                            ---------------------------  -------------------------
                                                     INTEREST                      INTEREST
                                            AVERAGE   INCOME/  YIELD/     AVERAGE   INCOME/  YIELD/
                                            BALANCE   EXPENSE    RATE  BALANCE(2)   EXPENSE    RATE
                                            -------  --------  ------  ----------  --------  ------
(DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Loans receivable, net ...................  $30,747  $  2,715    8.83% $   28,759  $  2,605    9.06%
 Investment securities, taxable ..........   29,047     1,739    5.99      27,915     1,606    5.75
 Investment securities, nontaxable (3)        1,766       121    6.85       3,415       238    6.97
 Federal funds sold ......................    1,838       100    5.44       1,100        85    7.73
                                            -------  --------  ------  ----------  --------  ------
     Total interest-earning assets .......   63,398  $  4,675    7.37%     61,189  $  4,534    7.41%
                                            -------  --------  ------  ----------  --------  ------

Non-interest earning assets:
 Cash and due from banks .................  $ 2,312                    $    2,231
 Other assets ............................    2,264                         2,554
                                            -------                    ----------
Total noninterest-earning assets .........    4,576                         4,785
                                            -------                    ----------
     Total assets ........................  $67,974                    $   65,974
                                            =======                    ==========

INTEREST-BEARING LIABILITIES:
 Deposits:
    Interest-bearing demand and NOW
      deposits ...........................  $ 6,485  $     99    1.53% $    6,873  $    124    1.80%
    Savings deposits .....................    7,848       156    1.99       8,265       202    2.44
    Money market deposits ................    9,745       249    2.56      10,395       266    2.56
    Time deposits ........................   23,774     1,209    5.09      23,253     1,201    5.16
 Repurchase agreements ...................    4,420       213    4.82       3,093       161    5.21
                                            -------  --------  ------  ----------  --------  ------
     Total interest-bearing liabilities ..   52,272    $1,926    3.68%     51,879  $  1,954    3.76%
                                            -------  --------  ------  ----------  --------  ------

Non-interest bearing liabilities:
    Non-interest bearing deposits ........    7,585                         6,474
    Other liabilities ....................    1,483                         1,173
                                            -------                    ----------
Total non-interest bearing liabilities ...    9,068                         7,647
                                            -------                    ----------

Stockholders' equity .....................    6,634                         6,448
                                            -------                    ----------
     Total liabilities and shareholders'
         equity ..........................  $67,974                    $   65,974
                                            =======                    ==========

NET INTEREST INCOME (3) ..................             $2,749                        $2,580

NET YIELD ON AVERAGE
    EARNING ASSETS (3) (4) ...............                       4.34%                         4.22%

-------------------
(1) Annualized for comparability with full year data.
(2) Average based on quarterly information.
(3) Provided on a tax equivalent basis using a 34% rate for federal income tax purposes.
(4) The net yield on average earning assets is the net interest income divided by average interest-earning assets.

     The effect on interest income, interest expense, and net interest income for the periods indicated, of changes in average balance and rate, is shown below. The effect of a change in average balance has been determined by applying the average rate at the year-end for the earlier period to the change in average balance at the year-end for the later period. Changes resulting from average balance/rate variances are included in changes resulting from volume.

                       RATE/VOLUME ANALYSIS OF NET INCOME

                                               THREE MONTHS ENDED              YEAR ENDED
                                                    MARCH 31,                  DECEMBER 31,
                                              1997 COMPARED TO 1996        1996 COMPARED TO 1995
                                          ---------------------------  -------------------------------
                                           INCREASE (DECREASE) DUE TO    INCREASE (DECREASE) DUE TO
                                          ---------------------------  -------------------------------
                                             AVERAGE AVERAGE   TOTAL     AVERAGE   AVERAGE    TOTAL
                                             VOLUME   RATE     CHANGE    VOLUME     RATE      CHANGE
                                            -------  -------  -------  ---------  ---------  ---------
(DOLLARS IN THOUSANDS)

INTEREST EARNED ON:
  Loans receivable, net (1) ..............  $    39  $   (15) $    24  $     176  $     (66)  $     110
  Investment securities, taxable .........      123        1      124         68         65         133
  Investment securities, nontaxable (2) ..      (11)       2       (9)      (113)        (4)       (117)
  Federal funds sold .....................       25       (2)      23         40        (25)         15
                                            -------  -------  -------  ---------  ---------   ---------
    Total interest income ................  $   176  $   (14) $   162  $     171  $     (30)  $     141
                                            -------  -------  -------  ---------  ---------   ---------

INTEREST PAID ON:
  Interest-bearing demand and NOW
    deposits .............................  $    (1) $    (1) $    (2) $      (6) $     (19)  $     (25)
  Savings deposits .......................       (3)      (2)      (5)        (8)       (38)        (46)
  Money market accounts ..................       15       14       29        (17)         0         (17)
  Time deposits ..........................       67        1       68         27        (18)          9
  Repurchase Agreements ..................       33       (6)      27         64        (12)         52
                                            -------  -------  -------  ---------  ---------   ---------
    Total interest expense ...............  $   112  $     5  $   117  $      60  $     (87)  $     (27)
                                            -------  -------  -------  ---------  ---------   ---------

    Change in net interest income. .......  $    65  $   (20) $    45  $     111  $      57   $     168
                                            =======  =======  =======  =========  =========   =========

                                                    YEAR ENDED
                                                    DECEMBER 31,
                                                1995 COMPARED TO 1994
                                            -------------------------------
                                              INCREASE (DECREASE) DUE TO
                                            -------------------------------
                                             AVERAGE    AVERAGE   TOTAL
                                             VOLUME      RATE     CHANGE
                                            ---------  ---------  ---------
(DOLLARS IN THOUSANDS)

INTEREST EARNED ON:
  Loans receivable, net (1) ..............  $     177  $     160  $     337
  Investment securities, taxable .........        175        121        296
  Investment securities, nontaxable (2) ..        (60)        73         13
  Federal funds sold .....................        (23)        30          7
                                            ---------  ---------  ---------
    Total interest income ................  $     268  $     385  $     653
                                            ---------  ---------  ---------

INTEREST PAID ON:
  Interest-bearing demand and NOW
    deposits .............................  $       0  $      (2) $      (2)
  Savings deposits .......................        (24)         4        (20)
  Money market accounts ..................        (20)         4        (16)
  Time deposits ..........................        507        (27)       480
  Repurchase Agreements ..................         25         53         78
                                            ---------  ---------  ---------
    Total interest expense ...............  $     488  $      32  $     520
                                            ---------  ---------  ---------

    Change in net interest income. .......  $    (220) $     353  $     133
                                            =========  =========  =========

-------------------
(1) Includes loan fees.
(2) Provided on a tax equivalent basis using a 34% rate for federal income tax purposes.

PROVISION FOR LOAN LOSSES

     Through the three month period ended March 31, 1997, a provision for loan losses was made in the amount of approximately $9,000 as compared to $5,000 for the three month period ended March 31, 1996. The provision for loan losses was $30,000 and $11,500 for the years ended December 31, 1996 and 1995, respectively. IRSB has determined its loan loss allowance from an analysis of its actual operating experience as applied to its particular loan portfolio, which management believes more accurately reflects the risks associated with its loan portfolio.

     The level of loan loss allowance has been based upon management's continual review of the loan portfolio. Management reviews the loans by type and nature of collateral and establishes an appropriate provision for loan losses based upon historical charge-off experience, the present and prospective financial condition of specific borrowers, industry concentrations within the loan portfolio, size of the credit, existence and quality of any collateral, profitability, and general economic conditions.

     The total allowance for loan and lease losses has increased from approximately $305,000 (or 1.03% of total loans) in 1995 to approximately $335,000 (or 1.08% of total loans) in 1996. IRSB did not have any non-accrual loans as of March 31, 1997 and 1996, or December 31, 1996 and 1995, respectively.

     Although management uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used. Material additions to IRSB's allowance for loan losses would result in a decrease in IRSB's net income and capital. See "Management's Discussion and Analysis or Plan of Operations of IRSB - Results of Operations -- Allowance for Loan Losses."

NON-INTEREST INCOME

     For the three months ended March 31, 1997 and 1996, non-interest income was approximately $55,000 and $71,000, respectively, a decrease of approximately 29%. The decrease was due to reduced revenues from service charges and fees, and due to the fact that there were no sales of investment securities during the first quarter of 1997.

     Non-interest income decreased to approximately $254,000 for the year ended December 31, 1996, from $255,000 for year ended December 31, 1995, a decrease of 0.4%. The decrease in non-interest income was primarily the result of a reduction in service fees. This was offset in part by an increase in income from the sale of investment securities.

     The following table compares the various categories of non-interest income for the periods indicated.

                                           THREE MONTHS ENDED                             YEARS ENDED
                                               MARCH 31,                         DECEMBER 31,
                                   ----------------------------------  --------------------------------
                                    1997                       1996     1996                      1995
                                   ----------------------------------  --------------------------------

Service charges and other fees ..  $         54,091  $         58,437  $       236,503  $       249,918
Rental Income ...................               800             1,200            4,800            4,800
Securities gain (loss), net .....                 0            12,136           12,418                0
                                   ----------------  ----------------  ---------------  ---------------
  Total non-interest income .....  $         54,891  $         71,773  $       253,721  $       254,718
                                   ================  ================  ===============  ===============



NON-INTEREST EXPENSE

     Non-interest expense for the three months ended March 31, 1997 and 1996, totaled approximately $436,000 and $426,000, respectively, due primarily to an increase in data processing expenses.

     Non-interest expense increased from approximately $1,648,000 for the year ended December 31, 1995, to $1,675,000 for the year ended December 31, 1996, due primarily to increased salary and equipment expenses.

     The following table summarizes the various categories of non-interest expense for periods indicated.



                                              THREE MONTHS ENDED                    YEARS ENDED
                                                  MARCH 31,                         DECEMBER 31,
                                      ----------------------------------  --------------------------------
                                       1997                       1996     1996                      1995
                                      ----------------------------------  --------------------------------
                                                        (DOLLARS IN THOUSANDS)

Salaries and employee benefits .....  $            240  $            240  $           942  $           875
Occupancy expense ..................                37                34              142              142
Marketing and advertising ..........                 5                 3               22               18
Data processing fees ...............                12                 3               14               80
Furniture and equipment ............                28                30              165              122
FDIC premiums ......................                 1                 0                2               66
Professional fees ..................                 5                 5               20               20
Printing, stationery and supplies ..                15                16               57               42
Director fees and expenses .........                13                12               46               41
Postage ............................                 8                 8               30               30
Other expenses .....................                72                75              235              212
  Total non-interest expenses ......  $            436  $            426  $         1,675  $         1,648
                                      ================  ================  ===============  ===============

INCOME TAXES

     For the three-month periods ended March 31, 1997 and 1996, IRSB's provision for income taxes was approximately $116,000 and $108,000, respectively. The increase was the result of increased earnings for the three-month period in 1997 as compared to 1996.

     For the year ended December 31, 1996, IRSB's provision for income taxes was approximately $451,000, as compared to $336,000 for the year ended December 31, 1995, as a result of increased earnings during 1996.

ASSET/LIABILITY MANAGEMENT

     IRSB seeks to maintain a program of asset and liability management designed to limit its vulnerability to interest rate risk. The principal measure of IRSB's exposure to interest rate risk is its interest rate sensitivity "gap" which is the difference between interest rate sensitive assets and liabilities. An asset or liability is considered to be interest rate sensitive if it will reprice or mature within the time period analyzed, usually one year. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. When the opposite occurs, the gap is considered to be negative. During periods of increasing interest rates, a negative gap would tend to adversely affect net income while a positive gap would tend to result in an increase in net interest income. During periods of decreasing interest rates, the inverse would tend to occur. If the maturities of IRSB's assets and liabilities were equally flexible and moved concurrently, the impact of any material or prolonged increase (or decrease) in interest rates or net interest income would be minimal.

     IRSB's asset and liability policies are directed toward matching, to the extent possible, its interest rate sensitive assets and liabilities to achieve and maintain a satisfactory differential between its interest income and interest expense regardless of the general level and movement of interest rates. To this end, an Asset and Liability Management Committee ("ALCO Committee") reviews on a regular basis the duration of asset and liability categories.

     The following tables set forth the interest rate-sensitive assets and liabilities of IRSB at March 31, 1997, and December 31, 1996, which are expected to mature or are subject to repricing in each of the time periods indicated. The tables may not be indicative of IRSB's rate sensitive position at other points in time. The balances have been derived based on the financial characteristics of the various assets and liabilities. Adjustable and floating rate assets are included in the period in which interest rates are next scheduled to adjust rather than their scheduled maturity dates. Fixed rate loans are shown in the periods in which they are scheduled to be repaid. Repricing of time deposits is based on their scheduled maturities. Deposits without a stated maturity are repriced based on known characteristics of the deposit product.

           INTEREST RATE SENSITIVITY ANALYSIS AS OF MARCH 31, 1997


                                                                       TERM TO REPRICING
                                                        ------------------------------------------------
                                               90 DAYS       91-180     181 DAYS      MORE THAN
                                               OR LESS         DAYS    TO 1 YEAR  1 YEAR (1)(2)    TOTAL
                                             ---------  -----------  -----------  -------------  -------
                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Federal funds sold (3) ...................  $   4,195  $        $0  $        $0  $           0  $ 4,195
 Investment securities ....................      1,545        2,120        4,635         30,642   38,942
 Loans ....................................      8,249        1,054        2,070         20,605   31,978
                                             ---------  -----------  -----------  -------------  -------
    Total interest-earning assets .........  $  13,989  $    $3,174  $    $6,705  $      51,247  $75,115
                                             ---------  -----------  -----------  -------------  -------

INTEREST-BEARING LIABILITIES:
 Interest-bearing demand and
    NOW accounts ..........................  $   6,663  $         0  $         0  $           0  $ 6,663
 Savings deposits .........................      7,284            0            0              0    7,284
 Money market deposits ....................     12,560            0            0              0   12,560
 Time deposits ............................      8,049        3,957        7,836          9,087   28,929
 Repurchase Agreements ....................      3,827          500        1,752            100    6,179
                                             ---------  -----------  -----------  -------------  -------
    Total interest-bearing liabilities ....  $  38,383  $     4,457  $     9,588  $       9,187  $61,615
                                             ---------  -----------  -----------  -------------  -------

Interest sensitivity gap per period .......  $ (24,394) $    (1,283) $    (2,883) $      42,060  $13,500
                                             =========  ===========  ===========  =============  =======

Cumulative gap ............................  $ (24,394) $   (25,677) $   (28,560) $      13,500
                                             =========  ===========  ===========  =============

Cumulative ratio of interest-earning assets
 to interest-bearing liabilities ..........        .36          .40          .46           1.22

Cumulative gap to total assets ............       (.31)        (.33)        (.36)           .17


-----------------------------
(1) Total rate sensitive assets 1 to 5 years total $44,430, and over 5 years total $6,817.
(2) Total rate sensitive liabilities 1 to 5 years total $35,243, and over 5 years total $6,817.
(3)  Based on an average monthly balance.

         INTEREST RATE SENSITIVITY ANALYSIS AS OF DECEMBER 31, 1996


                                                           TERM TO REPRICING
                                                        ------------------------
                                              90 DAYS      91-180     181 DAYS     MORE THAN
                                              OR LESS       DAYS      TO 1 YEAR   1 YEAR(1)(2)   TOTAL
                                             ---------  -----------  -----------  ------------  -------
                                                        (DOLLARS IN THOUSANDS)
INTEREST-EARNING ASSETS:
 Federal funds sold (3) ...................  $   2,363  $        $0  $        $0  $         $0  $ 2,363
 Investment securities ....................      6,095        2,345        9,960        18,547   36,947
 Loans ....................................      7,514        1,386        2,244        20,109   31,253
                                             ---------  -----------  -----------  ------------  -------
    Total interest-earning assets .........  $  15,972  $    $3,731  $   $12,204  $    $38,656  $70,563
                                             ---------  -----------  -----------  ------------  -------

INTEREST-BEARING LIABILITIES:
 Interest-bearing demand and
    NOW accounts ..........................  $   7,190  $         0  $         0  $          0  $ 7,190
 Savings deposits .........................      7,548            0            0             0    7,548
 Money market deposits ....................     10,981            0            0             0   10,981
 Time deposits ............................      7,254        5,687        3,744        10,376   27,061
 Repurchase Agreements ....................      3,709          900        1,000           302    5,911
                                             ---------  -----------  -----------  ------------  -------
    Total interest-bearing liabilities ....  $  36,682  $     6,587  $     4,744  $     10,678  $58,691
                                             ---------  -----------  -----------  ------------  -------

Interest sensitivity gap per period .......  $ (20,710) $   ( 2,856) $     7,460  $     27,978  $11,872
                                             =========  ===========  ===========  ============  =======

Cumulative gap ............................  $ (20,710) $   (23,566) $   (16,106) $     11,872
                                             =========  ===========  ===========  ============

Cumulative ratio of interest-earning assets
 to interest-bearing liabilities ..........        .44          .46          .66          1.20

Cumulative gap to total assets ............       (.27)        (.31)        (.21)          .16

-----------------------------
(1) Total rate sensitive assets 1 to 5 years total $35,503 and over 5 years total $5,153.
(2) Total rate sensitive liabilities 1 to 5 years total $22,825 and over 5 years total $5,153.
(3) Based on an average monthly balance.



                              FINANCIAL CONDITION

LENDING ACTIVITIES

     A primary source of income for IRSB is the interest earned on loans. At December 31, 1996, IRSB's total assets were approximately $78.4 million as compared to $64.9 million at December 31, 1995, and net loans of $31.0 million representing 41% of the total assets for 1996 as compared to net loans of $28.9 million representing 44.6% of the total assets in 1995. Management believes that the increase in net loans from 1995 to 1996 is primarily attributable to increased loan demand resulting from a stronger local economy as well as its reputation among business and individuals located in its primary market area as an independent community bank.

     The following table summarizes the composition of IRSB's loan portfolio by type of loan on the dates indicated.

                           LOAN PORTFOLIO COMPOSITION


                                          MARCH 31,               YEAR ENDED DECEMBER 31,
                                             1997                  1996                          1995
                                     --------------------  --------------------------------------------------
                                      AMOUNT          %        AMOUNT         %          AMOUNT         %
                                     ---------  ---------  -----------  -----------  -----------  -----------
                                                           (DOLLARS IN THOUSANDS)
TYPE OF LOAN:
Commercial and financial (1) ......  $  19,803       61.9% $    19,813         63.2% $    20,267         67.4%
Real estate construction (2) ......        370        1.2          247          8.8          103          0.3
Real estate mortgage (3) ..........      9,970       31.2        9,533         30.4        8,012         26.7
Installment loans to individuals ..      1,837        5.7        1,736          5.6        1,695          5.6
                                     ---------  ---------  -----------  -----------  -----------  -----------
 Total loans ......................  $  31,980      100.0  $    31,329        100.0  $    30,077        100.0

LESS:
Unearned loan fees ................         27                      30                        43
Allowance for loan losses .........        344                     335                       305
                                     ---------             -----------               -----------
 Total loans, net .................  $  31,609             $    30,964               $    29,729
                                     =========             ===========               ===========

--------------
(1) Commercial and financial consists of commercial real estate mortgage loans and other commercial loans.
(2) Real estate construction consists of construction loans on residential real estate mortgages.
(3) Real estate mortgage consists of residential real estate mortgages.

     IRSB generally does not retain long-term fixed rate residential mortgage loans in its portfolio.

     The following tables set forth the maturities of loans (excluding residential real estate mortgages and installment loans) outstanding at December 31, 1996, and an analysis of sensitivities of all loans due to changes in interest rates.

                             LOAN MATURITY SCHEDULE


                                                 AT DECEMBER 31, 1996
                                   -------------------------------------------------
                                                   DUE AFTER 1
                                     DUE IN 1       YEAR BUT      DUE AFTER
                                   YEAR OR LESS  BEFORE 5 YEARS    5 YEARS    TOTAL
                                   ------------  --------------  -----------  -----
                                                 (DOLLARS IN THOUSANDS)
Commercial and financial loans ..     $  581         $1,254         $    0   $ 1,835
Commercial real estate ..........      7,453          7,934          2,591    17,978
Real Estate - Construction (1) ..        247              0              0       247

---------------------
(1)     Consists of construction loans on residential real estate mortgages.

     The following table sets forth as of March 31, 1997, and December 31, 1996, the dollar amounts of loans due after one year which had predetermined interest rates and which had floating or adjustable rates.


                                              DOLLAR AMOUNT OF LOANS
                                    ------------------------------------------
                                     MARCH 31, 1997         DECEMBER 31, 1996
                                    ------------------------------------------
                                             (DOLLARS IN THOUSANDS)
  Type of Interest Rate:
         Predetermined ...........  $             25,347  $             24,496
         Floating or adjustable ..                 6,633                 6,833
                                    --------------------  --------------------
          Total ..................  $             31,980  $             31,329
                                    ====================  ====================

ASSET QUALITY

     Management has sought to maintain a high quality of assets through conservative underwriting and sound lending practices. Management has followed this policy even though it may have caused it to forego the funding of higher yielding loans. Approximately 84% of the loans in IRSB's portfolio are collateralized by first mortgage liens in commercial real estate and one-to-four-family residences which historically have carried relatively low credit risk. As of March 31, 1997 and December 31, 1996, approximately 51% and 33% respectively, of the total loan portfolio was collateralized by this type of property. The level of delinquent loans and real estate owned as of the period end also is relevant to the credit quality of the loan portfolio. As of December 31, 1996 and as of March 31, 1997, there were no non-performing loans or real estate owned.

     In an effort to maintain the quality of the loan portfolio, management has sought to minimize higher risk types of lending and additional precautions have been taken when such loans are made in order to reduce IRSB's risk of loss. With respect to its real estate related loans, there can be no assurance that a downturn in the value of the real estate on the central west coast of Florida will not have a material adverse impact on the profitability of IRSB's loans. However, as part of its loan portfolio management strategy, IRSB has typically required a substantial percentage of the purchase price as a down payment. Management believes that such precautions have reduced IRSB's exposure to the risks associated with a downturn in real estate values.

     Commercial and financial loans also entail certain additional risks since they usually involve large loan balances to single borrowers or a related group of borrowers, resulting in a more concentrated loan portfolio. Further, since their repayment is usually dependent upon the successful operation of the commercial enterprise, they also are subject to adverse conditions in the economy. Commercial loans are generally riskier than residential mortgages because they are typically made on the basis of the ability to repay from the cash flow of a business rather than on the ability of the borrower or guarantor to repay. Further, the collateral underlying commercial loans may depreciate over time, occasionally cannot be appraised with as much precision as residential real estate and may fluctuate in value based on the success of the business.

     While there is no assurance that IRSB will not suffer any losses on its construction loans or its commercial real estate loans, management believes that it has reduced the risks associated therewith because, among other things, substantially all of such loans relate to projects where the borrower has demonstrated to management that its business will generate sufficient income to repay the loan. In this regard, IRSB has made a few land acquisition and development loans and construction loans to developers of residential properties for the construction of real estate subdivisions and multi-family housing projects. IRSB primarily enters into agreements with individuals who are familiar to IRSB and are residents of IRSB's primary market area.

     In addition to maintaining high quality assets, management has attempted to limit IRSB's risk exposure to any one borrower or borrowers with similar or related entities. As of March 31, 1997, IRSB has extended credit in excess of $1 million to only 6 borrowers. The current outstanding balance of these 6
credits is approximately $7.7 million.   As of March 31, 1997, all of these
loans were performing in accordance with their contractual terms and none of them are considered to be potential problem loans.

     Loan concentrations are defined as amounts loaned to a number of borrowers engaged in similar activities which would cause them to be similarly impacted by economic or other conditions. IRSB, on a routine basis, evaluates these concentrations for purposes of policing its concentrations and to make necessary adjustments in its lending practices that most clearly reflect the economic times, loan to deposit ratios, and industry trends. As of March 31, 1997, IRSB did not have any concentration of loans to any particular group of customers engaged in similar activities or having similar economic characteristics. However, as indicated above, a substantial natural geographical concentration of credit risk exists within IRSB's primary market area. Concentrations of loans in the following categories exceed 10% of the total loan portfolio:

                Real Estate Mortgage Loans                   33%
                Commercial Real Estate Loans                 51%

     The Board of Directors of IRSB concentrates its efforts and resources, and that of its senior management and lending officials, on loan review and underwriting procedures. IRSB's Loan Committee reviews monthly all loans subject to close monitoring due to internal policy guidelines. In addition, senior loan officers of IRSB have established a review process with the objective of quickly identifying, evaluating, and initiating necessary corrective action for marginal loans. The goal of the loan review process is to address substandard and non-performing loans as early as possible.
Combined, these components are integral elements of IRSB's loan program which has resulted in its loan portfolio performance to date. Nonetheless, management maintains a cautious outlook in anticipating the potential effects of uncertain economic conditions (both locally and nationally) and the possibility of more stringent regulatory standards.

CLASSIFICATION OF ASSETS

     Generally, interest on loans is accrued and credited to income based upon the principal balance outstanding. It is management's policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is past due 90 days or more and the loan is not adequately collateralized, or when in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the obligation. Consumer installment loans will be charged-off after 90 days of delinquency unless adequately collateralized and in the process of collection. Loans are not returned to accrual status until principal and interest payments are brought current and future payments appear certain. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments received are applied to the outstanding principal balance.

     Real estate acquired by IRSB as a result of foreclosure or acceptance of deeds in lieu of foreclosure is classified as real estate owned ("REO"). These
properties are recorded on the date acquired at the lower of fair   value less
estimated selling costs or the recorded investment in the related loan. If the fair value after deducting the estimated selling costs of the acquired property is less than the recorded investment in the related loan, the estimated loss is charged to the allowance for loan losses at that time. The resulting carrying value established at the date of foreclosure becomes the new cost basis for subsequent accounting. After foreclosure, if the fair value less estimated selling costs of the property becomes less than its cost, the deficiency is charged to the provision for losses on other real estate owned. Costs relating to the developmental improvement of the property are capitalized, whereas those relating to holding the property for sale are charged as an expense.

     As of December 31, 1996 and 1995, respectively, and for the periods ending March 31, 1997 and 1996, respectively, IRSB did not have any non-accrual or potential problem loans.


ALLOWANCE FOR LOAN LOSSES

     In originating loans, IRSB recognizes that credit losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan as well as general economic conditions. It is management's policy to maintain an adequate allowance for loan losses based on, among other things, IRSB's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality.

     IRSB adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," (SFAS No. 114) on January 1, 1995. Under this standard, a loan is considered impaired, based on current information and events, if it is probable that IRSB will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. IRSB evaluates individual loans for impairment from internally generated watch lists and other sources. Loans meeting the criteria for impairment may or may not be placed on non-accrual status, based on the loan's current status. The measurement of impaired loans is generally based on the present value of expected future cash flows discounted at the historical effective interest rate, except that all collateral-dependent loans are measured for impairment based on the fair value of the collateral. The adoption of SFAS No. 114 resulted in no additional provision of loan losses.

     The allowance for loan losses has been established through charges to earnings in the form of a provision for loan losses. Increases and decreases in the allowance due to changes in the measurement of the impaired loans are included in the provision for credit losses. Loans continue to be classified as impaired unless they are brought fully current and the collection of scheduled interest and principal is considered probable. When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and is considered probable.

     In October 1993, FASB issued Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan -- Income Recognition and Disclosures," (SFAS No. 118). SFAS No. 118 amends SFAS No. 114 to allow a creditor to use existing methods for recognizing interest income on any impaired loan, rather than the methods prescribed in SFAS No. 114.

     Loans, including impaired loans, generally, have been classified by IRSB as nonaccrual if they are past due as to maturity or payment of principal or interest for a period of more than ninety (90) days, unless such loans are well collateralized and in the process of collection. If a loan or a portion of a loan is classified as doubtful or is partially charged off, the loan is classified as nonaccrual. Loans that are on a current payment status or past due less than ninety (90) days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt.

     While a loan is classified as nonaccrual and the future collectibility of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to principal outstanding. When the future collectibility of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan has been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for credit losses until prior charge-offs have been fully recovered.

     Management continues to actively monitor IRSB's asset quality and to charge-off loans against the allowance for loan losses when appropriate or to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the economic conditions in the assumptions used in making the initial determinations.

     IRSB's allowance for loan losses was $344,000 at March 31, 1997 (1.08% of total loans), an increase of $9,000 over the allowance for loan losses at December 31, 1996. The allowance for loan losses represents 1.08% of portfolio loans at March 31, 1997 and December 31, 1996. IRSB did not have any charge-offs or recoveries on previously charged-off loans for the three month period ended March 31, 1997, or for the fiscal year ended December 31, 1996. Management increased the loan loss allowance of $335,000 at December 31, 1996, to $344,000 at March 31, 1997 in an effort by management to maintain an allowance for loan losses at a level it believed to be adequate to cushion it against the reasonably expected economic losses that may result from an economic slowdown.

     The following table sets forth an analysis of IRSB's allowance for possible loan losses for the periods indicated.

                        SUMMARY OF LOAN LOSS EXPERIENCE


                                                             THREE MONTHS ENDED MARCH 31,         YEARS ENDED DECEMBER 31,
                                                          ----------------------------------  --------------------------------
                                                           1997                       1996     1996                      1995
                                                          ----------------  ----------------  ---------------  ---------------
                                                                                [(DOLLARS IN THOUSANDS)]

 Total net loans outstanding at end of period ..........  $         31,608  $         28,946  $        30,963  $        29,728
                                                          ================  ================  ===============  ===============
 Average net loans outstanding during the year .........  $         31,533  $         29,482  $        30,428  $        28,759
                                                          ================  ================  ===============  ===============
 Allowance for loan losses, beginning of period ........               335               305              305              294
 Loans charged-off during the period:
    Commercial and financial ...........................                 0                 0                0                0
    Real estate mortgage ...............................                 0                 0                0                0
    Real estate construction ...........................                 0                 0                0                0
    Installment loans to individuals ...................                 0                 0                0                0
                                                          ----------------  ----------------  ---------------  ---------------
        Total loans charged-off ........................                 0                 0                0                0
                                                          ----------------  ----------------  ---------------  ---------------
 Recoveries of loans previously charged-off:
    Commercial and financial ...........................                 0                 0                0                0
    Real estate mortgage ...............................                 0                 0                0                0
    Real estate construction ...........................                 0                 0                0                0
    Installment loans to individuals ...................                 0                 0                0                0
                                                          ----------------  ----------------  ---------------  ---------------
        Total recoveries ...............................                 0                 0                0                0
                                                          ----------------  ----------------  ---------------  ---------------
 Net loans charged-off during the period ...............                 0                 0                0                0
                                                          ----------------  ----------------  ---------------  ---------------
 Provisions for loan losses ............................                 9                 5               30               11
                                                          ----------------  ----------------  ---------------  ---------------
 Allowance for loan losses, end of period ..............  $            344  $            310  $           335  $           305
                                                          ================  ================  ===============  ===============
 Non-performing loans, end of period ...................  $              0  $              0  $             0  $             0
 Net charge-offs during year to average net loans ......                 0                 0                0                0
 Allowance as a percentage of non-performing loans(1) ..                 -                 -                -                -

------------------
(1) Not applicable. IRSB does not have any non-performing loans for the periods indicated in this table.

     As a result of IRSB's lack of non-accrual loans and charge-off history, all of the allowance for loan losses are unallocated.

INVESTMENT ACTIVITIES

     Securities that management has the positive intent and IRSB has the ability at the time of purchase to hold until maturity are classified as securities held to maturity. Securities in this category are carried at amortized cost adjusted for accretion of discounts and amortization of premiums using the effective interest method over the estimated life of the securities. If a security has a decline in fair value below its amortized cost that is other than temporary, then the security will be written down to its new cost basis by recording a loss in statement of operations. Securities to be held for indefinite periods of time and not intended to be held to maturity are classified as available for sale. Assets included in this category are those assets that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates, resultant prepayment risk and other factors related to interest rate and resultant prepayment risk changes. Securities available for sale are recorded at fair value. Both unrealized holding gains and losses on securities available for sale, net of taxes, are included as a separate component of shareholders' equity in the consolidated balance sheets until these gains or losses are realized. The cost of investment securities sold is determined by the specific identification method. If a security has a decline in fair value that it other than temporary, then the securities will be written down to its fair value by recording a loss in the consolidated statement of operations. These securities are recorded at fair value. Both unrealized gains and losses are included in the balance sheets. IRSB currently has no securities classified as trading securities.

     At March 31, 1997, IRSB had an unrealized loss, net of taxes, of $102,349. This unrealized loss was shown as a decrease of shareholders' equity for the first quarter of 1997 as compared to gain of $18,815, net of taxes, as of December 31, 1996.

     At March 31, 1997, IRSB's investment portfolio totaled approximately $38,794,000, compared to $37,893,000 at December 31, 1996. The portfolio at March 31, 1997 primarily consisted of United States treasury securities, federal agency obligations, obligations of states and political subdivisions, and mortgage-backed securities held for sale. The portfolio includes approximately $364,000 of Collateralized Mortgage Obligations ("CMOs") which meet all regulatory requirements for investment purposes.

     The following table summarizes the carrying value of IRSB's investment portfolio as of the dates indicated.

                        INVESTMENT SECURITIES PORTFOLIO


                                                             AT MARCH 31,                      AT DECEMBER 31,
                                                      -----------------------  ------------------------------------------------
                                                                1997                     1996                    1995
                                                      -----------------------  -----------------------  -----------------------
                                                                                 (DOLLARS IN THOUSANDS)
Investment securities, available for sale (1):
 U.S. treasury securities ..........................  $                 8,989  $                 9,987  $                 8,794
 U.S. government agencies ..........................                   14,020                    9,841                    1,317
 Other securities ..................................                      974                      595                      302
                                                      -----------------------  -----------------------  -----------------------
  Total investment securities, available for sale ..  $                23,983  $                20,423  $                10,413
                                                      =======================  =======================  =======================

Investment securities, held to maturity:
 U.S. treasury securities ..........................  $                 1,998  $                 1,998  $                 4,497
 U.S. government agencies ..........................                    9,110                   11,110                   12,595
 Obligations of state and political subdivisions ...                    1,927                    1,906                    2,584
 Other securities ..................................                      364                      407                        0
                                                      -----------------------  -----------------------  -----------------------
  Total investment securities, held to maturity ....  $                13,399  $                15,421  $                19,676
                                                      =======================  =======================  =======================

Mortgage-backed securities available for sale ......  $                 1,412  $                   972  $                     0
                                                      =======================  =======================  =======================

-----------------
(1) Does not include Federal Reserve stock valued at $105,000, $105,000, and $102,000 at the periods ending March 31, 1997, December 31, 1996, and December 31, 1995, respectively.

         The following table sets forth the weighted average yield of the investment portfolio of IRSB as of March 31, 1997. The calculation of the weighted average interest yields is based on yield, weighted by the respective costs of the securities.

                                                                                                        AVERAGE
                                                                                          AMOUNT (1)     YIELD
                                                                                          ----------    -------
                                                                                         (DOLLARS IN THOUSANDS)
INVESTMENT CATEGORY:

Obligations of U.S. treasury and agencies - available for sale:
  0-1 year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $ 4,999       5.70%
  1-5 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,010       6.30%
                                                                                             ------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      23,009       6.17%
                                                                                             ------       -----
Other securities available for sale:
  Over 10 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         974       6.16%
                                                                                            -------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         974       6.16%
                                                                                            -------       -----
Mortgage-backed securities - available for sale:
  1-5 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,412       6.66%
                                                                                            -------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,412       6.66%
                                                                                            -------       -----
Obligations of U.S. treasury and agencies - held to maturity:
  0-1 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,500       6.24%
  1-5 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       8,108       6.02%
  5-10 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         500       6.50%
                                                                                            -------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      11,108       6.09%
                                                                                            -------       -----
Obligations of state and political subdivisions - held to maturity (2):
  0-1 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         620       5.28%
  1-5 years   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,106       4.46%
  5-10 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         201       4.70%
                                                                                            -------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,927       4.75%
                                                                                            -------       -----
Other securities - held to maturity:
  5-10 years  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         364       6.02%
                                                                                            -------       -----
     Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         364       6.02%
                                                                                            -------       -----

Total mortgage-backed and investment securities . . . . . . . . . . . . . . . . . . . .     $38,794       6.09%
                                                                                            =======       =====

------------------
(1) Yields on tax-exempt obligations have not been computed on a fully tax equivalent basis.
(2) Does not include Federal Reserve stock held by IRSB valued at $105,000 as of the period ended March 31, 1997.

DEPOSIT ACTIVITIES

         Deposits are the major source of IRSB's funds for lending and other investment purposes. In addition to deposits, IRSB derives funds from interest payments, loan principal payments, loan sales, and funds provided from operations. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows are significantly influenced by general interest rates and money market conditions. IRSB may use borrowings on a short-term basis if necessary to compensate for reductions in the availability of other sources of funds. They also may be used on a longer-term basis for general business purposes.

         Deposits are attracted principally from within IRSB's primary market area through the offering of a broad variety of deposit instruments including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including "jumbo" certificates in denominations of $100,000 or more) and retirement savings plans. As of December 31, 1996, jumbo certificates accounted for approximately $2.9 million of IRSB's deposits. Of this amount, $1.8 million had a term of twelve months or less. IRSB has not aggressively attempted to obtain large denomination, high interest-bearing certificates of deposit in the past.

         Maturity terms, service fees and withdrawal penalties are established by IRSB on a periodic basis. The determination of rates and terms is predicated on funds acquisition and liquidity requirements, rates paid by competitors, growth goals and federal regulations.

         Regulations promulgated by the FDIC pursuant to the FDICIA place limitations on the ability of insured depository institutions to accept, renew or roll-over deposits by offering rates of interest which are significantly higher than the prevailing rates of interest on deposits offered by other insured depository institutions having the same type of charter in such depository institution's normal market area. Under these regulations, "well capitalized" depository institutions may accept, renew or roll such deposits over without restriction, "adequately capitalized" depository institutions may accept, renew or roll such deposits over with a waiver from the FDIC (subject to certain restrictions on payments of rates), and "undercapitalized" depository institutions may not accept, renew or roll such deposits over. The regulations contemplate that the definitions of "well capitalized," "adequately capitalized" and "undercapitalized" will be the same as the definitions adopted by the agencies to implement the corrective action provisions of the FDICIA.
As of March 31, 1997, IRSB met the definition of a "well capitalized" depository institution.

         The following table sets forth the average balances and average weighted rates for IRSB's categories of deposits for the periods indicated.


                                               THREE MONTHS                         FISCAL YEARS ENDED DECEMBER 31,
                                               ENDED MARCH 31,         -----------------------------------------------------------
                                                     1997                         1996                           1995
                                          ---------------------------- ---------------------------    ----------------------------
                                          AVERAGE  AVERAGE  % OF TOTAL AVERAGE   AVERAGE  % OF TOTAL  AVERAGE  AVERAGE  % OF TOTAL
                                          BALANCE   RATE    DEPOSITS   BALANCE    RATE    DEPOSITS    BALANCE    RATE    DEPOSITS
                                          -------  -------  ---------- --------  -------  ----------  -------- -------  ----------
                                                      (DOLLARS IN THOUSANDS)
Non-interest bearing demand
   deposits . . . . . . . . . . . . .
                                       $  8,670    0.00%   14.00%      $ 7,585     0.00%   13.68%    $ 6,474     0.00%   11.72%

Interest bearing demand and
   NOW deposits . . . . . . . . . . .     6,623    1.51%   10.69         6,485     1.53%   11.70       6,873     1.80%   12.44
Savings account deposits  . . . . . .     7,471    1.93%   12.06         7,848     1.99%   14.16       8,265     2.44%   14.96
Money market accounts
    deposits.   . . . . . . . . . . .    11,678    2.88%   18.86         9,745     2.56%   17.58      10,395     2.56%   18.81
Time deposits . . . . . . . . . . . .    27,488    5.14%   44.39        23,774     5.09%   42.88      23,253     5.16%   42.08
                                        -------   ------  ------       -------    ------  ------     -------    ------   -----

    Total   . . . . . . . . . . . . .   $61,931             100%       $55,437              100%     $55,260               100%
                                        =======             ====       =======              ====     =======              =====
Weighted Average Rate (all
   deposits)  . . . . . . . . . . . .              3.22%                           3.09%                         3.24%
                                                  ======                          ======                         =====


    At December 31, 1996, certificates of deposit represented approximately 43.8% of IRSB's total deposits, up from 41.6% at December 31, 1995. Non-brokered time deposits over $100,000 represented 4.1% of total liabilities. IRSB does not have a concentration of deposits from any one source, the loss of which would have a material adverse effect on the business of IRSB. Management believes that substantially all of IRSB's depositors are residents, either full or part time, in its primary market area.

    The following table indicates the amount of IRSB's certificates of deposit of $100,000 or more by time remaining until maturity at March 31, 1997.

                                                                                                         CERTIFICATES OF
                                                                                                       $100,000 OR GREATER
                                                                                                     -----------------------
MATURITY PERIOD                                                                                       (DOLLARS IN THOUSANDS)
---------------
Under three months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $  723
Over three months through twelve months . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,083
Over twelve months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  1,142
                                                                                                                ------
    Totals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 $2,947
                                                                                                                ======

RETURN ON EQUITY AND ASSETS

         The following table sets forth the IRSB's performance ratios for the periods indicated.

                                                                                              AT DECEMBER 31,
                                                                                     -------------------------------
                                                                                            1996              1995
                                                                                     ------------------  --------------
Return on average assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .         1.18%        1.11%
Return on average equity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .        12.14%       11.69%
Dividend payout ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        30.43%       27.91%
Year-end equity to year-end total assets  . . . . . . . . . . . . . . . . . . . .         9.63%       10.45%
Average interest-earning assets to average interest-bearing liabilities . . . . .       121.28%      127.17%
Non-performing loans and other real estate owned to average total assets  . . . .         0            0
Non-performing loans to total loans . . . . . . . . . . . . . . . . . . . . . . .         0            0
Allowance for loan losses to total loans  . . . . . . . . . . . . . . . . . . . .         1.08%        1.03%
Net charge-offs to average net loans  . . . . . . . . . . . . . . . . . . . . . .         0            0


LIQUIDITY AND CAPITAL RESOURCES

         IRSB's principal sources of funds are deposits, principal and interest payments on loans, interest on investments, and sale of investments. During 1996, IRSB received $8.1 million from deposit growth. Management is unaware of any trends in the sources or uses of cash by IRSB that are expected to have a material adverse impact on its liquidity position. Management believes that it maintains a sufficient level of liquidity to meet current and future liquidity requirements.

         At March 31, 1997, shareholders' equity was approximately $7,357,000, or 9.4% of total assets, compared to $7,268,000, or 9.63% of total assets, as of December 31, 1996. At March 31, 1997 and December 31, 1996, respectively, IRSB's Tier I risk based capital ratios were 20.14% and 20.22%, its Tier II capital ratios were 21.07% and 21.25%, and its leverage ratios were 9.87% and 9.75%, all in excess of guidelines for a "well capitalized" bank.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related financial data concerning IRSB presented in this Proxy Statement-Prospectus have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on the operations of IRSB is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant impact on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services.

FEDERAL AND STATE TAXATION

         Federal Income Taxation. Although a bank's income tax liability is determined under provisions of the Internal Revenue Code of 1986, as amended (the "Code"), which is applicable to all taxpayers or corporations, Sections 581 through 597 of the Code apply specifically to financial institutions.

         The two primary areas in which the treatment of financial institutions differ from the treatment of other corporations under the Code are in the areas of bond gains and losses and bad debt deductions. Bond gains and losses generated from the sale or exchange of portfolio instruments are generally treated for financial institutions as ordinary gains and losses as opposed to capital gains and losses for other corporations, as the Code considers bond portfolios held by banks to be inventory in a trade or business rather than capital assets. Banks are allowed a statutory method for calculating a reserve for bad debt deductions.

         State Taxation. IRSB files state income tax returns in Florida. Florida taxes banks under primarily the same provisions as other corporations. Generally, state taxable income is calculated under applicable Code sections with some modifications required by state law.


            DESCRIPTION OF FNB CAPITAL STOCK AND IRSB CAPITAL STOCK

FNB COMMON STOCK

         GENERAL. FNB is authorized to issue 100,000,000 shares of FNB Common Stock, of which 14,081,550 shares were outstanding as of June 30, 1997. FNB Common Stock is traded on the Nasdaq National Market under the trading symbol "FBAN." Chemical Mellon acts as the transfer agent and the registrar for FNB Common Stock.

         As of June 30, 1997, 2,470,636 shares of FNB Common Stock were reserved for issuance under various employee benefit plans and the voluntary dividend reinvestment plan of FNB. After taking into account the shares reserved as described above, the number of authorized shares of FNB Common Stock available for other corporate purposes as of June 30, 1997 was 83,447,814. Since that date, 700,000 additional shares have been reserved for issuance in connection with the Merger.

         VOTING AND OTHER RIGHTS. The holders of FNB Common Stock are entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter is sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and each shareholder entitled to vote in such election is entitled to vote each share of stock for as many persons as there are directors to be elected. In elections for directors, shareholders do not have the right to cumulate their votes. The FNB Series A Preferred Stock (as defined herein) votes as a class with the FNB Common Stock. See "-- FNB Preferred Stock"; "COMPARISON OF SHAREHOLDER RIGHTS -- Amendment of Articles of Incorporation and Bylaws" and "-- Vote Required for Extraordinary Corporate Transaction."

         In the event of liquidation, holders of FNB Common Stock would be entitled to receive pro rata any assets legally available for distribution to shareholders with respect to shares held by them, subject to any prior rights of any FNB Preferred Stock (as defined and described below) then outstanding.

         FNB Common Stock does not have any preemptive rights, redemption privileges, sinking fund privileges or conversion rights. All the outstanding shares of FNB Common Stock are, and upon issuance the shares of FNB Common Stock to be issued to shareholders of IRSB will be, validly issued, fully paid and nonassessable.

         DISTRIBUTIONS. The holders of FNB Common Stock are entitled to receive such dividends or distributions as the FNB Board may declare out of funds legally available for such payments. The payment of distributions by FNB is subject to the restrictions of Pennsylvania law applicable to the declaration of distributions by a business corporation. A corporation generally may not authorize and make distributions if, after giving effect thereto, it would be unable to meet its debts as they become due in the usual course of business or if the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of distribution, to satisfy claims upon dissolution of shareholders who have preferential rights superior to the rights of the holders of its common stock. In addition, the payment of distributions to shareholders is subject to any prior rights of outstanding FNB Preferred Stock. Share dividends, if any are declared, may be paid from authorized but unissued shares.

         The ability of FNB to pay distributions is affected by the ability of its subsidiaries to pay dividends. The ability of FNB's subsidiaries, as well as of FNB, to pay dividends in the future is influenced by bank regulatory requirements and capital guidelines.

FNB PREFERRED STOCK

         GENERAL. FNB has authorized 20,000,000 shares of preferred stock, $10.00 par value (the "FNB Preferred Stock"). The FNB Board has the authority to issue FNB Preferred Stock in one or more series and to fix the dividend rights, dividend rate, liquidation preference, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), and the number of shares constituting any such series, without any further action by the shareholders unless such action is required by applicable rules or regulations or by the terms of other outstanding series of FNB Preferred Stock. Any shares of FNB Preferred Stock which may be issued may rank prior to shares of FNB Common Stock as to payment of dividends and upon liquidation. FNB had 23,588 shares of FNB Series A Preferred Stock (the "FNB Series A Preferred Stock") issued and outstanding as of June 30, 1997 and 282,467 shares of FNB Series B 7 1/2% Cumulative Convertible Preferred Stock (the "FNB Series B Preferred Stock") issued and outstanding as of June 30, 1997.

         THE FOLLOWING SUMMARY OF THE FNB SERIES A PREFERRED STOCK AND FNB SERIES B PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DESCRIPTION THEREOF CONTAINED IN THE FNB CHARTER ATTACHED AS EXHIBIT 3.1 TO THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1992, WHICH IS INCORPORATED HEREIN BY REFERENCE.

         FNB SERIES A PREFERRED STOCK. The FNB Series A Preferred Stock was created for the purpose of acquiring Reeves Bank. Holders of the FNB Series A Preferred Stock are entitled to 5.1 votes for each share held (as adjusted for the FNB Stock Dividend). The holders of the FNB Series A Preferred Stock do not have cumulative voting rights in the election of directors. Dividends on the FNB Series A Preferred Stock are cumulative from the date of issue and are payable at a rate of $.42 per share each quarter. The FNB Series A Preferred Stock is convertible at the option of the holder into shares of the FNB Common Stock having a market value of $25.00 at time of conversion. FNB has the right to require the conversion of the balance of all outstanding shares at the conversion rate at any time after 50% of the 49,512 shares issued are no longer outstanding. Through June 30, 1997, no shares of the FNB Series A Preferred Stock were converted to FNB Common Stock. At June 30, 1997, 21,118 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 23,588 outstanding shares.

         FNB SERIES B PREFERRED STOCK. The FNB Series B Preferred Stock was issued during 1992 for the purpose of raising capital for the acquisition of 13 banking branches in the Erie, Pennsylvania area. Holders of the FNB Series B Preferred Stock have no voting rights. Dividends on the FNB Series B Preferred Stock are cumulative from the date of issue and are payable at a rate of $.46875 per share each quarter. The FNB Series B Preferred Stock has a stated value of $25.00 per share and is convertible at the option of the holder at any time into shares of FNB Common Stock at a price of $12.83 per share. FNB has the right to redeem the FNB Series B Preferred Stock for cash on or after May 15, 1996, as set forth in the prospectus dated May 8, 1992. Through June 30, 1997, 46,476 shares of FNB Series B Preferred Stock were converted to 96,226 shares of FNB Common Stock. At June 30, 1997, 606,614 shares of FNB Common Stock were reserved by FNB for the conversion of the remaining 282,467 outstanding shares of FNB Series B Preferred Stock.

IRSB COMMON SHARES

         GENERAL. IRSB is authorized to issue 500,000 IRSB Common Shares, of which 350,000 shares were issued and outstanding as of the Record Date. IRSB Common Shares are not publicly traded and it acts as its own transfer agent and the registrar for the IRSB Common Shares. IRSB has only one class of common stock and is not authorized to issue, and does not have any outstanding, preferred stock.

                        COMPARISON OF SHAREHOLDER RIGHTS

         At the Effective Time, the shareholders of IRSB, a Florida state banking corporation, will become shareholders of FNB, a Pennsylvania corporation, and Pennsylvania law will govern shareholder rights after the Merger. Differences between the Florida Banking Code (which is the primary law regulating Florida banks and supersedes the FBCA except when the provisions of the Florida Banking Code and the FBCA are not in direct conflict) and the FBCA, where applicable, (collectively the "Florida Laws") and the PBCL and between the IRSB Charter and the IRSB Bylaws and the FNB Charter and the FNB Bylaws will result in various changes in the rights of shareholders of IRSB.

         The following is a summary of all material differences between the rights of FNB shareholders under Pennsylvania law, the FNB Charter and the FNB Bylaws, as compared with those of IRSB shareholders under the Florida Laws, the IRSB Charter and the IRSB Bylaws. This summary does not purport to be a complete description of the provisions discussed and is qualified in its entirety by the PBCL, the FBCA, the Florida Banking Code, the IRSB Charter, the IRSB Bylaws, the FNB Charter and the FNB Bylaws, to which IRSB shareholders are referred.

REMOVAL OF DIRECTORS; FILLING VACANCIES ON THE BOARD OF DIRECTORS

         Under the PBCL, an FNB director may be removed without cause by the FNB shareholders entitled to elect the director or by the class of directors in which such director had been chosen. The FNB Charter contains a provision that requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to remove the entire FNB Board, a class of directors, or any member of the FNB Board during his term without cause.

         Under the FBCA, an IRSB director may be removed by the IRSB shareholders with or without cause at a duly convened special meeting of shareholders called for that purpose when a quorum is present if the votes cast in favor of removal exceed the vote cast opposing removal; provided that, if a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove him. Such action also may be taken in action by written consent where a majority of the outstanding shares consent to the removal of the director.

         The PBCL and the FNB Bylaws provide that vacancies on the FNB Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining directors, though less than a quorum, or by a sole remaining director, and each person so selected shall serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified.

         The IRSB Charter and Bylaws provide generally that upon the occurrence of any vacancy on the IRSB Board, the Board of Directors may fill such vacant position for the remainder of the relevant term. The FBCA provides that vacancies on the IRSB Board, including vacancies resulting from an increase in the number of directors and resulting from removal of a director from office, may be filled by a majority vote of the remaining directors, though less than a quorum, or by the shareholders at any meeting held during the existence of such vacancy. If, however, vacancies are due to an increase in the size of the Board of Directors, the IRSB Charter and the Florida Banking Code limit the number of vacancies that can be filled by the Board of Directors to two per year. A director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor in office. If the number of directors is increased, the additional director(s) will hold office until the next succeeding annual meeting of shareholders.

QUORUM OF SHAREHOLDERS

         The PBCL and the FNB Bylaws provide that a quorum for a meeting of shareholders of FNB consists of the presence of shareholders, in person or represented by proxy, entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the meeting.

         The FBCA and the IRSB Bylaws provide that the holders of a majority of the stock issued, outstanding and entitled to vote thereon, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders of IRSB. The FBCA further provides that in no event shall a quorum consist of less than one-third of the shares entitled to vote.

ADJOURNMENT AND NOTICE OF SHAREHOLDER MEETINGS

         The FNB Bylaws provide that, if a quorum is not present or represented at a shareholder meeting, the shareholders entitled to vote may adjourn the meeting without notice other than an announcement at the meeting. The FBCA also provides that whenever a meeting is adjourned to another time or place, it generally shall not be necessary to give any notice of the adjourned meeting as long as notice of the time and place of the next meeting is given at the adjourned meeting. The FNB Bylaws further provide that the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders will apply to any adjournment thereof. The IRSB Bylaws are silent on this point.

         Under the PBCL and the FNB Bylaws, notice of shareholder meetings must be given at least ten days prior to any meeting called to consider a fundamental corporate change or at least five days prior to the meeting in any other case. Under the FBCA, notice of shareholder meetings must be provided to each shareholder of record entitled to vote at such meeting not less than ten nor more than 60 days prior to the meeting. The IRSB Bylaws provide that notice of shareholder meetings shall be mailed to the shareholders of record at least fifteen calendar days prior to the date of the meeting.

CALL OF SPECIAL SHAREHOLDER MEETINGS

         The FNB Bylaws provide that special meetings of the shareholders may be called only by the Chairman of the Board, the President or the Secretary of FNB pursuant to a resolution or at the written direction of at least 75% of the members of the FNB Board. The IRSB Bylaws provide that special meetings of the shareholders may be called by the Board of Directors upon an affirmative vote of at least 75% of the Board members or by the shareholders whenever requested in writing by 75% of the registered holders of the voting stock of IRSB.

SHAREHOLDER CONSENT IN LIEU OF MEETING

         The PBCL permits any action which may be taken at a meeting of the shareholders may be taken without a meeting, if, prior or subsequent to the action, a consent thereto of all the shareholders who would be entitled to vote at a meeting for such purpose is filed with the Secretary of FNB.

         The FBCA provides that any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Under Florida law, within ten days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing. The notice must summarize the material features of the authorized action, and, if the action voted on was a merger, consolidation, or sale or exchange of assets for which dissenters' rights are provided under Florida law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of Florida law regarding the rights of dissenting shareholders.

DISSENTERS' RIGHTS

         Under the PBCL, shareholders may perfect dissenters' rights with regard to corporate actions involving certain mergers; consolidations; sale, lease or exchange of substantially all the assets of the corporation (under limited circumstances); or elimination of cumulative voting.

         Under Florida law, in the event of a merger transaction in which the surviving entity will be a Florida state bank, shareholders of the acquired institution shall be afforded dissenters' rights under the Florida Banking Code. If the shareholders of the acquired institution properly perfect their rights of dissent, they shall have the following rights with respect to those shares. Under the Florida Banking Code, on or promptly after the effective date of the merger, the surviving state bank may fix an amount which it will pay in cash to dissenting shareholders of the acquired institution. If the surviving state bank fixes such an amount (which it is not legally required to do), it shall offer to pay such amount to the holders of all dissenting shares of the acquired institution. The owners of dissenting shares who have accepted the offer shall be entitled to receive the amount so offered upon surrender of their stock certificates at any time within thirty (30) days after the effective date of the merger. Those owners who have not accepted such an offer for their shares shall have the value of their dissenting shares determined as of the effective date of the merger by three appraisers; one to be selected by the owners of at least two-thirds (2/3) of such dissenting shares, one to be selected by the board of directors for the surviving bank, and the third to be selected by the other two appraisers so chosen. The value agreed upon by any two of the three appraisers shall control and be final and binding on all parties. If, within ninety (90) days from the effective date of the merger, for any reason one or more of the appraisers is not selected as required under the Florida Banking Code, or the appraisers fail to determine the value of the dissenting shares, the Department shall cause an appraisal of the dissenting shares to be made, which appraisal shall be paid by the surviving state bank. Upon conclusion of the appraisal process, the value determined pursuant to the appraisal shall be paid to all dissenting shareholders in cash upon surrender of the stock certificates representing such shares within thirty (30) days after the appraisal has been made.

         However, when a Florida state bank merges with and into a national bank such that the national bank is the surviving entity, the Florida state bank shareholders' dissenters' rights are those set forth in 12 U.S.C. Section 215a and not those outlined under the Florida Banking Code. See "THE MERGER -- Dissenters' Rights of IRSB Shareholders."

         Under the corporate laws of Florida and Pennsylvania, dissenters' rights generally are denied in the case of a merger or share exchange or a proposed sale or exchange of property when a corporation's shares are listed on a national securities exchange or the Nasdaq National Market or held of record by at least 2,000 persons. The Florida Banking Code does not contain any similar exemption from the application of dissenters' rights.

DERIVATIVE ACTIONS

         Derivative actions to enforce a secondary right against any present or former officer or director of the corporation because the corporation refuses to enforce rights that may properly be asserted by it may be brought under the PBCL by a shareholder, even if the shareholder was not a shareholder at the time of the alleged wrongdoing, if there is a strong prima facie case in favor of the claim asserted and if the court determines in its discretion that serious injustice will result without such action.

         Under the FBCA, a derivative action may be brought only by a person who was a shareholder of the corporation at the time of the alleged wrongdoing unless the person became a shareholder through transfer by operation of law from one who was a shareholder at that time.

DIVIDENDS AND DISTRIBUTIONS

         Subject to any restrictions in a corporation's charter, the PBCL generally provides that a corporation may make distributions to shareholders unless after giving effect thereto (1) the corporation would not be able to pay its debts as they become due in the usual course of business, or (2) the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed upon the dissolution of the corporation to satisfy the preferential rights of shareholders having superior preferential rights to those shareholders receiving the distribution. The FNB Charter does not contain any restrictions on the payment of dividends or the making of distributions to shareholders.

         The payment of dividends or distributions by IRSB is subject to the restrictions of the FBCA and the Florida Banking Code. Under the FBCA, a corporation may not generally authorize and make distributions if, after giving effect thereto, it would be unable to satisfy its debts as they become due in the ordinary course of business or if the corporation's total assets would be less than its total liabilities plus the amount that would be needed, if it were to be dissolved at the time of the distribution, to satisfy preferential rights of shareholders whose preferential rights are superior to those of the class of shareholders receiving the dividend or other distribution. Further, the Florida Banking Code provides that dividends may only be made if, after charging-off bad debts, depreciation, worthless assets and making provision for anticipated future losses their remains any net profit for that period. If net profit for the period remains, the Florida Banking Code permits a distribution of such profits along with such amount as has been accrued to retained net profits for the preceding two years. No Florida bank is permitted to declare a dividend when the bank's net income for the current year combined with its net income for the preceding two years is a loss.

DIRECTOR QUALIFICATIONS AND NUMBER

         The articles of incorporation or bylaws of a Pennsylvania corporation specify the number of directors. If not otherwise fixed, a Pennsylvania corporation shall have three directors. The PBCL and the FNB Bylaws provide that the directors need not be state residents or shareholders of the corporation to qualify to serve.

         The FNB Bylaws also provide that the FNB Board shall consist of such number of directors as may be determined by the FNB Board, which number shall be not less than five nor more than 25. By resolution, the FNB Board has set the present size of the FNB Board at 22 directors. The FNB Bylaws further provide that the FNB Board shall be divided into four classes, with each director having a four-year term.

         The Florida Banking Code requires that a bank's board must consist of at least five elected directors. The Florida Banking Code further requires that at all times not less than a majority of directors must be citizens of the United States and at least three-fifths of the directors must have resided in Florida for at least one year preceding their election and must be residents of Florida during their continuance in office. In addition, the Florida Banking Code requires that at least one outside director of IRSB must have at least one year's experience as an executive officer, regulator or director of a financial institution within the last three years. Under the FBCA, directors must be at least 18 years of age but need not be shareholders of the corporation. The IRSB Articles of Incorporation provide that the IRSB Board shall consist of not less than seven nor more than fifteen persons. By resolution, the IRSB Board has set the present size at __ directors. The IRSB shareholders are entitled to elect all of the members of the IRSB Board. The IRSB Bylaws further provide that the IRSB Board members shall hold office for one year or until the next annual meeting of shareholders.



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         After the Merger, all members of the IRSB Board will be elected members of the board of directors of Interim for a term of one year.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The PBCL permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, Pennsylvania law provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         In Pennsylvania, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights (or under a bylaw or vote of shareholders or disinterested directors), to which a person seeking indemnification or advancement of expenses may be entitled. Such contractual or other rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. The PBCL permits such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The PBCL permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability. FNB has directors' and officers' liability insurance underwritten by Reliance Insurance Company.

         The FNB Charter provides that its directors, officers and any other person designated by the FNB Board are entitled to be indemnified to the fullest extent now permitted by law.

         The FBCA permits a corporation to indemnify a director and officer who was or is a party to any threatened, pending or completed action, suit or other type of proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (other than an action by or any right of the corporation) by reason of the fact that he or she is or was a director or officer or is now serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. These indemnification rights apply if the director or officer acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, under the FBCA, IRSB may indemnify and hold harmless an officer or director who is a party in an action by or in the right of the corporation against expenses (including attorneys' fees) and amounts paid in settlement not exceeding estimated expenses of litigating the action to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if the director or officer has acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interest of the corporation, except indemnification is not authorized where there is an adjudication of liability, unless the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine, in view of all the



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

circumstances, that such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Florida law provides that indemnification of the costs and expenses of defending any action is required to be made to any officer or director who is successful (on the merits or otherwise) in defending an action of the type referred to in the immediately preceding paragraph. Except with regard to the costs and expenses of successfully defending an action as may be ordered by a court, indemnification as described in the previous paragraph is only required to be made to a director or officer if a determination is made that indemnification is proper under the circumstances. Such determination shall be made: (i) by IRSB's Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; (ii) by a majority vote of a committee duly designated by the IRSB Board consisting of two or more directors not at the time parties to the action, suit or proceeding; (iii) by independent legal counsel selected by specified groupings of the IRSB Board; or (iv) by the IRSB shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding. The reasonableness of the expenses to be indemnified is determined in the same manner as the determination of whether the indemnification is permissible. Florida law further provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

         Under Florida law, the provisions for indemnification and advancement of expenses are not exclusive. Accordingly, a corporation may make any other or further indemnification or advancement of expenses of any of its officers or directors under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Under the FBCA, indemnification or advancement of expenses, however, shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions or omissions were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the officer or director had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (ii) a transaction from which the officer or director derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of the FBCA Section 607.0834 (relating to unlawful distributions) are applicable; or (iv) willful misconduct or a conscious disregard for the best interest of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The IRSB Articles of Incorporation and Bylaws have no provision for indemnifying officers and directors.

         Florida law permits a corporation to purchase and maintain insurance on behalf of any director or officer of the corporation against any liability asserted against the director or officer and incurred in such capacity, whether or not the corporation would have the power to indemnify the director or officer against such liability.

DIRECTOR LIABILITY

         The bylaws of a Pennsylvania corporation may include a provision limiting the personal liability of directors for monetary damages for actions taken as a director, except to the extent that the director has breached or failed to perform his or her duties to the corporation and the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness. The FNB Bylaws contain such a provision limiting the liability of its directors to the fullest extent permitted by law.

         Under Florida law, a director is not liable for monetary damages for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless the director breached or failed to perform his


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

duties as a director and the director's breach of, or failure to perform, those duties constitutes a violation of criminal law, self dealing, willful misconduct, or recklessness.

AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

         The PBCL requires the affirmative vote of the holders entitled to cast at least a majority of the votes actually cast on an amendment to the articles of incorporation, provided that shareholder approval is not required for certain non-material amendments, such as a change in the corporate name, a provision for perpetual existence, or, if the corporation has only one class of shares outstanding, a change in the number and par value of the authorized shares to effect a stock split. The FNB Charter provides that the FNB Charter may be amended by FNB as provided by the PBCL and all rights conferred upon the shareholders therein are granted subject to such reservation. Under the PBCL, the power to adopt, amend or repeal bylaws may be vested by the bylaws in the directors, with certain statutory exceptions for certain actions and subject to the power of shareholders to change such action. The PBCL provides that, unless the articles of incorporation otherwise provide, the board of directors does not have the authority to adopt or change a bylaw on any subject that is committed expressly to the shareholders by statute. The FNB Charter and the FNB Bylaws provide that the FNB Bylaws may be amended by the affirmative vote of at least 75% of the FNB Board or by the affirmative vote of the holders of at least 75% of the outstanding FNB Common Stock entitled to vote thereon.

         The FBCA generally requires the affirmative vote of the holders of at least a majority of the votes actually cast on an amendment to the articles of incorporation; provided, however, a majority of the votes entitled to be cast on the amendment is required with respect to an amendment that would create dissenters' rights. Under Florida corporate law, shareholder approval is not required for certain non-material amendments.

         Under Florida law, a corporation's bylaws may be amended or repealed by the board of directors or shareholders; provided, however, that the board may not amend or repeal the corporation's bylaws if the articles of incorporation reserve such power to the shareholders, or the shareholders, in amending or appealing the bylaws, expressly provide that the board of directors may not amend or repeal the bylaws or a particular bylaw provision. The IRSB Bylaws provide that the IRSB Bylaws may be amended by the vote of a majority of stockholders present and voting, in person or by proxy, at an annual meeting or at a special meeting provided a statement of the proposed amendment(s) was included in the notice of such meeting. The Bylaws may also be amended by an affirmative vote of at least 75% of the directors present at any regular or special meeting of the board of directors provided that a statement of the proposed amendment is provided to the directors at least five days prior to the meeting at which the amendment is voted on.

VOTE REQUIRED FOR EXTRAORDINARY CORPORATE TRANSACTIONS

         Under the PBCL, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon. Except as otherwise provided by the bylaws of a corporation, the shareholders of a corporation do not have to approve a board of directors-approved plan of merger if, among other situations, (i) the surviving or new corporation is a domestic business corporation with articles of incorporation that are identical to the articles of incorporation of the constituent corporation (except for changes permitted by a board of directors without shareholder approval under the PBCL), (ii) each share of the constituent corporation outstanding immediately prior to the effective date of the merger is to continue to be or to be converted into an identical share of the surviving or new corporation after the effective date of the merger, and (iii) the shareholders of the constituent corporation are to hold in the aggregate shares of the surviving or new corporation to be outstanding immediately after effectiveness of the plan of merger entitled to cast at least a majority of the votes entitled to be cast generally for the election of directors.


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


         The FNB Charter requires the affirmative vote of at least 75% of the outstanding shares of FNB Common Stock entitled to vote to approve a merger, consolidation, or sale, lease, exchange or other disposition, in a single transaction or series of related transactions, of all or substantially all or a substantial part of the properties or assets of FNB, unless the FNB Board has approved and recommended the transaction prior to the consummation thereof.

         Under the FBCA, generally, a merger, consolidation, share exchange, dissolution or sale of substantially all of a corporation's assets other than in the ordinary course of business must be approved by the affirmative vote of the holders of a majority of the shares entitled to vote thereon. The IRSB Articles of Incorporation and Bylaws have no provisions governing voting approval for extraordinary corporate transactions.

         Shareholder approval of the Merger is governed by the National Bank Act, and not the FBCA, since IRSB, a Florida state bank, is merging with and into Interim, a national bank. The National Bank Act requires the affirmative vote of IRSB shareholders owning at least two-thirds of the IRSB capital stock issued and outstanding at the time of the Merger for approval of the Merger.

INTERESTED SHAREHOLDER TRANSACTIONS

         The PBCL provides that, if a shareholder of a corporation is a party to a sale of assets transaction, share exchange, merger or consolidation involving the corporation or a subsidiary, or if a shareholder is to be treated differently in a corporate dissolution from other shareholders of the same class, then approval must be obtained of the shareholders entitled to cast at least a majority of the votes which all shareholders other than the interested shareholder are entitled to cast with respect to the transaction, without counting the votes of the interested shareholder. Such additional shareholder approval is not required if the consideration to be received by the other shareholders in such transaction for shares of any class is not less than the highest amount paid by the interested shareholder in acquiring shares of the same class, or if the proposed transaction is approved by a majority of the board of directors other than certain directors ("disqualified directors") affiliated or associated with, or nominated by, the interested shareholder. The PBCL provides that a director who has held office for at least 24 months prior to the date of vote on the proposed transaction is not a disqualified director.

         Further, the PBCL prohibits certain business combinations between the corporation and an interested shareholder except under specified circumstances. An "interested shareholder" in this instance is one who, directly or indirectly, is the beneficial owner of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation or is an affiliate or associate of such corporation and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of shares entitling that person to cast at least 20% of the votes that all shareholders would be entitled to cast in an election of directors of the corporation. A "business combination" includes a merger, consolidation, share exchange or division of the corporation or any subsidiary of the corporation with the interested shareholder or with, involving or resulting in any other corporation which is, or, after the merger, consolidation, share exchange or division would be, an affiliate or associate of the interested shareholder. A "business combination" also includes a sale or other disposition to the interested shareholder or any affiliate or associate of the interested shareholder of assets of the corporation or any subsidiary (i) having an aggregate market value equal to 10% or more of the aggregate market value of the corporation's consolidated assets, (ii) having an aggregate market value equal to 10% or more of the aggregate market value of all the outstanding shares of such corporation, or (iii) representing 10% or more of the consolidated earning power or net income of such corporation. A "business combination" also includes certain transactions with an interested shareholder involving the issuance of shares of a corporation or its subsidiary having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares under certain circumstances, the adoption of a plan for the liquidation or dissolution of the corporation pursuant to certain agreements with an interested shareholder and certain reclassifications and loans involving the interested shareholder. The prohibition against such business combinations does not apply



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

under specified circumstances and if the corporation has opted out of this provision. FNB has not opted out of this statutory provision.

         Under the FBCA, any merger, consolidation, disposition of all or a substantial part of the assets of the corporation or a subsidiary of the corporation, or exchange of securities requiring shareholder approval (a "Business Combination"), if an Interested Person is a party to such transaction, shall be approved by the affirmative vote of the holders of two-thirds of the voting shares other than the shares beneficially owned by the Interested Person; provided, that such approval is not required if (a) the Interested Shareholder Transaction has been approved by a majority of the disinterested directors; (b) the corporation has not had more than 300 shareholders of record at any time during the three years preceding the announcement date; (c) the Interested Person has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for at least five years preceding the announcement date; (d) the Interested Person is the beneficial owner of at least 90% of the outstanding voting shares of the corporation, exclusive of shares acquired directly from the corporation in a transaction not approved by a majority of the disinterested directors; (e) the corporation is an investment company registered under the Investment Company Act of 1940; or (f) the consideration to be received by holders of the stock of the corporation meets certain minimum levels determined by a formula under
Section 607.0901(4)(f) of the FBCA (generally, the highest price paid by the Interested Person for any shares which she or he has acquired). The IRSB Articles of Incorporation and Bylaws have no provisions governing voting approval for interested shareholder transactions.

FIDUCIARY DUTY

         Under the PBCL a director may, in considering the best interests of a corporation, consider (i) the effects of any action on shareholders, employees, suppliers, customers and creditors of the corporation, and upon communities in which offices or other facilities of the corporation are located, (ii) the short-term and long-term interests of the corporation, including the possibility that the best interests of the corporation may be served by the continued independence of the corporation, (iii) the resources, intent and conduct of any person seeking to acquire control of the corporation, and (iv) all other pertinent factors.

         The FNB Charter provides that the FNB Board, in evaluating a proposal for an extraordinary corporate transaction, shall consider all relevant factors, including the economic effect, both immediate and long-term, upon the FNB shareholders, including shareholders, if any, who will not participate in the transaction; the social and economic effect on the employees, depositors and customers of, and others dealing with, FNB and its subsidiaries and on the communities in which FNB and its subsidiaries operate or are located; whether the proposal is acceptable based on the historical and current operating results or financial condition of FNB; whether a more favorable price could be obtained for FNB's securities in the future; the reputation and business practices of the offeror and its management and affiliates as they would affect the employees, depositors and customers of FNB and its subsidiaries; and the future value of FNB's stock; and any antitrust or other legal and regulatory issues that are raised by the proposal. The FNB Charter further provides that, if the FNB Board determines that such a proposal should be rejected, it may take any lawful action to accomplish its purposes.

         Under Florida law, a director is required to discharge his or her duties in good faith, with the care an ordinarily prudent person in the like position would exercise under similar circumstances and in a manner reasonably believed to be in the best interest of the corporation. In discharging his or her duties, a director is entitled to rely on: (i) information, opinions, reports, or statements, including financial statements and other financial data, if presented or prepared by officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented; (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within the person's professional or expert competence; or (iii) a committee of the board of which the director is not a member if the director reasonably believes the committee merits confidence. In addition, in discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospectus and


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interest of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

         FNB is subject to various statutory "anti-takeover" provisions of the PBCL, including Subchapters 25E, 25F, 25G and 25H of the PBCL. Subchapter 25E of the PBCL (relating to control transactions) provides that, if any person or group acquires 20% or more of the voting power of a covered corporation, the remaining shareholders may demand from such person or group the fair value of their shares, including a proportionate amount of any control premium. Subchapter 25F of the PBCL (relating to business combinations) delays for five years and imposes conditions upon business combinations between an interested shareholder and the corporation. As described above, the term "business combination" is defined broadly to include various transactions utilizing a corporation's assets for purchase price amortization or refinancing purposes, and an "interested shareholder" is defined generally as the beneficial owner of at least 20% of a corporation's voting shares. See "-- Interested Shareholder Transactions." Subchapter 25G of the PBCL (relating to control-share acquisitions) prevents a person who has acquired 20% or more of the voting power of a covered corporation from voting such shares unless the disinterested shareholders approve such voting rights. Failure to obtain such approval exposes the owner to the risk of a forced sale of stock to the issuer. If shareholder approval is obtained, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I of the PBCL provides for a minimum severance payment to certain employees terminated within two years of the approval. Subchapter 25J of the PBCL prohibits the abrogation of certain labor contracts prior to their stated date of expiration. Subchapter 25H of the PBCL (relating to disgorgement) applies in the event that (1) any person or group publicly discloses that the person or group may acquire control of the corporation or (2) a person or group acquires (or publicly discloses an offer or intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation by the person or group during the 18-month period belong to the corporation if the securities that were sold were acquired during the 18-month period or within 24 months prior thereto. Subchapters 25E, 25F, 25G and 25H of the PBCL contain a wide variety of transactional and status exemptions, exclusions and safe harbors.

         In addition, the PBCL permits an amendment of the corporation's charter or other corporation action, if approved by shareholders generally, to provide mandatory special treatment for specified groups of nonconsenting shareholders of the same class by providing, for example, that shares of common stock held only by designated shareholders of record, and no other shares of common stock, shall be cashed out at a price determined by the corporation, subject to applicable dissenters' rights. The PBCL also provides that directors may, in discharging their duties, consider the interests of a number of different constituencies, including shareholders, employees, suppliers, customers, creditors and the communities in which the corporation is located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies' interests. The PBCL expressly provides that directors do not violate their fiduciary duties solely by relying on poison pills or the anti-takeover provisions of the PBCL.

         The business combination provisions of the PBCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of FNB that are not negotiated with and approved by the FNB Board. FNB is not aware of any effort or intent to gain control of FNB or any effort to organize a proxy contest or to accumulate FNB's shares.

         Additionally, the following provisions of the FNB Charter and the FNB Bylaws may be considered to have anti- takeover implications: (1) the ability of the FNB Board to fill the vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors; (2) the ability of the FNB Board to issue substantial amounts of FNB Common Stock without the need for shareholder approval, which FNB Common Stock, among other things and in certain



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circumstances, may be used to dilute the stock ownership of holders of FNB
Common Stock seeking to obtain control of FNB; (3) the ability of the FNB Board to establish the rights of, and to issue, substantial amounts of FNB Preferred Stock without the need for shareholder approval which FNB Preferred Stock, among other things, may be used to create voting impediments with respect to changes in control of FNB or, to dilute the stock ownership of holders of FNB Common Stock seeking to obtain control of FNB; (4) the supermajority voting requirements for certain extraordinary corporate transactions; and (5) the broad range of factors that the FNB Board may consider in evaluating such a proposal, and the broad range of actions it may take to reject such a proposal, if it so decides.

         Section 607.0902 of the FBCA restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares (the "control shares") will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an "acquiring person's statement" submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or bylaws provide otherwise, all shareholders of the corporation shall be able to exercise dissenter's rights in accordance with Florida law.

         A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

         The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners: (i) pursuant to the laws of intestate succession or pursuant to a gift or testamentary transfer; (ii) pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute; (iii) pursuant to either a merger or share exchange if the corporation is a party to the agreement or plan of merger or share exchange; (iv) pursuant to any savings, employee stock ownership or other benefit plan of the corporation; or (v) pursuant to an acquisition of shares specifically approved by the board of directors of the corporation.

         In addition, the ability of the IRSB Board to fill vacancies (but only until the next selection of the class of directors for which such director has been chosen) resulting from an increase in the number of directors may serve as an anti-takeover protection. However, IRSB may only add two new positions to the Board in any year.

         Neither FNB nor IRSB currently has a shareholders' rights plan. Shareholders' rights plans, in a variety of forms, are common to many corporations incorporated in the United States and serve to afford a corporation's board of directors the opportunity to withstand an unsolicited takeover attempt while providing the board sufficient time to evaluate the offer and its adequacy and to consider alternative measures or transactions that may be appropriate in responding to the offer. Both the PBCL and FBCA permit shareholders' rights plans in general and permit the adoption of shareholders' rights plans by a board of directors without shareholder approval.



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                                 LEGAL OPINIONS

         The legality of the shares of FNB Common Stock to be issued to the holders of IRSB Common Stock pursuant to its Merger will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania. Cohen & Grigsby, P.C. has from time to time acted as counsel in advising FNB and its affiliates with respect to certain matters and in connection with various transactions. Cohen & Grigsby, P.C. did not act as counsel to FNB or its affiliates with respect to the Merger or any transaction in connection therewith.

         The Merger Agreement provides as a condition to each party's obligation to consummate the Merger that FNB and IRSB receive the opinion of Smith, Gambrell & Russell, LLP, Atlanta, Georgia, special counsel to FNB, substantially to the effect that the Merger will constitute a "reorganization" under Section 368(a) of the Code.

                                    EXPERTS

         The consolidated financial statements of FNB incorporated by reference in FNB's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon, incorporated therein and incorporated herein by reference. The supplemental consolidated financial statements of FNB at December 31, 1996 and for each of the three years in the period ended December 31, 1996 included in FNB's Current Report on Form 8-K dated July 22, 1997, and the supplemental consolidated financial statements of FNB at December 31, 1995 and 1994 and for each of the three years in the period ended December 31, 1995 included in FNB's Current Report on Form 8-K dated March 5, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon incorporated by reference herein, which are based, in part, on the reports of Hill, Barth & King, Inc., independent auditors, who audited Southwest Banks, Inc. and Coopers & Lybrand, L.L.P., independent auditors, who audited West Coast Bancorp, Inc. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The financial statements of IRSB for the year ended December 31, 1996 are included herein in reliance on the report of Bobbitt, Pittenger & Company, P.A., Sarasota, Florida, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 OTHER MATTERS

         As of the date of this Proxy Statement-Prospectus, the IRSB Board knows of no matters that will be presented for consideration at the Special Meeting other than as described in this Proxy Statement-Prospectus. However, if any other matters shall properly come before the Special Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxies shall be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of IRSB.

                                    INDEX TO
                            INDIAN ROCKS STATE BANK
                              FINANCIAL STATEMENTS


AUDITED FINANCIAL STATEMENTS

Report of Bobbitt, Pittenger & Company, P.A., independent auditors  . . . . . . . . . . . . . . . . . . . . . . . . . F-2
Statements of Financial Condition at December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
Statements of Income for the years ended
         December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4
Statements of Changes in Stockholders' Equity for the years
         ended December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
Statements of Cash Flows for the years ended December 31, 1996 and 1995 . . . . . . . . . . . . . . . . . . . . . . . F-6
Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-8



UNAUDITED FINANCIAL STATEMENTS

Report of Bobbitt, Pittenger & Company, P.A., independent auditors  . . . . . . . . . . . . . . . . . . . . . . . .  F-16
Statements of Financial Condition at March 31, 1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-17
Statements of Income for the three months ended
         March  31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-18
Statements of Changes in Stockholders' Equity
         for the three months ended March 31, 1997 and 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-19
Statements of Cash Flows for the three months ended
         March 31, 1997 and 1996  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-20

January 17, 1997




BOARD OF DIRECTORS
Indian Rocks State Bank
Largo, Florida


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the accompanying statements of financial condition of Indian Rocks State Bank as of December 31, 1996 and 1995, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Indian Rocks State Bank as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.




Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

                           INDIAN ROCKS STATE BANK

                      STATEMENTS OF FINANCIAL CONDITION



                                                          December 31,
                                                    ------------------------
                                                       1996         1995
                                                    -----------  -----------
          ASSETS

   Cash and due from banks                          $ 3,129,295  $ 1,734,738
   Federal funds sold                                 1,900,000
   Investment securities
     Held to maturity, at cost                       15,421,399   19,676,271
     Available for sale, at market                   21,528,458   10,557,487
   Loans, net of allowance for loan
     losses of $335,467 in 1996,
     and $305,467 in 1995                            30,963,733   29,728,484
   Premises and equipment, net                        1,784,969    1,882,639
   Accrued interest receivable                          692,984      620,807
   Other assets                                          72,146       90,130
                                                    -----------  -----------

       Total Assets                                 $75,492,984  $64,290,556
                                                    ===========  ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY

   LIABILITIES
     Demand deposits                                $ 9,005,237  $ 7,103,185
     NOW and Super NOW deposits                       7,191,127    7,201,642
     Money market deposits                           10,981,016    9,278,246
     Savings deposits                                 7,547,858    7,758,725
     Time deposits (under $100,000)                  23,874,696   18,850,577
     Time deposits ($100,000 and over)                3,184,014    3,499,420
                                                    -----------  -----------

       Total Deposits                                61,783,948   53,691,795

     Securities sold under agreement to repurchase    5,910,522    3,255,156
     Accounts payable and accrued expenses              366,006      486,476
     Dividends declared and unpaid                      164,500      140,000
                                                    -----------  -----------

       Total Liabilities                             68,224,976   57,573,427
                                                    -----------  -----------

   STOCKHOLDERS' EQUITY
     Common stock, $4.00 par value; 500,000
       shares authorized; 350,000 shares issued
       and outstanding in 1996 and 1995               1,400,000    1,400,000
     Additional paid-in capital                       2,100,000    2,100,000
     Retained earnings                                3,749,192    3,189,072
     Net unrealized appreciation on securities
       available for sale, net of taxes of
       $10,131 in 1996 and $15,108 in 1995               18,816       28,057
                                                    -----------  -----------

       Total Stockholders' Equity                     7,268,008    6,717,129
                                                    -----------  -----------

       Total Liabilities and Stockholders' Equity   $75,492,984  $64,290,556
                                                    ===========  ===========



   The accompanying notes are an integral part of these financial statements.

                           INDIAN ROCKS STATE BANK

                            STATEMENTS OF INCOME




                                             Year Ended December 31,
                                            --------------------------
                                                1996          1995
                                            ------------  ------------

         INTEREST INCOME
           Loans receivable                 $  2,714,342  $  2,601,029
           Investment securities               1,819,818     1,763,568
           Federal funds sold                     99,691        84,114
                                            ------------  ------------

              Total interest income            4,633,851     4,448,711
                                            ------------  ------------

         INTEREST EXPENSE
           NOW and Super NOW                      99,059       124,400
           Money market                          248,880       265,769
           Savings                               156,198       202,046
           Time                                1,208,976     1,200,459
           Repurchase agreements                 213,047       161,428
                                            ------------  ------------

              Total interest expense           1,926,160     1,954,102
                                            ------------  ------------

              Net interest income              2,707,691     2,494,609

         PROVISION FOR LOAN LOSSES                30,000        11,500
                                            ------------  ------------

              Net interest income after
                provision for loan losses      2,677,691     2,483,109
                                            ------------  ------------

         NONINTEREST INCOME
           Service charges and fees              141,003       166,587
           Other income                          112,718        88,131
                                            ------------  ------------

              Total noninterest income           253,721       254,718
                                            ------------  ------------

         NONINTEREST EXPENSE
           Salaries and employee benefits        987,959       915,684
           Occupancy expense                     141,803       142,280
           Furniture and equipment expense       164,950       122,281
           Other operating expenses              380,777       467,814
                                            ------------  ------------

                Total noninterest expense      1,675,489     1,648,059
                                            ------------  ------------

         INCOME BEFORE INCOME TAX              1,255,923     1,089,768

         PROVISION FOR INCOME TAXES              450,803       335,894
                                            ------------  ------------

         NET INCOME                         $    805,120  $    753,874
                                            ============  ============

         NET INCOME PER SHARE               $       2.30  $       2.15
                                            ============  ============





   The accompanying notes are an integral part of these financial statements.

                           INDIAN ROCKS STATE BANK

                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY







                                                                    Net Unrealized
                                                                    (Depreciation)
                                          Additional                 Appreciation          Total
                                Common     Paid-in     Retained     On Securities      Stockholders'
                                Stock      Capital     Earnings   Available for Sale      Equity
                              ----------  ----------  ----------  ------------------   -------------
BALANCE,
  January 1, 1995             $1,400,000  $2,100,000  $2,645,198      $   (190,716)   $ 5,954,482

Net income for 1995                                      753,874                          753,874

Net change in unrealized
  appreciation on securities
  available for sale, net of
  taxes of $117,801                                                        218,773        218,773

Cash dividend
  $.60 per share                                        (210,000)                        (210,000)
                              ----------  ----------  ----------      ------------    -----------


BALANCE,
  December 31, 1995            1,400,000   2,100,000   3,189,072            28,057      6,717,129

Net income for 1996                                      805,120                          805,120

Net change in unrealized
  depreciation on securities
  available for sale, net of
  taxes of $4,977                                                           (9,241)        (9,241)

Cash dividends
  $.70 per share                                        (245,000)                        (245,000)
                              ----------  ----------  ----------      ------------    -----------

BALANCE,
  December 31, 1996           $1,400,000  $2,100,000  $3,749,192      $     18,816    $ 7,268,008
                              ==========  ==========  ==========      ============    ===========

   The accompanying notes are an integral part of these financial statements.

                           INDIAN ROCKS STATE BANK

                           STATEMENTS OF CASH FLOWS




                                                                    December 31,
                                                             --------------------------
                                                                 1996          1995
                                                             ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received                                          $  4,561,674  $ 4,374,991
  Noninterest income                                              244,480      473,491
  Interest paid                                                (2,032,593)  (1,791,802)
  Salaries and benefits paid                                     (987,959)    (915,684)
  Other expenditures                                             (527,881)    (452,014)
  Taxes paid                                                     (450,803)    (295,483)
                                                             ------------  -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                         806,918    1,393,499

CASH FLOWS FROM INVESTING ACTIVITIES
  Net (increase) decrease in federal funds sold                (1,900,000)   1,300,000
  Purchase of available for sale securities                   (15,558,607)  (1,506,875)
  Proceeds from sale of available for sale securities           1,312,594
  Proceeds from maturities of available for sale securities     3,275,042    3,507,570
  Purchase of held to maturity securities                      (6,747,780)  (4,771,914)
  Proceeds from maturities of held to maturity securities      11,002,652    3,709,116
  Net increase in loans                                        (1,265,249)    (998,679)
  Net purchases of premises and equipment                         (58,032)    (288,320)
                                                             ------------  -----------

NET CASH (PROVIDED) USED IN INVESTING ACTIVITIES               (9,939,380)     950,898

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase (decrease) in demand deposits                    1,902,052      (67,441)
  Net increase (decrease) in NOW and
     money market deposits                                      1,692,255   (2,754,312)
  Net decrease in savings deposits                               (210,867)    (896,805)
  Net increase (decrease) in time deposits                      4,708,713     (292,926)
  Net increase in securities sold under
     agreement to repurchase                                    2,655,366      561,711
  Dividends paid                                                 (220,500)    (192,500)
                                                             ------------  -----------

NET CASH PROVIDED (USED) IN FINANCING ACTIVITIES               10,527,019   (3,642,273)
                                                             ------------  -----------

NET INCREASE (DECREASE) IN
  CASH AND DUE FROM BANKS                                       1,394,557   (1,297,876)

CASH AND DUE FROM BANKS,
  beginning of period                                           1,734,738    3,032,614
                                                             ------------  -----------

CASH AND DUE FROM BANKS,
  end of period                                              $  3,129,295  $ 1,734,738
                                                             ============  ===========

  The accompanying notes are an integral part of these financial statements.

                                                         December 31,
                                                     --------------------
                                                       1996       1995
                                                     ---------  ---------
      RECONCILIATION OF NET INCOME TO NET
          CASH PROVIDED BY OPERATING ACTIVITIES

      NET INCOME                                     $ 805,120  $  753,874

      ADJUSTMENTS TO RECONCILE NET
          CASH USED IN OPERATING ACTIVITIES
            Provision for loan losses                   30,000      11,500
            Depreciation and amortization              155,702     110,014
            Increase in interest receivable            (72,177)    (73,720)
            Decrease in other assets                    17,984      89,559
            (Decrease) increase in accounts payable
              and accrued expenses                     (95,970)    300,999
            Dividends declared and unpaid              (24,500)    (17,500)
            Net investment securities (losses) gains    (9,241)    218,773
                                                     ---------  ----------

      NET CASH PROVIDED BY OPERATING ACTIVITIES      $ 806,918  $1,393,499
                                                     =========  ==========

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS
                    YEARS ENDED DECEMBER 31, 1996 AND 1995




NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Operations

Indian Rocks State Bank (the "Bank") is a state chartered bank incorporated under the laws of the State of Florida. The Bank is a member of the Federal Reserve System and commenced banking operations on April 9, 1986.

Investments in Securities

The Bank's investments in securities are classified in two categories and accounted for as follows:

- Securities to be Held to Maturity. Bonds, notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

- Securities Available for Sale. Securities available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their costs that are other than temporary would result in write-downs of the individual securities to their fair value. The Bank presently has experienced no such declines.

Unrealized holding gains and losses, net of tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance is an amount that management believes will be adequate to absorb possible losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and the prior loan loss experience of the Bank. The evaluations take into consideration such factors as changes in the quality, nature and volume of the loan portfolio, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed on the straight-line basis over the estimated useful life of each type of asset. Additions to premises and equipment and major improvements are capitalized. Maintenance and repairs are expensed as incurred.

Income Recognition

Interest income on loans is accrued on the principal amounts outstanding. Nonrefundable fees associated with the origination of loans are deferred and recognized over the life of the loan using a method which approximates the interest method.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Provision for income taxes is based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Net Income per Share of Common Stock

Net income per share of common stock is computed based upon the weighted average of common stock outstanding during the year, after retroactive adjustment for any stock dividends or splits.

Financial Instruments

The Bank accounts for off balance sheet financial instruments which have been entered into in the ordinary course of business when the instruments are funded or related fees are incurred or received. These instruments consist of commitments to extend credit, commercial letters of credit and standby letters of credit.

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statements of Cash Flows

For purposes of reporting cash flows, cash and cash equivalents are defined as those amounts included in the Statement of Financial Condition caption "Cash and Due From Banks".

Reclassifications

Certain reclassifications have been made to the 1995 financial statements to conform with the 1996 financial statement presentation. Such reclassifications had no effect on net income as previously reported.


NOTE B - INVESTMENT SECURITIES

The carrying amounts of investment securities as shown in the statements of financial condition of the Bank and their approximate fair values were as follows:


                                                             Gross     Gross
                                     Amortized  Unrealized Unrealized  Fair
                                        Cost      Gains      Losses    Value
                                    -----------  --------  -------  -----------
SECURITIES TO BE HELD TO MATURITY
  December 31, 1996:
    Federal agency securities       $11,517,083  $ 30,346  $42,017  $11,505,412
    U.S. Treasury securities          1,998,176     4,486    7,347    1,995,315
    State and municipal securities    1,746,140    11,494      861    1,756,773
    Other securities                    160,000       872               160,872
                                    -----------  --------  -------  -----------

                                    $15,421,399  $ 47,198  $50,225  $15,418,372
                                    ===========  ========  =======  ===========

  December 31, 1995:
    Federal agency securities       $12,595,117  $ 92,368  $23,688  $12,663,797
    U.S. Treasury securities          4,497,374    30,607    5,471    4,522,510
    State and municipal securities    2,423,780    17,628    2,589    2,438,819
    Other securities                    160,000     1,864               161,864
                                    -----------  --------  -------  -----------

                                    $19,676,271  $142,467  $31,748  $19,786,990
                                    ===========  ========  =======  ===========

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE B - INVESTMENT SECURITIES (CONTINUED)

                                                  Gross      Gross
                                     Amortized  Unrealized Unrealized  Fair
                                        Cost      Gains      Losses    Value
                                    -----------  --------  -------  -----------

SECURITIES AVAILABLE FOR SALE
  December 31, 1996:
    U.S. Treasury securities        $ 9,986,714  $25,945   $17,174  $ 9,995,485
    Federal agency securities        11,407,798   33,602    13,427   11,427,973
    Federal reserve bank stock          105,000                         105,000
                                    -----------  -------   -------  -----------

                                    $21,499,512  $59,547   $30,601  $21,528,458
                                    ===========  =======   =======  ===========

  December 31, 1995:
     U.S. Treasury securities       $ 8,794,283  $45,453   $13,032  $ 8,826,704
     Federal agency securities        1,618,039   10,744              1,628,783
     Federal reserve bank stock         102,000                         102,000
                                    -----------  -------   -------  -----------

                                    $10,514,322  $56,197   $13,032  $10,557,487
                                    ===========  =======   =======  ===========

Assets, principally U.S. Treasury securities, carried at approximately $11,535,000 at December 31, 1996 and $8,328,500 at December 31, 1995 were pledged to secure public deposits, securities sold under agreements to repurchase and for other purposes as required by statutes or agreements.

Proceeds from the sale of securities (available for sale) during 1996 amounted to $1,312,594 and a gain of $12,594 was realized on the sale. During 1995 there were no sales of debt securities.

Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

The scheduled maturities of securities to be held to maturity and securities available for sale at December 31, 1996 were as follows:

                                         Securities                Securities
                                      Held to Maturity         Available for Sale
                                  ------------------------  ------------------------
                                   Amortized      Fair       Amortized      Fair
                                     Cost         Value        Cost         Value
                                  -----------  -----------  -----------  -----------

Common stock                      $         -  $         -  $   105,000  $   105,000
Due in one year or less             4,865,086    4,882,383    4,874,230    4,883,392
Due from one year to five years     9,399,656    9,374,795   15,548,360   15,571,666
Due from five years to ten years    1,156,657    1,161,194      971,922      968,400
                                  -----------  -----------  -----------  -----------

                                  $15,421,399  $15,418,372  $21,499,512  $21,528,458
                                  ===========  ===========  ===========  ===========

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE C - LOANS AND ALLOWANCE FOR LOAN LOSSES

Major classifications of loans are as follows:

                                                  December 31,
                                             ------------------------
                                                1996         1995
                                             -----------  -----------
Mortgage                                     $26,091,585  $24,933,982
Commercial                                     3,349,611    3,465,025
Consumer                                       1,610,804    1,531,475
Construction                                     247,200      103,469
                                             -----------  -----------

                                              31,299,200   30,033,951
Less - allowance for loan losses                 335,467      305,467
                                             -----------  -----------

                                             $30,963,733  $29,728,484
                                             ===========  ===========

Mortgage loans include primarily intermediate term loans secured by real estate and payable in periodic installments. Commercial loans include those loans to businesses and individuals generally for the purposes of providing working capital and/or financing the acquisition of assets and are payable on demand or in full at the loan's maturity. Consumer loans are installment loans made to both businesses and individuals and personal lines of credit. Construction loans include loans to finance the construction of property and become payable upon completion of construction.

An analysis of the allowance for loan losses is as follows:

                                               December 31,
                                            ------------------
                                              1996      1995
                                            --------  --------
Beginning balance                           $305,467  $293,967
Provision for loan losses                     30,000    11,500
Charge-offs                                        -         -
Recoveries                                         -         -
                                            --------  --------

Ending balance                              $335,467  $305,467
                                            ========  ========

As of December 31, 1996 and 1995, there were no loans on nonaccrual status.


NOTE D - CONCENTRATION OF CREDIT RISK

A credit risk concentration results when a Bank has a significant credit exposure to an individual or a group engaged in similar activities or having similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE D - CONCENTRATION OF CREDIT RISK (CONTINUED)

Most of the Bank's business activity is with customers located within the Pinellas County area. The loan portfolio is diversified among individuals and types of industries. Loans are expected to be repaid from cash flows or proceeds from the sale of selected assets from borrowers. The amount of collateral obtained upon extension of credit is based upon the Bank's credit evaluation of the customer. Collateral primarily includes residential homes, income producing commercial properties, accounts receivable, inventory, property and equipment.


NOTE E - FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

In the normal course of business to meet the financing needs of customers, the Bank is party to financial instruments with off-balance sheet risk. These instruments are comprised of commitments to extend credit and involve, in varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the financial statements.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contract amount of those instruments. The Bank uses the same credit policies in making commitments as they do for on-balance sheet instruments.

Unfunded commitments, which generally have fixed expiration dates or termination clauses, are legally binding agreements to lend to a customer as long as there are no violations of any conditions established in the contract. Since many commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future liquidity requirements. Fixed rate commitments to extend credit are subject to market risk should interest rates rise above contracted rates during the commitment period. Total unfunded commitments for loans and letters of credit were $1,816,000 at December 31, 1996.


NOTE F - PREMISES AND EQUIPMENT

Major classifications of premises and equipment are as follows:


<Capiton>
                                       Estimated                December 31,
                                      -----------      -----------------------------
                                      Useful life          1996              1995
                                      -----------      ------------      -----------
Land                                                   $   647,391          $647,391
Building                              5-39 years         1,052,621         1,045,198
Furniture and equipment               3-20 years         1,251,370         1,200,762
                                                       -----------       -----------

                                                         2,951,382         2,893,351
Less - accumulated depreciation
   and amortization                                     (1,166,413)       (1,010,712)
                                                       -----------       -----------

                                                       $ 1,784,969       $ 1,882,639
                                                       ===========       ===========

Depreciation expense for the years ended December 31, 1996 and 1995 was $155,702 and $110,014, respectively.

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE G - DEPOSITS

The scheduled maturities of certificates of deposit at December 31, 1996 are as follows:


                        1997                 $14,635,939
                        1998                  12,132,132
                        1999                     197,011
                        2000 and thereafter       93,628
                                             -----------

                                             $27,058,710
                                             ===========

NOTE H - TAXES ON INCOME

There are no significant differences in the Bank's current income tax liability and its income tax expense for the years ended December 31, 1996 and 1995. Normal and recurring temporary differences between accounting and taxable income are with respect to the loan loss reserve, depreciation and accrual of income and expense on certain financial instruments. The Bank normally has significant income from municipal obligations which is not subject to income tax.

Deferred income tax of $10,000 and $15,000, which does not affect the Bank's earnings, has been provided on the net unrealized appreciation at December 31, 1996 and 1995, respectively, applicable to securities available for sale.


NOTE I - RELATED PARTIES

The Bank has made loans and issued lines of credit to various directors and/or their related interests. These loans and lines of credit were granted in accordance with normal lending policies at the Bank. The total balances outstanding were approximately $112,000 and $122,000 at December 31, 1996 and 1995, respectively. In addition, deposits totaling approximately $1,854,000 and $1,320,000 and securities sold under agreements to repurchase totaling $200,000 and $300,000 from related parties were on hand at December 31, 1996 and 1995, respectively.


NOTE J - REGULATORY RESTRICTIONS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

                           INDIAN ROCKS STATE BANK

                        NOTES TO FINANCIAL STATEMENTS

NOTE J - REGULATORY RESTRICTIONS (CONTINUED)

The Bank is required to maintain minimum amounts of capital to total "risk weighted" assets, as defined by banking regulators. At December 31, 1996, the Bank is required to have minimum tier 1 and total capital ratios of 4% and 8%, respectively, to be adequately capitalized. The most recent notification from the Federal Reserve Bank categorized the Bank as well capitalized. There are no conditions or events since that notification that management believes have changed the institution's category. The Bank's actual ratios at December 31, 1996 were 9.75% and 20.22%, respectively.

The State of Florida banking regulations limit the amount of dividends that may be paid without prior approval of the Bank's regulatory agency. The Bank cannot pay dividends in any one year that exceed the sum of net income for that year plus net income after dividends for the two preceding years.

The Bank maintains a deposit balance with the Federal Reserve Bank to pay for treasury tax and loan services and certain other transactions. These deposits at December 31, 1996 and 1995 aggregated approximately $110,000 and $112,000, respectively.


NOTE K - PROFIT SHARING PLAN

The Bank has a profit sharing retirement plan with a 401(k) deferred compensation provision that covers substantially all of the employees. Contributions to the plan by the Bank are discretionary and are limited to fifteen percent (15%) of the total compensation to all participants. Each participant may also elect to make a pre-tax contribution to the plan, generally not to exceed $9,240. Contributions of approximately $26,000 and $22,000 were authorized and charged to operations during 1996 and 1995, respectively.

July 16, 1997




BOARD OF DIRECTORS
Indian Rocks State Bank
Largo, Florida




We have compiled the accompanying statements of financial condition of Indian Rocks State Bank as of March 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements, and accordingly, do not express an opinion or any other form of assurance on them.

Management has elected to omit substantially all of the disclosures required by generally accepted accounting principles. If the omitted disclosures were included in the financial statements, they might influence the user's conclusions about the Bank's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.




Bobbitt, Pittenger & Company, Inc.

Certified Public Accountants

                           INDIAN ROCKS STATE BANK

                      STATEMENTS OF FINANCIAL CONDITION
                           MARCH 31, 1997 AND 1996
                    (SEE ACCOUNTANTS' COMPILATION REPORT)




                                                       1997         1996
                                                    -----------  -----------
          ASSETS

   Cash and due from banks                          $ 2,997,928  $ 2,657,217
   Federal funds sold                                 2,500,000
   Investment securities
     Held to maturity, at cost                       13,398,595   18,047,667
     Available for sale, at market                   25,343,332   12,647,223
   Loans, net of allowance for loan
     losses of $344,467 in 1997,
     and $309,967 in 1996                            31,608,534   28,946,552
   Premises and equipment, net                        1,753,646    1,894,678
   Accrued interest receivable                          663,188      614,662
   Other assets                                         141,598       93,838
                                                    -----------  -----------

       Total Assets                                 $78,406,821  $64,901,837
                                                    ===========  ===========


          LIABILITIES AND STOCKHOLDERS' EQUITY

   LIABILITIES
     Demand deposits                                $ 9,739,502  $ 8,202,146
     NOW and Super NOW deposits                       6,531,836    6,744,580
     Money market deposits                           12,816,352    9,589,245
     Savings deposits                                 7,284,211    8,011,993
     Time deposits (under $100,000)                  25,079,900   18,603,188
     Time deposits ($100,000 and over)                2,948,332    3,299,420
                                                    -----------  -----------

       Total Deposits                                64,400,133   54,450,572

     Securities sold under agreement to repurchase    6,200,479    2,971,529
     Accounts payable and accrued expenses              449,331      593,966
                                                    -----------  -----------

       Total Liabilities                             71,049,943   58,016,067
                                                    -----------  -----------

   STOCKHOLDERS' EQUITY
     Common stock, $4.00 par value; 500,000
       shares authorized; 350,000 shares issued
       and outstanding in 1997 and 1996               1,400,000    1,400,000
     Additional paid-in capital                       2,100,000    2,100,000
     Retained earnings                                3,959,228    3,391,644
     Net unrealized depreciation on securities
       available for sale, net of taxes of
       $55,111 in 1997 and $3,162 in 1996              (102,350)      (5,874)
                                                    -----------  -----------

       Total Stockholders' Equity                     7,356,878    6,885,770
                                                    -----------  -----------

       Total Liabilities and Stockholders' Equity   $78,406,821  $64,901,837
                                                    ===========  ===========

                           INDIAN ROCKS STATE BANK

                            STATEMENTS OF INCOME
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 AND 1996
                    (SEE ACCOUNTANTS' COMPILATION REPORT)




                                                  1997       1996
                                                  ----       ----

            INTEREST INCOME
              Loans receivable                $  684,655  $  661,489
              Investment securities              559,262     440,932
              Federal funds sold                  37,951      14,722
                                              ----------  ----------

                 Total interest income         1,281,868   1,117,143
                                              ----------  ----------

            INTEREST EXPENSE
              NOW and Super NOW                   25,002      26,646
              Money market                        84,009      55,099
              Savings                             36,346      41,126
              Time                               352,833     285,060
              Repurchase agreements               67,980      40,736
                                              ----------  ----------

                 Total interest expense          566,170     448,667
                                              ----------  ----------

                 Net interest income             715,698     668,476

            PROVISION FOR LOAN LOSSES              9,000       4,500
                                              ----------  ----------

                 Net interest income after
                   provision for loan losses     706,698     663,976
                                              ----------  ----------

            NONINTEREST INCOME
              Service charges and fees            29,661      35,127
              Other income                        25,232      36,646
                                              ----------  ----------

                 Total noninterest income         54,893      71,773
                                              ----------  ----------

            NONINTEREST EXPENSE
              Salaries and employee benefits     252,808     251,373
              Occupancy expense                   37,038      34,099
              Furniture and equipment expense     38,069      42,079
              Other operating expenses           107,165      98,068
                                              ----------  ----------

                   Total noninterest expense     435,080     425,619
                                              ----------  ----------

            INCOME BEFORE INCOME TAX             326,511     310,130

            PROVISION FOR INCOME TAXES           116,475     107,560
                                              ----------  ----------

            NET INCOME                        $  210,036  $  202,570
                                              ==========  ==========

            NET INCOME PER SHARE              $      .60  $      .58
                                              ==========  ==========

                           INDIAN ROCKS STATE BANK

                STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    (SEE ACCOUNTANTS' COMPILATION REPORT)




                                                                    (Depreciation)
                                          Additional                 Appreciation         Total
                                Common     Paid-in     Retained     On Securities     Stockholders'
                                Stock      Capital     Earnings   Available for Sale     Equity
                              ----------  ----------  ----------  ------------------  -------------

BALANCE,
  January 1, 1996             $1,400,000  $2,100,000  $3,189,074      $   28,057        $6,717,131

Net income for the period
  January 1, 1996 to
     March 31, 1996                                      202,570                           202,570

Net change in unrealized
  depreciation on securities
  available for sale, net of
  taxes of $18,271                                                       (33,931)          (33,931)
                              ----------  ----------  ----------      ----------        ----------


BALANCE,
  March 31, 1996              $1,400,000  $2,100,000  $3,391,644      $   (5,874)       $6,885,770
                              ==========  ==========  ==========      ==========        ==========




BALANCE
  January 1, 1997             $1,400,000  $2,100,000  $3,749,192      $   18,816        $7,268,008

Net income for the period
  January 1, 1997 to
     March 31, 1997                                      210,036                           210,036

Net change in unrealized
  depreciation on securities
  available for sale, net of
  taxes of $65,243                                                     (121,166)          (121,166)
                              ----------  ----------  ----------      ---------         ----------

BALANCE,
  March 31, 1997              $1,400,000  $2,100,000  $3,959,228      $(102,350)        $7,356,878
                              ==========  ==========  ==========      =========         ==========

                           INDIAN ROCKS STATE BANK

                           STATEMENTS OF CASH FLOWS
          FOR THE THREE MONTH PERIODS ENDED MARCH 31, 1997 AND 1996
                    (SEE ACCOUNTANTS' COMPILATION REPORT)




                                                                1997         1996
                                                             -----------  -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  Interest received                                          $ 1,311,663  $ 1,123,288
  Noninterest (expense) income                                   (66,273)      37,842
  Interest paid                                                 (610,517)    (436,005)
  Salaries and benefits paid                                    (252,808)    (251,373)
  Other expenditures                                            (252,093)    (183,636)
  Taxes paid                                                    (116,475)    (107,560)
                                                             -----------  -----------

NET CASH PROVIDED BY OPERATING ACTIVITIES                         13,497      182,556
                                                             -----------  -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Net increase in federal funds sold                            (600,000)
  Purchase of available for sale securities                   (5,664,874)  (4,389,736)
  Proceeds from sale of available for sale securities                       1,300,000
  Proceeds from maturities of available for sale securities    1,850,000    1,000,000
  Purchase of held to maturity securities                       (222,196)  (3,081,396)
  Proceeds from maturities of held to maturity securities      2,245,000    4,710,000
  Net (decrease) increase in loans                              (653,801)     777,432
  Net purchases of premises and equipment                         (5,135)     (51,527)
                                                             -----------  -----------

NET CASH (USED) PROVIDED BY INVESTING ACTIVITIES              (3,051,006)     264,773
                                                             -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Net increase in demand deposits                                734,265    1,098,961
  Net increase (decrease) in NOW and
     money market deposits                                     1,176,045     (146,063)
  Net (decrease) increase in savings deposits                   (263,647)     253,268
  Net increase (decrease) in time deposits                       969,522     (447,389)
  Net increase (decrease) in securities sold under
     agreement to repurchase                                     289,957     (283,627)
                                                             -----------  -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                      2,906,142      475,150
                                                             -----------  -----------

NET (DECREASE) INCREASE IN
  CASH AND DUE FROM BANKS                                       (131,367)     922,479

CASH AND DUE FROM BANKS,
  beginning of period                                          3,129,295    1,734,738
                                                             -----------  -----------

CASH AND DUE FROM BANKS,
  end of period                                              $ 2,997,928  $ 2,657,217
                                                             ===========  ===========

                                                      1997       1996
                                                    ---------  --------

         RECONCILIATION OF NET INCOME TO NET
             CASH PROVIDED BY OPERATING ACTIVITIES

         NET INCOME                                 $ 210,036  $202,570

         ADJUSTMENTS TO RECONCILE NET
             CASH PROVIDED BY OPERATING ACTIVITIES
               Provision for loan losses                9,000     4,500
               Depreciation and amortization           36,459    39,490
               Decrease in interest receivable         29,795     6,145
               Increase in other assets               (69,452)   (3,708)
               Decrease in accounts payable
                 and accrued expenses                 (81,175)  (32,510)
               Net investment securities (losses)    (121,166)  (33,931)
                                                    ---------  --------

         NET CASH PROVIDED BY OPERATING ACTIVITIES  $  13,497  $182,556
                                                    =========  ========

                                                                      APPENDIX A




                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                              F.N.B. CORPORATION,
                             SOUTHWEST BANKS, INC.
                                      AND
                            INDIAN ROCKS STATE BANK


                            Dated as of May 10, 1997

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
PREAMBLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2     Time and Place of Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.4     Execution of Stock Option Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE 2 - TERMS OF MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.1     Charter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.2     Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         2.3     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
ARTICLE 3 - MANNER OF CONVERTING SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.1     Conversion of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         3.2      Anti-Dilution Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         3.3     Shares Held by IRSB or FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         3.4     Fractional Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
ARTICLE 4 - EXCHANGE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.1     Exchange Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         4.2     Rights of Former IRSB Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF IRSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         5.2     Authority; No Breach by Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         5.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         5.4     No IRSB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.5     Regulatory Filings; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.6     Notes and Obligations.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.7     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         5.8     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         5.9     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.10    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.11    Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         5.12    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.13    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         5.14    Material Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.15    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.16    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5.17    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.18    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.19    Articles of Incorporation Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         5.20    Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF FNB, SOUTHWEST AND INTERIM  . . . . . . . . . . . . . . . . . . . . . .  12
         6.1     Organization, Standing, and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.2     Authority; No Breach By Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         6.3     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.4     FNB Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         6.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.6     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.7     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         6.8     Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.9     Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         6.10    Legal Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.11    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

         6.12    Statements True and Correct  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         6.13    Accounting, Tax and Regulatory Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.14    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.15    Derivatives Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.16    Outstanding IRSB Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         6.17    Material Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.1     Affirmative Covenants of IRSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.2     Negative Covenants of IRSB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         7.3     Covenants of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.4     Adverse Changes In Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.5     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
ARTICLE 8 - ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.1     Registration Statement; Proxy Statement; Shareholder Approval  . . . . . . . . . . . . . . . . . . .  22
         8.2     Applications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3     Filings With Regulatory Authorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.4     Agreement As To Efforts To Consummate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.5     Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.6     Dividend Payments; and Payments under Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.7     Current Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.7     Other Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.8     Press Releases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.9     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         8.10    Certain Purchases. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.11    Accounting and Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.12    Articles of Incorporation Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.13    Agreement of Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.14    Employee Benefits and Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.15    Retention of Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.16    Employment Contracts of Certain Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         8.17    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.1     Conditions to Obligations of Each Party  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.2     Conditions to Obligations of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.3     Conditions to Obligations of IRSB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE 10 - TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.1    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         10.2    Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.3    Non-Survival of Representations and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
ARTICLE 11 - MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         11.2    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.3    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         11.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.5    Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.6    Obligations of FNB . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.7    Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.8    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.9    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         11.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.11   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.12   Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.13   Enforcement of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         11.14   Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

                                LIST OF EXHIBITS


EXHIBIT
NUMBER                    DESCRIPTION
-------                   -----------

1.       Form of Stock Option Agreement (Section 1.4).
2.       Form of Agreement of Affiliates of IRSB (Section 8.13).

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of May ___, 1997, by and among F.N.B. CORPORATION ("FNB"), a Pennsylvania corporation having its principal office located in Hermitage, Pennsylvania; SOUTHWEST BANKS, INC. ("Southwest"), a Florida corporation having its principal office located in Naples, Florida, and a wholly owned subsidiary of FNB; to be joined in by SOUTHWEST INTERIM BANK, N.A., a national bank to be chartered under the laws of the United States and to become a wholly owned subsidiary of FNB ("Interim"); and INDIAN ROCKS STATE BANK ("IRSB"), a Florida state banking corporation having its principal office located in Indian Rocks Beach, Florida.

                                    PREAMBLE

         The Boards of Directors of IRSB, FNB, and once it is chartered, Interim, are of the opinion that the acquisition described herein is in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of IRSB by FNB pursuant to the merger of IRSB with and into Interim (the "Merger"), which will be a new national bank chartered by FNB as soon as practicable after the execution of this Agreement. At the effective time of such Merger, the outstanding shares of the capital stock of IRSB shall be converted into the right to receive shares of the common stock of FNB (except as provided herein). As a result, shareholders of IRSB shall become shareholders of FNB. Immediately upon consummation of the Merger, FNB shall transfer 100% of its ownership of Interim to Southwest so that Interim will become a wholly-owned subsidiary of Southwest. The transactions described in this Agreement are subject to the approvals of the shareholders of IRSB, the Board of Governors of the Federal Reserve System, the Florida Department of Banking and Finance, the Comptroller of the Currency, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

         Immediately after the execution and delivery of this Agreement, as a condition and inducement to FNB's willingness to enter into this Agreement, IRSB and FNB are entering into a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 1, pursuant to which IRSB is granting to FNB an option to purchase shares of IRSB Common Stock.

         Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

         1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, IRSB shall be merged with and into Interim in accordance with the provisions of the National Bank Act and the FFIC. The separate existence of IRSB shall thereupon cease, and Interim, which shall be a wholly-owned subsidiary of FNB, shall be the Surviving Corporation resulting from the Merger, shall have the name "Indian Rocks National Bank," and shall continue to be governed by the National Bank Act. The Merger shall have the effects specified in the National Bank Act and the FFIC. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of IRSB, FNB, Southwest and Interim.

         1.2 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing"), including the Merger, shall take place at 10:00 A.M., local time, on a date specified by the Parties as they, acting through their chief executive officers or chief financial officers, may mutually agree. Subject to the terms and conditions hereof, unless mutually agreed upon in writing by each Party, the Parties shall use their reasonable best efforts to cause the Closing to occur on but not prior to the fifth business day following the Determination Date.

         1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time certification of the Merger is received from the Comptroller of the Currency (the "Effective Time"). Unless the Parties otherwise mutually agree in writing, the Parties shall file the Certificate to Merge on the date of Closing and shall use their best efforts to cause the Effective Time to occur on the date of the Closing.

         1.4 Execution of Stock Option Agreement. Concurrently with the execution of this Agreement and as a condition thereto, IRSB is executing and delivering to FNB the Stock Option Agreement.

                                   ARTICLE 2

                                TERMS OF MERGER

         2.1 Charter. Pursuant to the Merger, the Articles of Association of Interim in effect at the Effective Time shall be the Articles of Association of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law, except that the name of the Surviving Corporation shall be changed to "Indian Rocks National Bank."

         2.2 Bylaws. Pursuant to the Merger, the Bylaws of Interim in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until otherwise amended or repealed in accordance with applicable Law.

         2.3 Directors and Officers. The directors and officers of IRSB immediately prior to the Effective Time shall become directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Association and Bylaws of the Surviving Corporation.

                                   ARTICLE 3

                          MANNER OF CONVERTING SHARES

         3.1    Conversion of Shares.  Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of FNB, Southwest, Interim, or IRSB, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                (a) Each share of common stock of the Surviving Corporation issued and outstanding immediately prior to the Effective Time shall remain outstanding and entirely issued to FNB. Immediately following the Effective Time, FNB shall transfer all of its ownership of the Surviving Corporation to Southwest, and at such time the Surviving Corporation shall be a wholly-owned subsidiary of Southwest.

                (b) Each share of FNB Capital Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                (c) Except for IRSB Common Stock issued and outstanding immediately prior to the Effective Time as to which dissenters' rights have been perfected and not withdrawn, and subject to Section 3.4 relating to fractional shares, each share of IRSB Common Stock (excluding shares to be cancelled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for two (2) shares of FNB Common Stock (the "Exchange Ratio"). The Exchange Ratio shall be fixed and no adjustment shall be made unless the Designated Price of FNB Common Stock is less than $22.00 or equal to or greater than $27.00, in which event the Exchange Ratio shall be adjusted in accordance with Section 3.1(d) of this Agreement.

                (d) If the Designated Price of FNB Common Stock shall be less than $22.00, then the Exchange Ratio shall be increased to equal the quotient, rounded to the third decimal point, obtained by dividing (i) the product of $22.00 and the Exchange Ratio by (ii) the Designated Price. If the Designated Price shall be less than $20.00, then FNB may, at any time during the period commencing on the Determination Date and ending at the close of business on the day before Closing, terminate the Agreement pursuant to Section 10.1(k) hereof. If the Designated Price of FNB Common Stock shall be equal to or greater than $27.00, then the Exchange Ratio shall decrease to equal the quotient, rounded to the third decimal point, obtained by dividing (x) the product of $27.00 and the Exchange Ratio by (y) the Designated Price; provided, however, that if a Change in Control of FNB has occurred, then the Exchange Ratio shall not decrease and shall be fixed at two
         (2) shares of FNB Common Stock for each share of IRSB Common Stock as provided in Section 3.1(c) of this Agreement. Provided further, that if the Designated Price of FNB Common Stock shall be equal to or greater than $30.00, then IRSB may, at any time during the period commencing on the Determination Date and ending at the close of business on the day before Closing, terminate the Agreement pursuant to Section 10.1(g) hereof.

                (e) Notwithstanding Section 3.1(c) of this Agreement, IRSB Common Stock issued and outstanding at the Effective Time which is held by a holder who has not voted in favor of the Merger and who has demanded payment of the fair cash value of such shares in accordance with 12 U.S.C. Section 215a ("Dissenting IRSB Shares") shall not be converted into or represent the right to receive the FNB Common Stock payable thereon pursuant to Section 3.1(c) of this Agreement, and shall be entitled only to such rights of appraisal as are granted by 12 U.S.C. Section 215a ("Dissent Provisions"), unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal. If after the Effective Time any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such shares of IRSB Common Stock shall be treated as if they had been converted at the Effective Time into the right to receive the FNB Common Stock payable thereon pursuant to Section 3.1(c) of this Agreement. IRSB shall give FNB prompt notice upon receipt by IRSB of any written objection to the Merger and such written demands for payment of the fair value of shares of IRSB Common Stock, and the withdrawals of such demands, and any other instruments provided to IRSB pursuant to the Dissent Provisions (any shareholder duly making such demand being hereinafter called a "Dissenting Shareholder"). Each Dissenting Shareholder that becomes entitled, pursuant to the Dissent Provisions, to payment for any shares of IRSB Common Stock held by such Dissenting Shareholder shall receive payment therefore from FNB (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by the Dissent Provisions) and all of such Dissenting Shareholders shares of IRSB Common Stock shall be cancelled. IRSB shall not, except with the prior written consent of FNB, voluntarily make any payment with respect to, or settle or offer to settle, any demand for payment by any Dissenting Shareholder.

         3.2 Anti-Dilution Provisions. In the event FNB changes the number of shares of FNB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted; provided, however, that the Exchange Ratio shall not be adjusted in connection with the 5% stock dividend declared by FNB to shareholders of record on May 1, 1997.

         3.3 Shares Held by IRSB or FNB. Each of the shares of IRSB Common Stock held by IRSB or by any FNB Company, in each case other than those shares of IRSB Common Stock in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of IRSB Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FNB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of FNB Common Stock multiplied by the "market price" of one share of FNB Common Stock at the Closing. The market price of one share of FNB Common Stock at the Closing shall be the average of the closing high bid and low asked prices of such Common Stock in the over-the-counter market, as reported by Nasdaq (or, if not reported thereby, any other authoritative source selected by FNB) on the last trading day preceding the Closing. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4

                               EXCHANGE OF SHARES

         4.1 Exchange Procedures. At the Effective Time, FNB shall deposit or shall cause to be deposited with the exchange agent selected by FNB (the "Exchange Agent") certificates evidencing shares of FNB Common Stock in such amount necessary to provide all consideration required to be exchanged by FNB for IRSB Common Stock pursuant to the terms of this Agreement. Promptly after the Effective Time, FNB shall cause the Exchange Agent to mail to the former shareholders of IRSB appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of IRSB Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of IRSB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall upon surrender thereof promptly receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all declared but undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. FNB shall not be obligated to deliver the consideration to which any former holder of IRSB Common Stock is entitled as a result of the Merger until such holder surrenders such holder's certificate or certificates representing the shares of IRSB Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of IRSB Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither FNB nor the Exchange Agent shall be liable to a holder of IRSB Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

         4.2 Rights of Former IRSB Shareholders. At the Effective Time, the stock transfer books of IRSB shall be closed as to holders of IRSB Common Stock immediately prior to the Effective Time and no transfer of IRSB Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of IRSB Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to FNB's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by IRSB in respect of such shares of IRSB Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Until 90 days after the Effective Time, former shareholders of IRSB shall be entitled to vote at any meeting of FNB stockholders the number of shares of FNB Common Stock into which shares of IRSB Common Stock are converted, regardless of whether such holders have exchanged their certificates representing IRSB Common Stock for shares representing FNB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FNB on the FNB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, except for FNB's regular 5% stock dividend declared by FNB to shareholders of record on May 1, 1997, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of FNB Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of IRSB Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such IRSB Common Stock certificate, both the FNB Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends shall be delivered and paid with respect to each share represented by such certificate. Any portion of the consideration (including the proceeds of any investments thereof) which had been made payable to the Exchange Agent pursuant to Section
4.1 of this Agreement that remain unclaimed by the shareholders of IRSB for six
(6) months after the Effective Time shall be paid to FNB. Any shareholders of IRSB who have not theretofore complied with this Article 4 shall thereafter look only to FNB for payment of their shares of FNB Common Stock and unpaid dividends and distributions on the FNB Common Stock deliverable in respect of each IRSB share of Common Stock such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

                                   ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF IRSB

         IRSB hereby represents and warrants to FNB as follows:

         5.1 Organization, Standing, and Power. IRSB is a state banking corporation duly organized, validly existing, and in active status under the laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. IRSB is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

         5.2    Authority; No Breach by Agreement.

                (a) IRSB has the corporate power and authority necessary to execute and deliver this Agreement and, subject to the approval and adoption of this Agreement by the shareholders of IRSB, to perform its obligations under this Agreement and consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by IRSB and the consummation by IRSB of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of IRSB, subject to the approval of this Agreement by its shareholders as contemplated by Section 8.1 of this Agreement. Subject to such requisite shareholder approval (and assuming due authorization, execution and delivery by FNB, Southwest and Interim) and to such Consents of Regulatory Authorities as required by applicable Law, this Agreement represents a legal, valid, and binding obligation of IRSB, enforceable against IRSB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). The IRSB Board of Directors has received from Allen C. Ewing & Co. a letter dated as of the date of this Agreement to the effect that, in the opinion of such firm, the Exchange Ratio is fair, from a financial point of view, to the holders of IRSB Common Stock.

                (b) Except as disclosed in Section 5.2 of the IRSB Disclosure Memorandum, neither the execution and delivery of this Agreement by IRSB, nor the consummation by IRSB of the transactions contemplated hereby, nor compliance by IRSB with any of the provisions hereof, will
         (i) conflict with or result in a breach of any provision of IRSB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or result in the creation of any Lien on any material Asset of IRSB under, or require a Consent pursuant to, any Contract or Permit of IRSB, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, or, (iii) subject to receipt of the requisite approvals and Consents referred to in Sections 9.1(a), (b) and (c) of this Agreement, violate any Order, or to its Knowledge, any Law applicable to IRSB or any of its material Assets which will have a Material Adverse Effect on IRSB.

                (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by IRSB of the Merger and the other transactions contemplated in this Agreement.

         5.3    Capital Stock.

                (a) The authorized capital stock of IRSB consists of 500,000 shares of IRSB Common Stock, of which 350,000 shares are issued and outstanding as of the date of this Agreement and not more than 350,000 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of IRSB Common Stock are duly and validly issued and outstanding and are fully paid and nonassessable under the FFIC. None of the outstanding shares of IRSB Common Stock has been issued in violation of any preemptive rights. Except for the Stock Option Agreement, IRSB has issued no options or warrants to purchase shares of IRSB Common Stock.





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

                (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided pursuant to the Stock Option Agreement, there are no shares of capital stock or other equity securities of IRSB outstanding and no outstanding Rights relating to the capital stock of IRSB.

         5.4    No IRSB Subsidiaries.  IRSB does not have any Subsidiaries.

         5.5 Regulatory Filings; Financial Statements. IRSB has made available to FNB copies of the IRSB Financial Statements and all management letters of its outside independent certified public accountants relating to any audits performed in connection with the preparation of the IRSB Financial Statements. Each of the IRSB Financial Statements (including, in each case, any related notes), including any IRSB Financial Statements filed after the date of this Agreement until the Effective Time, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes to such financial statements), and fairly present or will present the financial position of IRSB at the respective dates and the results of its operations and cash flows at and for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount, and except for the absence of certain footnote information in the unaudited interim financial statements.

         5.6    Notes and Obligations.

                (a) Except as set forth in Section 5.6 of the IRSB Disclosure Memorandum or as provided in the loss reserve described in subparagraph (b) below, without conducting any independent investigation, IRSB is not aware of any facts which would cause management of IRSB to believe that any notes receivable or any other obligations owned by IRSB or due to it shown on the IRSB Interim Balance Sheet or any such notes receivable and obligations on the date hereof and as of the Effective Time have not been and will not be genuine, legal, valid and collectible obligations of the respective makers thereof and are not and will not be subject to any offset or counterclaim. Except as set forth in subparagraph (b) below, all such notes and obligations are evidenced by written agreements, true and correct copies of which will be made available to FNB for examination prior to the Effective Time. All such notes and obligations were entered into by IRSB in the ordinary course of its business and in compliance with all applicable laws and regulations, except as to any non-compliance which has not and will not have a Material Adverse Effect on IRSB.

                (b) IRSB has established a loss reserve on the IRSB Interim Balance Sheet which is adequate to cover anticipated losses which might result from such items as the insolvency or default of borrowers or obligors on such loans or obligations, defects in the notes or evidences of obligation (including losses of original notes or instruments), offsets or counterclaims properly chargeable to such reserve, or the availability of legal or equitable defenses which might preclude or limit the ability of IRSB to enforce the note or obligation, and the representations set forth in subparagraph (a) above are qualified in their entirety by the aggregate of such loss reserves. As of the Effective Time, the ratio of the loss reserve, as established on such date in good faith by management of IRSB, to total loans outstanding at such time, shall not exceed the ratio of the loss reserve to the total loans outstanding as reflected on the IRSB Interim Balance Sheet (except as otherwise agreed to by IRSB and FNB), and the representations set forth in subparagraph (a) above made as of the Effective Time shall be qualified in their entirety by the aggregate of such loss reserve on such date.

         5.7    Absence of Certain Changes or Events.  Except as disclosed in
Section 5.7 of the IRSB Disclosure Memorandum, since March 31, 1997, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, and (ii) IRSB has not taken any action, or failed to take any action, prior to the date of this Agreement,





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which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the material covenants and agreements of IRSB provided in Article 7 of this Agreement.

         5.8    Tax Matters.

                (a) All Tax Returns required to be filed by or on behalf of IRSB have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on IRSB, and, to the Knowledge of IRSB, all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on IRSB, except as reserved against in the IRSB Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the IRSB Disclosure Memorandum. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid, accrued, or provided for as disclosed in Section 5.8 of the IRSB Disclosure Memorandum.

                (b) Except as disclosed in Section 5.8 of the IRSB Disclosure Memorandum, IRSB has not executed an extension or waiver of any statute of limitations on the assessment or collection of any material Tax due that is currently in effect.

                (c) Except as disclosed in Section 5.8 of the IRSB Disclosure Memorandum, adequate provision for any Taxes due or to become due for IRSB for the period or periods through and including the date of the respective IRSB Financial Statements has been made and is reflected on such IRSB Financial Statements,.

                (d) Deferred Taxes of IRSB have been adequately provided for in the IRSB Financial Statements.

                (e) To the Knowledge of IRSB, IRSB is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

                (f) There are no Liens with respect to Taxes upon any of the material Assets of IRSB, except for loans on IRSB's books generated in the normal course of business.

                (g) IRSB has not filed any consent under Section 341(f) of the Internal Revenue Code concerning collapsible corporation.

                (h) All material elections with respect to Taxes affecting IRSB as of the date of this Agreement have been or will be timely made as set forth in Section 5.8 of the IRSB Disclosure Memorandum. After the date hereof, other than as set forth in Section 5.8 of the IRSB Disclosure Memorandum, no election with respect to Taxes will be made without the prior written consent of FNB, which consent will not be unreasonably withheld.





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

         5.9 Assets. Except as disclosed in Section 5.9 of the IRSB Disclosure Memorandum, IRSB has good and marketable title, free and clear of all Liens (except those Liens which are not likely to have a Material Adverse Effect on IRSB), to all of its material Assets reflected in the IRSB Financial Statements as being owned by IRSB as of the date hereof. All material tangible properties used in the business of IRSB are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with IRSB's past practices. All Assets which are material to IRSB's business, held under leases or subleases by IRSB, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. IRSB currently maintains insurance in amounts, scope, and coverage as disclosed in Section 5.9 of the IRSB Disclosure Memorandum. IRSB has not received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.9 of the IRSB Disclosure Memorandum, to the Knowledge of IRSB, there are presently no claims pending under such policies of insurance and no notices have been given by IRSB under such policies.

         5.10   Environmental Matters.

                (a) To the Knowledge of IRSB, except as disclosed in Section
         5.10 of the IRSB Disclosure Memorandum, IRSB, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

                (b) To the Knowledge of IRSB, except as disclosed in Section
         5.10 of the IRSB Disclosure Memorandum, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which IRSB or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

                (c) To the Knowledge of IRSB, except as disclosed in Section
         5.10 of the IRSB Disclosure Memorandum, during the period of (i) IRSB's ownership or operation of any of its properties, (ii) IRSB's participation in the management of any Participation Facility, or
         (iii) IRSB's holding a security interest in a Loan Property, there is no reasonable basis for any Litigation of a type described above in
         Section 5.10(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

                (d) To the Knowledge of IRSB, except as disclosed in Section
         5.10 of the IRSB Disclosure Memorandum, there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of IRSB, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

         5.11 Compliance With Laws. Except as disclosed in Section 5.11 of the IRSB Disclosure Memorandum, IRSB has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, and IRSB is not presently





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in default under any such Permit, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB. Except as disclosed in Section 5.11 of the IRSB Disclosure Memorandum,
IRSB:

                (a) to the Knowledge of IRSB, is not in violation of any Laws or Orders applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB; and

                (b) has not received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that IRSB is not in substantial compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, (ii) threatening to revoke any Permit, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB , or (iii) requiring IRSB to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

         5.12 Labor Relations. IRSB is not the subject of any Litigation asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving IRSB, pending or, to the Knowledge of IRSB, threatened, nor is there any activity involving any of IRSB's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

         5.13   Employee Benefit Plans.

                (a) IRSB has disclosed in Section 5.13 of the IRSB Disclosure Memorandum, and has or will deliver or make available to FNB copies or summaries of, all material pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other material incentive plans, all other material written employee programs, arrangements, or agreements, and all other material employee benefit plans or fringe benefit plans, including, without limitation, all "employee benefit plans" (as that term is defined in Section 3(3) of ERISA), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by IRSB for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the " IRSB Benefit Plans"). Any of the IRSB Benefit Plans which is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) is referred to herein as a " IRSB ERISA Plan". No IRSB Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

                (b) Except as disclosed in Section 5.13 of the IRSB Disclosure Memorandum, all IRSB Benefit Plans are in compliance in all material respects with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws, the breach or violation of which are reasonably likely to have a Material Adverse Effect on IRSB.

                (c) Except as disclosed in Section 5.13 of the IRSB Disclosure Memorandum, no IRSB ERISA Plan which is a "defined benefit pension plan" (as defined in Section 4140 of the Internal Revenue Code) has any "unfunded current liability" (as that term is defined in Section 302(d)(8)(A) of ERISA) and the present fair market value of the assets of any such plan exceeds the plan's "benefit





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         liabilities" (as that term is defined in Section 4001(a)(16) of ERISA)
         when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements.

                (d) Except as disclosed in Section 5.13 of the IRSB Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of IRSB from IRSB under any IRSB Benefit Plan, (ii) increase any benefits otherwise payable under any IRSB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have a Material Adverse Effect on IRSB.

         5.14 Material Contracts. Except as disclosed in Section 5.14 of the IRSB Disclosure Memorandum, IRSB is not a party to or subject to the following:
(i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by IRSB or the guarantee by IRSB of any such obligation exceeding $50,000 (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (iii) any other material Contract or amendment thereto as of the date of this Agreement not made in the ordinary course of business to which IRSB is a party or by which it is bound (together with all Contracts referred to in Sections 5.9 and 5.13(a) of this Agreement, the "IRSB Contracts"). With respect to each IRSB Contract and except as disclosed in Section 5.14 of the IRSB Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) IRSB is not in default thereunder, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB; (iii) IRSB has not repudiated or waived any material provision of any such IRSB Contract; and (iv) no other party to any such IRSB Contract is, to the Knowledge of IRSB, in Default in any material respect, other than defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, or has repudiated or waived any material provision thereunder. Except for Federal Home Loan Bank advances, all of the indebtedness of IRSB for money borrowed is prepayable at any time by IRSB without penalty or premium.

         5.15 Legal Proceedings. Except as disclosed in Section 5.15 of the IRSB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of IRSB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against IRSB, or against any material Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB, nor to the Knowledge of IRSB are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against IRSB, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB. Section 5.15 of the IRSB Disclosure Memorandum includes a summary report of all Litigation as of the date of this Agreement to which IRSB is a party and which names IRSB as a defendant or cross-defendant and where the estimated maximum exposure to be $10,000 or more.

         5.16 Reports. For the three years ended December 31, 1996, 1995 and 1994, and since January 1, 1997, IRSB has timely filed, and to the extent permitted by Law has made available for FNB review, all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any Regulatory Authorities. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws enforced or promulgated by the Florida Department of Banking and Finance or the Board of Governors of the Federal Reserve System, except for those which would not have a Material





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Adverse Effect on IRSB. As of its respective date, each such report and document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, which untrue statement of a material fact or omission to state a material fact is likely to have, individually or in the aggregate, a Material Adverse Effect on IRSB.

         5.17 Statements True and Correct. None of the information supplied or to be supplied by IRSB or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by IRSB or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to IRSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by IRSB or any Affiliate thereof with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of IRSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that IRSB or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         5.18 Accounting, Tax and Regulatory Matters. To the Knowledge of IRSB, neither IRSB nor any Affiliate thereof has taken or agreed to take any action which would, or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         5.19 Articles of Incorporation Provisions. IRSB has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in any super-majority voting requirement or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of IRSB or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of IRSB that may be directly or indirectly acquired or controlled by it.

         5.20 Derivatives Contracts. Except as disclosed in Section 5.20 of the IRSB Disclosure Memorandum, IRSB is neither a party to nor has it agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial contract, or any other interest rate or foreign currency protection contract not included on its balance sheet which is a financial derivative contract (including various combinations thereof) (each a "Derivatives Contract").

                                   ARTICLE 6

          REPRESENTATIONS AND WARRANTIES OF FNB, SOUTHWEST AND INTERIM

         FNB and Southwest hereby represent and warrant to IRSB and Interim, when formed, will represent and warrant to IRSB as follows:





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         6.1    Organization, Standing, and Power.

                (a) FNB is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Pennsylvania, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. FNB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                (b) Southwest is a corporation duly organized, validly existing, and in active status under the Laws of the State of Florida, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its material Assets. Southwest is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Southwest.

                (c) Interim will be a national bank organized under the National Bank Act (as a wholly owned subsidiary of FNB), after the execution of this Agreement and prior to the Effective Time and shall have the corporate power and authority to carry on the business of banking. Interim shall become duly qualified or licensed to transact business as a foreign corporation, and shall maintain its corporate status in good standing, in the States of the United States and foreign jurisdictions where the character of the assets or the nature or conduct of the business, to be purchased, received or operated by Interim, shall require it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Interim.

         6.2    Authority; No Breach By Agreement.

                (a) Each of FNB and Southwest has, and upon its formation Interim shall have, the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FNB and Southwest and shall be duly and validly authorized by all necessary corporation action in respect thereof by Interim upon its formation. This Agreement represents a legal, valid, and binding obligation of FNB and Southwest and shall become such an obligation of Interim upon its formation, enforceable against FNB and Southwest, and to become enforceable against Interim upon its formation, in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                (b) Neither the execution and delivery of this Agreement by FNB, Southwest or, upon its formation, Interim, nor the consummation by FNB, Southwest or Interim of the transactions contemplated hereby, nor compliance by FNB, Southwest or Interim with any of the provisions





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         hereof, will (i) conflict with or result in a breach of any provision of the Articles of Association or Bylaws of FNB, Southwest or, upon its formation, Interim, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FNB Company, Southwest or Interim under, any Contract or Permit of any FNB Company, Southwest or Interim, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, Southwest or Interim, or,
         (iii) subject to receipt of the requisite Consents referred to in
         Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FNB Company, Southwest or, upon its formation, Interim or any of their respective material Assets.

                (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of Nasdaq, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, Southwest and, upon its formation, Interim, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FNB, Southwest and Interim of the Merger and the other transactions contemplated in this Agreement.

         6.3    Capital Stock.  The authorized capital stock of FNB consists of
(i) 100,000,000 shares of FNB Common Stock, of which 14,047,953 shares were issued and outstanding as of the date of this Agreement and (ii) 20,000,000 shares of FNB Preferred Stock, of which 318,568 shares were issued and outstanding as of the date of this Agreement (the "FNB Capital Stock"). All of the issued and outstanding shares of FNB Capital Stock are, and all of the FNB Common Stock to be issued in exchange for IRSB Common Stock upon consummation of the Merger will be, authorized and reserved for issuance prior to the Effective Time and, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the PBCL. None of the outstanding shares of FNB Capital Stock has been, and none of the shares of FNB Common Stock to be issued in exchange for shares of IRSB Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FNB.

         6.4 FNB Subsidiaries. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, the list of Subsidiaries of FNB filed by FNB with its most recent FNB Report on Form 10-K for the fiscal year ended December 31, 1996 is a true and complete list of all of the FNB Subsidiaries as of the date of this Agreement. Except as disclosed in Section 6.4 of the FNB Disclosure Memorandum, FNB or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock of each FNB Subsidiary. No equity securities of any FNB Subsidiary are or may become required to be issued (other than to another FNB Company) by reason of any Rights, and there are no Contracts by which any FNB Subsidiary is bound to issue (other than to another FNB Company) additional shares of its capital stock or Rights or by which any FNB Company is or may be bound to transfer any shares of the capital stock of any FNB Subsidiary (other than to another FNB Company). There are no Contracts relating to the rights of any FNB Company to vote or to dispose of any shares of the capital stock of any FNB Subsidiary. All of the shares of capital stock of each FNB Subsidiary held by a FNB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized (except, in the case of Subsidiaries that are national banks, for the assessment contemplated by 12 U.S.C. Section
55), and are owned by the FNB Company free and clear of any Lien. Each FNB Subsidiary is either a bank or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Interim, when formed, will be a national bank formed under the National Bank Act and, as of the date of this Agreement through





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the Effective Time, shall be a wholly-owned direct Subsidiary of FNB.  Each FNB
Subsidiary is duly qualified or licensed to transact business as a foreign corporation and is in good standing in each jurisdiction where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. Each FNB Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in each such FNB Subsidiary that is a depository institution which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund.

         6.5    SEC Filings; Financial Statements.

                (a) FNB has filed and made available to IRSB accurate and complete copies of all forms, reports, and documents required to be filed by FNB with the SEC since January 1, 1994, (collectively, the "FNB SEC Reports"). The FNB SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FNB SEC Reports or necessary in order to make the statements in such FNB SEC Reports, in light of the circumstances under which they were made, not misleading. Except for FNB Subsidiaries that are registered as brokers, dealers, investment advisers, or associated persons thereof, none of the FNB Subsidiaries is required to file any forms, reports or other documents with the SEC. None of the FNB Subsidiaries is required to file any forms, reports, or other documents with the SEC under the 1933 Act or Sections 12, 13, 14, or 16 of the 1934 Act.

                (b) Each of the FNB Financial Statements (including, in each case, any related notes) contained in the FNB SEC Reports, including any FNB SEC Reports filed after the date of this Agreement until the Effective Time, complied, and each SEC Report filed after the date of this Agreement until the Effective Time will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the
         SEC), and fairly presented the consolidated financial position of FNB and its Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         6.6    Absence of Certain Changes or Events.  Since January 1, 1997,
(i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, and (ii) the FNB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FNB, Southwest, or Interim provided in Articles 7 or 8 of this Agreement.

         6.7    Tax Matters.

                (a) All Tax Returns required to be filed by or on behalf of any of the FNB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before March 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken





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         together, are not reasonably likely to have a Material Adverse Effect on FNB, and to the Knowledge of FNB all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FNB, except as reserved against in the FNB Financial Statements delivered prior to the date of this Agreement. All Taxes and other liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

                (b) Adequate provision for any Taxes due or to become due for any of the FNB Companies for the period or periods through and including the date of the respective FNB Financial Statements has been made and is reflected on such FNB Financial Statements.

                (c) Deferred Taxes of the FNB Companies have been adequately provided for in the FNB Financial Statements.

                (d) To the Knowledge of FNB, each of the FNB Companies is in compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.8 Compliance With Laws. Both FNB and Southwest are duly registered as a bank holding company under the BHC Act. Each FNB Company has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. None of the FNB Companies is presently in Default under or in violation of any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB. No FNB Company:

                (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB; and

                (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FNB Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, or (iii) requiring any FNB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

         6.9    Assets.   Except as disclosed in Section 6.9 of the FNB
Disclosure Memorandum, the FNB Companies have good and marketable title, free and clear of all Liens (except for those Liens which are not likely to have a Material Adverse Effect on FNB or its Subsidiaries taken as a whole), to all of their respective





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material Assets, reflected in FNB Financial Statements as being owned by FNB as of the date hereof. All material tangible properties used in the businesses of the FNB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FNB's past practices. All Assets which are material to FNB's business on a consolidated basis, held under leases or subleases by any of the FNB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The FNB Companies currently maintain insurance in amounts, scope, and coverage as disclosed in Section 6.9 of the FNB Disclosure Memorandum. None of the FNB Companies has received written notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 6.9 of the FNB Disclosure Memorandum, to the Knowledge of FNB there are presently no occurrences giving rise to a claim under such policies of insurance and no notices have been given by any FNB Company under such policies.

         6.10 Legal Proceedings. Except as disclosed in Section 6.10 of the FNB Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of FNB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FNB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB, nor to the Knowledge of FNB are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FNB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.11 Reports. Since January 1, 1994, or the date of organization if later, each FNB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         6.12 Statements True and Correct. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by FNB with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any FNB Company or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to IRSB's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by any FNB Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of IRSB, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that any FNB Company or any Affiliate thereof is





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responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

         6.13 Accounting, Tax and Regulatory Matters. No FNB Company or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying as a reorganization within the meaning of Section 368(a)(2)(D) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

         6.14   Environmental Matters.

                (a) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, each FNB Company, its Participation Facilities, and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                (b) Except as disclosed in Section 6.14 of the FNB Disclosure Memorandum, there is no Litigation pending, or, to the Knowledge of FNB, threatened before any court, governmental agency, or authority or other forum in which any FNB Company or any of its Loan Properties or Participation Facilities (or any FNB Company in respect of any such Loan Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, or involving any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                (c) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, there is no reasonable basis for any Litigation of a type described above in Section 6.14(b), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

                (d) To the Knowledge of FNB, except as disclosed in Section
         6.14 of the FNB Disclosure Memorandum, during the period of (i) FNB's or any of its Subsidiaries' ownership or operation of any of their respective properties, (ii) FNB's or any of its Subsidiaries' participation in the management of any Participation Facility, or
         (iii) FNB's or any of its Subsidiaries' holding a security interest in a Loan Property, to the Knowledge of FNB there have been no releases of Hazardous Material in, on, under, or affecting any Participation Facility or Loan Property of a FNB Company, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FNB.

         6.15 Derivatives Contracts. Neither FNB nor any of its Subsidiaries is a party to or has agreed to enter into a Derivatives Contract, except for those Derivatives Contracts set forth in Section 6.15 of the FNB Disclosure Memorandum.

         6.16 Outstanding IRSB Common Stock. As of the date of this Agreement, FNB Companies do not beneficially own any shares of IRSB Common Stock for their own accounts (not including those held in a fiduciary or trust capacity for, or on behalf of, unaffiliated third parties). During the term of this Agreement, no FNB Company, including Interim, shall purchase or otherwise acquire beneficial ownership of any additional IRSB Common Stock except pursuant to the terms of this Agreement.





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         6.17   Material Contracts.  All material Contracts to which FNB is a party and which are required to be filed as exhibits to FNB SEC Reports have been so filed and, except as disclosed in Section 6.17 of the FNB Disclosure Memorandum, as of the date of this Agreement, to the Knowledge of FNB neither FNB nor any of the FNB Companies is a party to any Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FNB with the SEC except for the fact that no such Form 10-K is presently required to be filed with the SEC as of the date hereof.

                                   ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

         7.1 Affirmative Covenants of IRSB. Unless the prior written consent of FNB shall have been obtained, and except as otherwise expressly contemplated herein, IRSB shall (i) operate its business only in the usual, regular, and ordinary course, (ii) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises, (iii) use its reasonable best efforts to maintain its current employee relationships, and (iv) take no action which would materially adversely affect the ability of any Party to obtain any Consents of Regulatory Authorities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) of this Agreement.

         7.2 Negative Covenants of IRSB. Except as disclosed in Section 7.2 of the IRSB Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, IRSB covenants and agrees that it will not do or agree or commit to do, any of the following without the prior written consent (except as specifically provided in this Section 7.2) of the chief executive officer, president, chief financial officer, or any executive vice president or duly authorized designee of FNB:

                (a) amend the Articles of Incorporation, Bylaws, or other governing instruments of IRSB except as expressly contemplated by this Agreement; or

                (b) except for loans secured by a first mortgage on a single family owner-occupied real estate, make any unsecured loan or other extension of credit in excess of $100,000, or make any fully secured loan, to any Person (except those who have received a commitment for a loan or extension of credit prior to the date of this Agreement) in excess of $250,000 (in either case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed as the approval of FNB to make such loan or extend such credit); or

                (c) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $100,000 except in the ordinary course of the business of IRSB consistent with past practices (it being understood and agreed that the incurrence of indebtedness in the ordinary course of business shall include, without limitation, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of IRSB of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the IRSB Disclosure Memorandum); or

                (d) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of IRSB, or make, declare, or pay any dividend or





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         make any other distribution in respect of IRSB's capital stock (except for the (i) regular semi-annual dividends paid in accordance with
         Section 8.6 of this Agreement, and (ii) acquisitions of IRSB Common Stock by IRSB in a fiduciary or trust capacity in the ordinary course of business); or

                (e) except for this Agreement, or pursuant to the Stock Option Agreement, or as disclosed in Section 7.2(e) of the IRSB Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of IRSB Common Stock or any other capital stock of IRSB, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                (f) adjust, split, combine, or reclassify any capital stock of IRSB or issue or authorize the issuance of any other securities in respect of or in substitution for shares of IRSB Common Stock, or sell, lease, mortgage, or otherwise dispose of or otherwise encumber
         (i) any shares of capital stock of IRSB, or (ii) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

                (g) except for purchases of United States Treasury securities or United States Government agency securities, which in either case have maturities of five years or less, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by IRSB in its fiduciary capacity, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement (in which case FNB shall object thereto within two business days, and the failure to provide a written objection within two business days shall be deemed the approval of FNB to make such purchase or investment; or

                (h) grant any material increase in compensation or benefits to the employees or officers of IRSB, except in accordance with past practice disclosed in Section 7.2(h) of the IRSB Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement or as otherwise disclosed in
         Section 7.2(h) of the IRSB Disclosure Memorandum; enter into or amend any severance agreements with officers of IRSB; grant any material increase in fees or other increases in compensation or other benefits to directors of IRSB except in accordance with past practice disclosed in Section 7.2(h) of the IRSB Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

                (i) except as disclosed in Section 7.2(i) of the IRSB Disclosure Memorandum or that may be entered into in accordance with
         Section 8.16 of this Agreement, enter into or amend any employment Contract between IRSB and any Person (unless such amendment is required by Law) that IRSB does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                (j) except as disclosed in Section 7.2(j) of the IRSB Disclosure Memorandum, adopt any new employee benefit plan of IRSB or make any material change in or to any existing employee benefit plans of IRSB other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or





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                (k) make any significant change in any Tax or accounting
         methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                (l) except as disclosed in Section 7.2(l) of the IRSB Disclosure Memorandum, commence any Litigation other than in accordance with past practice or settle any Litigation involving any Liability of IRSB for material money damages or restrictions upon the operations of IRSB; or

                (m) except in the ordinary course of business, modify, amend, or terminate any material Contract other than renewals without material adverse change of terms, or waive, release, compromise, or assign any material rights or claims; or

                (n) except as disclosed in Section 7.2(n) of the IRSB Disclosure Memorandum and except for transactions in the ordinary course of business consistent with past practice, make any investment in excess of $100,000 either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof; or

                (o) sell, transfer, mortgage, encumber, or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity, or cancel, release or assign any indebtedness to any such Person or any claims held by any such Person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of this Agreement; or

                (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.2.

         7.3 Covenants of FNB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FNB covenants and agrees that it shall (i) continue to conduct its business and the business of FNB Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the FNB Common Stock and the business prospects of the FNB Companies, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) of this Agreement, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any FNB Company from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of FNB, desirable in the conduct of the business of FNB and its Subsidiaries. FNB further covenants and agrees that it will not, without the prior written consent of the Chief Executive Officer of IRSB, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of FNB, in each case in any manner adverse to the holders of IRSB Common Stock.

         7.4    Adverse Changes In Condition.  Except as disclosed in Section
7.4 of the IRSB Disclosure Memorandum, each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable best efforts to prevent or promptly to remedy the same.

         7.5 Reports. Each Party and their respective Subsidiaries shall file all reports required to be filed by each of them with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial





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statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material and except for the absence of certain footnote information in the unaudited financial statements). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities
Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

         8.1 Registration Statement; Proxy Statement; Shareholder Approval. As soon as practicable after execution of this Agreement (in no event later than July 30, 1997), FNB shall file the Registration Statement with the SEC, and shall use its reasonable best efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state blue sky or securities Laws in connection with the issuance of the shares of FNB Common Stock upon consummation of the Merger. IRSB shall furnish all information concerning it and the holders of its capital stock as FNB may reasonably request in connection with such action. IRSB shall call a Shareholders' Meeting, to be held on a date that is determined by the Parties to be a mutually desirable date, which date shall be as soon as practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, (i) IRSB shall prepare a Proxy Statement relating to the Merger and mail such Proxy Statement to its shareholders, (ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement, (iii) the Board of Directors of IRSB shall recommend (subject to compliance with their fiduciary duties under applicable law as advised by counsel) to its shareholders the approval of this Agreement, (iv) each member of the Board of Directors of IRSB shall vote all IRSB Common Stock beneficially owned by each in favor of the approval of this Agreement, and (v) the Board of Directors and officers of IRSB shall (subject to compliance with their fiduciary duties under applicable law as advised by counsel) use their reasonable best efforts to obtain such shareholders' approval.

         8.2 Applications. FNB shall promptly prepare and file, and IRSB shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement and thereafter use its reasonable best efforts to cause the Merger to be consummated as expeditiously as possible. Further, FNB shall, prior to the Closing, prepare and file with the National Association of Securities Dealers the required documents and make payment of the required fees for the shares of FNB Common Stock to be issued to holders of IRSB Common Stock in connection with the Merger.

         8.3 Filings With Regulatory Authorities. Upon the terms and subject to the conditions of this Agreement, FNB shall execute and file the Application to Merge with the Department of Banking of the State of Florida and the Office of the Comptroller of the Currency in connection with the Closing.

         8.4 Agreement As To Efforts To Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries, if any, to use, its reasonable best efforts





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to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including the use of their respective reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries, if any, to use, its reasonable best efforts to obtain all Permits and Consents of all third parties and Regulatory Authorities necessary or desirable for the consummation of the transactions contemplated by this Agreement.

         8.5    Access to Information; Confidentiality.

                (a) From the date hereof to the Effective Time or termination pursuant to Article 10 of this Agreement, upon reasonable notice and subject to applicable Laws, FNB and IRSB shall afford each other, and each other's accountants, counsel, and other representatives, during normal working hours for the period of time prior to the Effective Time or termination of this Agreement pursuant to Article 10 hereof, reasonable access to all of its and its Subsidiaries' properties, books, contracts, commitments, and records and, during such period, each shall furnish promptly to the other party (i) a copy of each report, schedule, and other document filed or received by it or any of its Subsidiaries during such period pursuant to the requirements of the Securities Laws, (ii) a copy of all filings made with any Regulatory Authorities or other governmental entities in connection with the transactions contemplated by this Agreement and all written communications received from such Regulatory Authorities and governmental entities related thereto, and (iii) all other information concerning FNB or FNB's Subsidiaries' business, properties and personnel as IRSB may reasonably request, including reports of condition filed with Regulatory Authorities. In this regard, without limiting the generality of the foregoing, FNB and its Subsidiaries and Affiliates shall notify IRSB promptly upon the receipt by it of any comments from the SEC, or its staff, and of any requests by the SEC for amendments or supplements to the Registration Statement or for additional information and will supply IRSB with copies of all correspondence between it and its representatives, on the one hand, and the SEC or the members of its staff or any other government official, on the other hand, with respect to the Registration Statement. Each Party hereto shall, and shall cause its advisors and representatives to (x) conduct its investigation in such a manner which will not unreasonably interfere with the normal operations, customers or employee relations of the other and shall be in accordance with procedures established by the parties having the due regard for the foregoing, and (y) refrain from using for any purposes other than as set forth in this Agreement, and shall treat as confidential, all information obtained by each hereunder or in connection herewith and not otherwise known to them prior to the Effective Time.

                (b) FNB, the FNB Companies and their Affiliates will hold, and will use their best efforts to cause their officers, directors, employees, consultants, advisors, representatives, and agents to hold, in confidence, unless compelled by judicial or other legal process, all confidential documents and information concerning IRSB furnished to FNB, any FNB Company, or their Affiliates in connection with the transactions contemplated by this Agreement, including information provided in accordance with this Section 8.5, except to the extent that such information can clearly be demonstrated by FNB to have been
         (i) previously known on a nonconfidential basis by FNB, (ii) in the public domain other than as a result of disclosure by FNB, any FNB Company, or any of their Affiliates, or (iii) later lawfully acquired by FNB from sources other than IRSB; provided, however, that FNB may disclose such information to its officers, directors, employees, consultants, advisors, representatives, and agents in connection with the transactions contemplated by this Agreement only to the extent that such Persons who, in FNB's reasonable judgment, need to know such information for the purpose of evaluating IRSB (provided that such Persons shall be informed of the confidential nature of such





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         information and shall agree to be bound by the terms of this provision) and, in any event, such disclosures shall be made only to the extent necessary for such purposes. If this Agreement is terminated in accordance with Article 10 hereof, FNB, the FNB Companies and their Affiliates shall maintain the confidence of such information and will, and will use their best efforts to cause its officers, directors, employees, consultants, advisors, representatives, and agents to, return to IRSB all documents and other materials, and all copies made thereof, obtained by FNB, any FNB Company, or any of their Affiliates in connection with this Agreement that are subject to this Section 8.5.

         8.6 Dividend Payments; and Payments under Plans. After the date of this Agreement until the Effective Time or the termination of this Agreement pursuant to Article 10 hereof, IRSB may declare and pay semi-annual cash dividends for the first half of 1997 to its shareholders in June 1997 in an amount not to exceed $0.25 per share and in December 1997 (if the Closing of the Merger has not occurred) in an amount not to exceed $0.50 per share for the second half of 1997.

         8.7 Current Information. During the period from the date of this Agreement until the Effective Time or termination of this Agreement pursuant to
Article 10 hereof, each of IRSB and FNB shall, and shall cause its representatives to, confer on a regular and frequent basis with representatives of the other. Each of IRSB and FNB shall promptly notify the other of (i) any material change in its business or operations, (ii) any material complaints, investigations, or hearings (or communications indicating that the same may be contemplated) of any Regulatory Authority, (iii) the institution of threat of material Litigation involving such party, or (iv) the occurrence or nonoccurrence, of an event or condition, the occurrence, or nonoccurrence, of which would be reasonably expected to cause any of such party's representations or warranties set forth herein in any respect as of the Effective Time; and in each case shall keep the other fully informed with respect thereto.

         8.7 Other Actions. No Party shall, or shall permit any of its Subsidiaries, if any, to, take any action, except in every case as may be required by applicable Law, that would or is intended to result in (i) any of its representations and warranties set forth in this Agreement that are qualified as to materiality being or becoming untrue, (ii) any of such representations and warranties that are not so qualified become untrue in any material manner having a Material Adverse Effect, (iii) any of the conditions set forth in this Agreement not being satisfied or in a violation of any provision of this Agreement, or (iv) adversely affecting the ability of any of them to obtain any of the Consents or Permits from Regulatory Authorities (unless such action is required by sound banking practice).

         8.8 Press Releases. Prior to the Effective Time, IRSB and FNB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

         8.9 No Solicitation. Except with respect to this Agreement and the transactions contemplated hereby, from the date of this Agreement until the Effective Time or termination pursuant to Article 10, neither IRSB nor any Affiliate thereof, or any Representatives thereof retained by IRSB, shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of IRSB's Board of Directors determined after consultation with counsel, neither IRSB nor any Affiliate or Representative thereof shall furnish any nonpublic information that it is not legally obligated to furnish or negotiate with respect to, any Acquisition Proposal, but IRSB may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. IRSB shall promptly notify FNB orally and in writing in the event that it receives any inquiry or proposal relating to any such transaction. IRSB shall (i)





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immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable best efforts to cause of all its Representatives not to engage in any of the foregoing.

         8.10 Certain Purchases. Except as contemplated in this Agreement, for a period of three years after the date of this Agreement, and if this Agreement is terminated as provided in Section 10.1 hereof, then for a period of three years from the date of termination, FNB will not (and will ensure that the FNB Subsidiaries and Affiliates will not), without the prior written approval of the Board of Directors of IRSB or any committee thereof: (i) directly purchase or otherwise acquire, or enter into any agreement to purchase or otherwise acquire, any equity securities of IRSB, any warrants or options to purchase such equity securities, any securities convertible into such equity securities, or any other rights to acquire such equity securities, (ii) make or in any way participate directly or indirectly in any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC), to vote any equity securities of IRSB (unless any third party shall then be engaged in such a solicitation and such solicitation relates to a content for control of IRSB and except that this clause (ii) shall not apply to solicitations made by
IRSB), or (iii) make any public request to waive any provision of this Section
8.10 or to permit any action prohibited by this Section 8.10 to be taken. Notwithstanding the foregoing, nothing in this Section 8.10 shall prohibit FNB from indirectly acquiring any equity securities of IRSB by acquiring through merger, consolidation or otherwise, a financial institution which owns equity securities of IRSB.

         8.11 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable best efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. FNB and IRSB undertake and agree to use their respective reasonable best efforts to cause the Merger, and to take no action that would cause the Merger not, to qualify for pooling-of-interests accounting treatment.

         8.12 Articles of Incorporation Provisions. IRSB shall take all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in any super-majority voting requirements or the grant of any rights to any Person under the Articles of Incorporation, Bylaws, or other governing instruments of IRSB or restrict or impair the ability of FNB or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of IRSB that may be directly or indirectly acquired or controlled by it.

         8.13 Agreement of Affiliates. IRSB has disclosed in Section 8.13 of the IRSB Disclosure Memorandum all Persons whom it reasonably believes are "affiliates" of IRSB for purposes of Rule 145 under the 1933 Act. IRSB shall use its reasonable best efforts to cause each such Person to deliver to FNB not later than 10 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 2 attached hereto, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of IRSB Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FNB Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FNB and IRSB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. Shares of FNB Common Stock issued to such Affiliates of IRSB in exchange for shares of IRSB Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of FNB and IRSB have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.13 (and FNB shall be entitled to place restrictive legends upon certificates for shares of FNB Common Stock issued to affiliates of IRSB pursuant to this Agreement to enforce the provisions of this
Section 8.13). FNB shall not





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be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FNB Common Stock by such Affiliates.

         8.14 Employee Benefits and Contracts. All employees of IRSB at the Effective Time shall become employees of Interim. Following the Effective Time, FNB shall provide generally to officers and employees of IRSB employee benefits under employee benefit plans (other than stock option or other plans involving the potential issuance of FNB Common Stock), on terms and conditions which when taken as a whole are no less favorable than those currently provided by IRSB or those currently provided by the FNB Companies to their similarly situated officers and employees, whichever is more favorable to officers and employees of IRSB. For purposes of participation and vesting (but not benefit accrual under any employee benefit plans of FNB and its subsidiaries other than the IRSB Benefit Plans) under such employee benefit plans, the service of the employees of IRSB prior to the Effective Time shall be treated as service with a FNB Company participating in such employee benefit plans. FNB shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed in Section 8.14 of the IRSB Disclosure Memorandum between IRSB and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the IRSB Benefit Plans, provided, however, that the benefits that accrue under the IRSB bonus plan for employees and under the IRSB profit sharing plan for employees shall continue through December 31, 1997, at which time the employees of IRSB will participate in such similar employee benefit plans currently provided by the FNB Companies.

         8.15 Retention of Directors. Immediately following the Effective Time and for a period of one year, FNB shall cause the present directors of IRSB to be nominated and elected directors of Interim at a rate of compensation for their services in an amount at least equal to that which they are receiving from IRSB as of the date of this Agreement.

         8.16 Employment Contracts of Certain Officers. Southwest and Interim, prior to the Effective Time, shall enter into Employment Agreements with Robert C. George, George F. Bossa, Jr. and Bernie F. Kline containing such terms and conditions as mutually agreeable. In consideration of the entering into such employment agreements Messrs. George, Bossa and Kline shall cancel and terminate the agreements dated as of January 1, 1997, entered into with IRSB respecting change in control.

         8.17   Indemnification.

                (a) FNB shall, and shall cause the Surviving Corporation (and its successors and assigns) to, indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of IRSB (each, an "Indemnified Party") after the Effective Time against all costs, fees, or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Florida Law and by IRSB's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FNB is required to effectuate any indemnification, FNB shall direct, or cause such FNB Company to direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FNB and the Indemnified Party. FNB shall, and shall cause the Surviving Corporation and all other relevant FNB Companies, to apply such rights of indemnification in good faith and to the fullest extent permitted by applicable Law.





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                (b) Incident to any information furnished or disclosed by FNB or any FNB Company in connection with the Registration Statement and Proxy Statement, and subject to applicable Law, FNB shall indemnify, defend, and hold harmless the Indemnified Parties against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in such documents (including any amendment or supplement to such document, (ii) any omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by FNB or an FNB Company of the Securities Laws or any state blue sky or securities Laws in connection with such documents; provided, however, that neither FNB or any FNB Company will be liable in any such case to the extent that any such claim, action, suit, proceeding or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement and Proxy Statement or any amendment thereto in reliance upon and in conformity with information furnished in writing to FNB or any FNB Company by IRSB or any Indemnified Party specifically for use therein.

                (c) IRSB and each Indemnified Party, jointly and severally, shall indemnify and hold harmless FNB, any FNB Company, each of its directors, officers, employees and agents, and each person who controls FNB or any FNB Company, against all costs or expenses (including reasonable attorneys' fees), judgments, fines, penalties, losses, claims, damages, liabilities, and amounts paid in settlement in connection with any Litigation, whether civil or criminal, administrative, or investigative, arising out of or under the Securities Laws or any state blue sky or securities Laws based in whole or in part on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Proxy Statement (including any amendment or supplement to such document); or (ii) any omission or alleged omission to state in such documents material facts required to be stated therein or necessary to make the statements therein not misleading; provided, however, that IRSB will not be liable in any such case to the extent that any such claim, action, suit, proceeding, or investigation is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or Proxy Statement or any amendment thereto in reliance upon and conformity with information furnished in writing to IRSB by FNB specifically for use therein.

                (d) If FNB or the Surviving Corporation or any of their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of FNB shall assume the obligations set forth in this Section 8.17.

                (e) The provisions of this Section 8.17 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives and shall survive the consummation of the Merger and be binding on all successors and assigns of FNB and the Surviving Corporation.





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                                   ARTICLE 9

               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

         9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section
11.6 of this Agreement:

                (a) Shareholder Approval. The shareholders of IRSB shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law.

                (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                (c) Consents and Approvals. Other than filing the Certificate to Merge and receipt of a certification to Merger, each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement or listed in Section 9.1(c) of the IRSB Disclosure Memorandum) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered any Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                (e) Registration Statement. The Registration Statement shall have been declared effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, and no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FNB Common Stock issuable pursuant to the Merger shall have been received.

                (f) Pooling of Interests. Ernst & Young LLP, FNB's independent public accountants, shall have issued a letter dated as of the Effective Time, to IRSB and FNB, respectively, to the effect that the Merger shall be accounted for as a pooling-of-interests under GAAP.

                (g) Tax Matters. Each Party shall have received a written opinion or opinions from Smith, Gambrell & Russell, LLP, and in a form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and (ii) the exchange in the Merger of IRSB Common Stock for FNB





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         Common Stock will not give rise to gain or loss to the shareholders of
         IRSB with respect to such exchange. In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of IRSB and FNB reasonably satisfactory in form and substance to such counsel.

         9.2 Conditions to Obligations of FNB. The obligations of FNB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FNB pursuant to Section 11.7(a) of this Agreement:

                (a) Completion of Due Diligence Investigation. (i) As a result of FNB's due diligence investigation of IRSB and its business and operations, which investigation shall be completed within fourteen
         (14) calendar days from the date of this Agreement, there shall not have been discovered by FNB, and reported in writing to IRSB during such fourteen (14) calendar day period, any circumstance or condition in connection with a review of IRSB Financial Statements, the general ledger and subsidiary ledgers maintained by IRSB, IRSB Contracts, minute books maintained by IRSB of meetings of the Board of Directors, Committees of the Board and meetings of shareholders, stock transfer records, credit or loan files, records regarding the calculation of IRSB's allocation for loan and lease loss, records relating to transactions in IRSB's securities portfolio, and Reports of Examination prepared by both the Federal Reserve Bank of Atlanta and the Florida Department of Banking and Finance which would require under GAAP a negative adjustment to shareholders' equity as set forth in the IRSB Financial Statements of an amount equal to or greater than $250,000. (ii) Upon receipt of such written notice as set forth in this Section 9.2(a)(i) IRSB shall have thirty (30)days to provide FNB with written evidence that the circumstance or condition giving rise to FNB's written notification pursuant to Section 9.2(a)(i) has been cured. In the event that FNB receives no notification from IRSB during the thirty (30) days following a written notification to IRSB pursuant to Section 9.2(a)(i) then IRSB's right to cure under this provision shall have expired. (iii) No item set forth in the IRSB Disclosure Memorandum shall serve as a basis for notification by FNB to IRSB pursuant to Section 9.2(a)(i) hereof.

                (b) Representations and Warranties.  For purposes of this
         Section 9.2(b), the accuracy of the representations and warranties of IRSB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of IRSB set forth in Section
         5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of IRSB set forth in Sections 5.17, 5.18, 5.19, and 5.20 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of IRSB set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.17, 5.18, 5.19, and 5.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on IRSB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                (c) Performance of Agreements and Covenants. Each and all of the agreements and covenants of IRSB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all respects.

                (d) Certificates. IRSB shall have delivered to FNB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its cashier, to the effect that the conditions of its obligations set forth in Section 9.2(b) and 9.2(c) of this Agreement have been





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         satisfied, and (ii) certified copies of resolutions duly adopted by
         IRSB's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FNB and its counsel shall request.

                (e) Affiliates Agreements. FNB shall have received from each affiliate of IRSB the affiliates referred to in Section 8.13 of this Agreement, to the extent necessary to assure in the reasonable judgment of FNB that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

                (f) Opinion of Counsel. FNB shall have received a written opinion of Carlton, Fields, Ward, Emmanuel, Smith & Cutler, P.A., counsel to IRSB, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and FNB.

         9.3 Conditions to Obligations of IRSB. The obligations of IRSB to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by IRSB pursuant to Section 11.7(b) of this
Agreement:

                (a) Representations and Warranties.  For purposes of this
         Section 9.3(a), the accuracy of the representations and warranties of FNB set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of FNB set forth in Section
         6.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FNB set forth in Sections 6.11, 6.12, 6.13 and 6.15 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FNB set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.11, 6.12,
         6.13 and 6.15) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on FNB; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

                (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FNB to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                (c) Certificates. FNB shall have delivered to IRSB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FNB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as IRSB and its counsel shall request.

                (d) Fairness Opinion. IRSB shall have received from Allen C. Ewing & Co. a letter, dated not more than five business days prior to the date of the Proxy Statement, to the effect that, in the opinion of such firm, the consideration to be paid in the Merger is fair, from a financial point of view, to the holders of IRSB Common Stock.





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                (e) Payment of Consideration.  FNB shall have delivered to the
         Exchange Agent the consideration to be paid to holders of the IRSB Common Stock pursuant to Sections 3.1 and 3.4 of this Agreement.

                (f) Opinion of Counsel. IRSB shall have received a written opinion of Smith, Gambrell & Russell, LLP, counsel to FNB, dated as of the Effective Time, with respect to such matters and in such form as shall be agreed upon between such firm and IRSB.

                                   ARTICLE 10

                                  TERMINATION

         10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of IRSB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                (a) By mutual written consent of the Board of Directors of FNB and the Board of Directors of IRSB; or

                (b) By the Board of Directors of either FNB or IRSB (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of IRSB and
         Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of IRSB and Section 9.3(a) of this Agreement in the case of FNB; or

                (c) By the Board of Directors of either FNB or IRSB in the event of a material breach by the other Party of any covenant, agreement, or obligation contained in this Agreement which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                (d) By the Board of Directors of either FNB or IRSB in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of IRSB fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the FFIC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

                (e) By the Board of Directors of either FNB or IRSB in the event that the Merger shall not have been consummated by January 2, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                (f) By FNB in the event dissenters' rights are claimed, pursuant to the applicable provisions of the National Bank Act, by persons owning in the aggregate more than 10% of the issued and outstanding IRSB Common Stock; or





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                (g) By IRSB, if its Board of Directors determines by a vote of a majority of the members of its entire Board of Directors, at any time during the period commencing on the Determination Date and ending at the closing of business on the day before the Closing, the Designated Price of FNB Common Shares shall be equal to or greater than $30.00;

                (h) By the Board of Directors of either FNB or IRSB (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(b) of this Agreement in the case of IRSB and
         Section 9.3(a) in the case of FNB or in material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

                (i) By IRSB, if at any time prior to the Effective Time, the fairness opinion of Allen C. Ewing & Co. is withdrawn; or

                (j) By IRSB if prior to the Effective Time, a corporation, partnership, person, or other entity or group shall have made a bona fide Acquisition Proposal that the IRSB Board determines in its good faith judgment and in the exercise of its fiduciary duties, with respect to legal matters on the written opinion of legal counsel and as to financial matters on the written opinion of an investment banking firm of national reputation, is more favorable to the IRSB stockholders and that the failure to terminate this Agreement and accept such alternative Acquisition Proposal would be inconsistent with the proper exercise of such fiduciary duties.

                (k) By FNB, if at any time during the period commencing on the Determination Date and ending at the close of business on the day before the Closing, the Designated Price of FNB Common Shares shall be less than $20.00.

         10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and Sections 8.5 and 11.1 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b) or 10.1(c), of this Agreement shall not relieve the breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination; provided, further, that in the event of any termination of this Agreement following the occurrence of an Initial Triggering Event (as defined in the Stock Option Agreement) other than termination due to: (A) the failure of FNB to satisfy a condition to closing, (B) determination of FNB pursuant to Section 9.2(a) not to perform this Agreement, (C) withdrawal of the fairness opinion of Allen C. Ewing & Co. (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by IRSB to Allen C. Ewing & Co.), or (D) the failure to satisfy the conditions set forth in Section 9.1 paragraphs (b), (d),
(e), (f) and (g), FNB shall be entitled to a cash payment from IRSB in an amount equal to $250,000 upon the occurrence of any Subsequent Triggering Event (as defined in the Stock Option Agreement) within twelve (12) months following the date of such termination (or such longer period as shall exist under the Stock Option Agreement until the occurrence of an Exercise Termination Date (as defined in the Stock Option Agreement). In the event this Agreement is terminated as a result of FNB's failure to satisfy any of its representations, warranties or covenants set forth herein, FNB shall reimburse IRSB for its reasonable out-of-pocket expenses relating to the Merger in an amount not to exceed $150,000, which amount shall not be deemed an exclusive remedy or liquidated damages.

         10.3 Non-Survival of Representations and Covenants. The respective representations and warranties of the Parties shall not survive the Effective Time. All agreements of the Parties to this Agreement





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which by their terms are to be performed following the Effective Time shall survive the Effective Time until performed in accordance with their terms.

                                   ARTICLE 11

                                 MISCELLANEOUS

         11.1   Definitions.

                (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                "1933 Act" shall mean the Securities Act of 1933, as amended.

                "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, consolidation, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries (other than the transactions contemplated or permitted by this Agreement).

                "Affiliate" of a Person shall mean any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person.

                "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

                "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character, and description, whether real, personal, or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                "BHC Act" shall mean the Federal Bank Holding Company Act of 1956, as amended.

                "Change in Control of FNB" shall mean that at any time between the date of this Agreement and the Effective Time, any person, corporation, or group of associated persons acting individually or in concert enters into any agreement, understanding, contract, or other arrangement to acquire, or otherwise acquires (or the right to acquire) by merger, consolidation, the purchase of capital stock (or Rights to purchase capital stock) of FNB, or the purchase of substantially of the Assets of FNB, or otherwise becomes a direct or indirect beneficial owner of, shares of Common Stock of FNB representing an aggregate of more than 50% of the votes then entitled to be cast at an election of directors of FNB.

                "Closing" shall have the meaning set forth in Section 1.2 of this Agreement.

                "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person.





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                "Contract" shall mean any written agreement, commitment,
         contract, note, bond, mortgage, indenture, instrument, lease, obligation, or plan of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock or Assets.

                "Default" shall mean (i) any breach or violation of or default under any Contract, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any liability under, any Contract where, in any such event, such default is reasonably likely to have a Material Adverse Effect on a Party.

                "Derivatives Contract" shall have the meaning set forth in
         Section 5.20 of this Agreement.

                "Designated Price" shall mean the average of the closing bid and ask prices of FNB Common Stock in the over-the-counter market as reported by Nasdaq or such other trading system or exchange upon which the FNB Common Stock shall then be traded for the ten (10) consecutive full trading days in which such shares are traded prior to the fifth business day preceding the Determination Date.

                "Determination Date" shall mean the date on which the last of the following occurs: (i) the effective date (including expiration of any applicable waiting period required by Law) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of IRSB approve this Agreement to the extent that such approval is required by applicable Law.

                "Effective Time" shall have the meaning set forth in Section
         1.3 of this Agreement.

                "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                "Exchange Agent" shall have the meaning set forth in Section
         4.1 of this Agreement.

                "Exchange Ratio" shall have the meaning set forth in Section 3.1(c)of this Agreement.

                "Exhibits" 1 and 2 shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.





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                "FFIC" shall mean the Florida Financial Institutions Code, which includes those Florida Laws identified in Section 655.005(j) of the Florida Statutes.

                "FNB" shall have the meaning set forth in the first paragraph of this Agreement.

                "FNB Capital Stock" shall mean, collectively, the FNB Common Stock, the FNB Preferred Stock, and any other class or series of capital stock of FNB.

                "FNB Common Stock" shall mean the $2 par value common stock of FNB.

                "FNB Companies" shall mean, collectively, FNB and all FNB Subsidiaries.

                "FNB Disclosure Memorandum" shall mean the written information entitled "FNB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to IRSB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                "FNB Financial Statements" shall mean (i) the consolidated statements of condition (including related notes and schedules, if any) of FNB as of March 31, 1997, and as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the three years ended December 31, 1996, 1995, and 1994, as filed by FNB in SEC Documents, and (ii) the consolidated statements of condition of FNB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1997.

                "FNB Preferred Stock" shall mean the $10 par value preferred stock of FNB.

                "FNB SEC Reports" shall have the meaning set forth in Section 6.5(a) of this Agreement.

                "FNB Subsidiaries" shall mean the Subsidiaries of FNB, which shall include any corporation, bank, savings association, or other organization acquired as a Subsidiary of FNB in the future and owned by FNB at the Effective Time.

                "GAAP" shall mean generally accepted accounting principles in the United States, consistently applied during the periods involved applicable to banks or bank holding companies, as the case may be.

                "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.





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                "Indemnified Party" shall have the meaning set forth in Section
         8.17 of this Agreement.

                "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                "IRSB" shall have the meaning set forth in the first paragraph of this Agreement.

                "IRSB Benefits Plans" shall have the meaning set forth in
         Section 5.13(a) of this Agreement.

                "IRSB Common Stock" shall mean the $4.00 par value common stock of IRSB.

                "IRSB Contract" shall have the meaning set forth in Section
         5.14.

                "IRSB Disclosure Memorandum" shall mean the written information entitled "IRSB Corporation Disclosure Memorandum" delivered prior to the date of this Agreement to FNB describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

                "IRSB ERISA Plan" shall have the meaning set forth in Section 5.13(a) of this Agreement.

                "IRSB Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of IRSB as of March 31, 1997, and as of December 31, 1996, 1995 and 1994, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1997, and for each of the three fiscal years ended December 31, 1996, 1995, and 1994, as filed by IRSB with the Federal Reserve Bank of Atlanta and the Florida Department of Banking and Finance, and (ii) the consolidated balance sheets of IRSB (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in IRSB's Call Reports filed and published in accordance with applicable federal regulation with respect to periods ended subsequent to March 31, 1997.

                "IRSB Interim Balance Sheet" shall mean the consolidated balance sheet (including related notes and schedules, if any) of IRSB as of March 31, 1997.

                "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior or executive vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

                "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                "Lien" with respect to any Asset, shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable or being





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         contested in good faith, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits, and (iii) other Liens incurred in the ordinary course of the banking business.

                "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice by any Person alleging potential liability.

                "Loan Property" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or its Subsidiary holds a security or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                "market price" shall have the meaning set forth in Section 3.4 of this Agreement.

                "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, (d) circumstances affecting regional bank holding companies generally, and (e) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

                "Merger" shall have the meaning set forth in the Preamble of this Agreement.

                "Nasdaq" shall mean the Nasdaq Stock Market.

                "National Banking Act" shall mean 12 U.S.C. 1 et seq.

                "Order" shall mean any decree, injunction, judgment, order, decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                "Party" shall mean either IRSB or FNB or Southwest or Interim, and "Parties" shall mean IRSB, FNB, Southwest and Interim.

                "PBCL" shall mean the Pennsylvania Business Corporation Law.

                "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person.

                "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                "Proxy Statement" shall mean the proxy statement used by IRSB to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of FNB relating to the issuance of the FNB Common Stock to holders of IRSB Common Stock.

                "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FNB under the 1933 Act with respect to the shares of FNB Common Stock to be issued to the shareholders of IRSB in connection with the transactions contemplated by this Agreement.

                "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the SEC, NASD, Nasdaq and all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries.

                "Rights" shall mean all arrangements, calls, commitments, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or any contract, commitments or other arrangements by which a Person is or may be bound to issue additional shares of its capital stock or options, warrants, rights to purchase or acquire any additional shares of its capital stock, or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

                "SEC" shall mean the Securities and Exchange Commission.

                "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                "Shareholders' Meeting" shall mean the meeting of the shareholders of IRSB to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                "Southwest" shall have the meaning set forth in the first paragraph of this Agreement.

                "Stock Option Agreement" shall have the meaning set forth in the Preamble of this Agreement.

                "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

                "Surviving Corporation" shall mean Interim as the surviving corporation resulting from the Merger.

                "Tax" or "Taxes" shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, local, foreign government or subdivision or agency thereof, including any interest, penalties or additions thereto.

                "Tax Opinion" shall have the meaning set forth in Section 9.1(g) of this Agreement.

                "Taxable Period" shall mean any period prescribed by any governmental authority, including the United States or any state, local, foreign government or subdivision or agency thereof for which a Tax Return is required to be filed or Tax is required to be paid.

                "Tax Return" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2   Expenses.

                (a) Except as otherwise provided in this Section 11.2, each of FNB and IRSB shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration, and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of FNB and IRSB shall bear and pay one-half of the printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

                (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 Brokers and Finders. Except for Allen C. Ewing & Co., as to IRSB, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by IRSB or FNB, each of IRSB and FNB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 8.17 of this Agreement.

         11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of IRSB Common Stock, there shall be made no amendment that reduces or modifies in any material respect the consideration to be received by holders of IRSB Common Stock without the further approval of such shareholders.

         11.6 Obligations of FNB. Whenever this Agreement requires FNB (including the Surviving Corporation) to take any action, such requirement shall be deemed to include an undertaking by FNB to cause the FNB Subsidiaries to take such action.

         11.7   Waivers.

                (a) Prior to or at the Effective Time, FNB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by IRSB, to waive or extend the time for the compliance or fulfillment by IRSB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FNB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FNB.

                (b) Prior to or at the Effective Time, IRSB, acting through its Board of Directors, chief executive officer, president or other authorized officer, shall have the right to waive any default in the performance of any term of this Agreement by FNB, to waive or extend the time for the compliance or fulfillment by FNB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of IRSB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of IRSB.

                (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.8 Assignment. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

         11.9 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

         IRSB:                     12360 Indian Rocks Road
                                   Indian Rocks Beach, Florida 34635-0007
                                   Telecopy Number: 813-595-3124
                                   Attention:  President and Chief Executive
                                   Officer

         Copy to Counsel:          Carlton Fields
                                   One Harbour Place
                                   777 S. Harbour Island Boulevard
                                   Tampa, Florida 33602-5799
                                   Telecopy Number: 813-229-4133
                                   Attention: Richard A. Denmon, Esq.

         FNB:                      Hermitage Square
                                   Hermitage, PA 16148
                                   Telecopy Number: 412-983-3515
                                   Attention:  Chairman and Chief Executive
                                   Officer

         Copy to Counsel:          Smith, Gambrell & Russell, LLP
                                   3343 Peachtree Road, NE
                                   Suite 1800
                                   Atlanta, Georgia 30326
                                   Telecopy Number: 404-264-2652
                                   Attention:  Robert C. Schwartz

         Southwest:                2911 Tamiami Trail North
                                   Naples, Florida 33940
                                   Telecopy Number: 941-435-7658
                                   Attention:  Chairman and Chief Executive
                                   Officer

         Copy to Counsel:          Smith, Gambrell & Russell, LLP
                                   3343 Peachtree Road, NE
                                   Suite 1800
                                   Atlanta, Georgia 30326
                                   Telecopy Number: 404-264-2652
                                   Attention:  Robert C. Schwartz

         Interim:                  Hermitage Square
                                   Hermitage, Pennsylvania 16148
                                   Telecopy Number: 412-983-3515
                                   Attention: President

         Copy to Counsel:          Smith, Gambrell & Russell, LLP
                                   3343 Peachtree Road, NE Suite 1800
                                   Atlanta, Georgia 30326
                                   Telecopy Number: 404-264-2652
                                   Attention:  Robert C. Schwartz

         11.10 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Pennsylvania, without regard to any applicable conflicts of Laws, except to the extent that the Laws of the State of Florida relate to the consummation of the Merger.

         11.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.12 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

         11.13 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

                                          F.N.B. CORPORATION


                                  By:      /s/ Peter Mortensen
                                          --------------------
                                  Name:   Peter Mortensen
                                  Title:  Chairman of the Board and President




                                          SOUTHWEST BANKS, INC.


                                  By:     /s/ Gary L. Tice
                                          ----------------
                                  Name:   Gary L. Tice
                                  Title:  Chairman of the Board, President, and
                                          Chief Executive Officer


                                          INDIAN ROCKS STATE BANK


                                  By:     /s/ Robert C. George
                                          --------------------
                                  Name:   Robert C. George
                                  Title:  President


         Southwest Interim Bank, N.A. hereby joins in the foregoing Agreement, undertakes that it will be bound thereby and that it will duly perform all the acts and things therein referred to or provided to be done by it.

         IN WITNESS WHEREOF, Southwest Interim Bank, N.A. has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of this ___ day of ___________, 1997.

                                                   SOUTHWEST INTERIM BANK, N.A.


                                           By:
                                              ----------------------------------
                                           Name:
                                           Title:  President

Attest:
       ---------------------------
       Secretary

       [Corporate Seal]

                                   APPENDIX B

                             STOCK OPTION AGREEMENT


         STOCK OPTION AGREEMENT, dated May 10, 1997, between F.N.B. Corporation, a Pennsylvania corporation ("FNB"), and Indian Rocks State Bank, a Florida state banking corporation ("IRSB").

                             W I T N E S S E T H :

         WHEREAS, FNB and IRSB have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

         WHEREAS, as a condition and inducement to FNB's pursuit of the transactions contemplated by the Merger Agreement and in consideration therefor, IRSB has agreed to grant FNB the Option (as hereinafter defined):

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

         1. (a) IRSB hereby grants to FNB an irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 86,953 authorized but unissued fully paid and nonassessable Common Shares, $4.00 par value, of IRSB ("Common Shares"), at a price per share equal to $30.00 (as adjusted as set forth herein, the "Option Price") payable in cash; provided, that in no event shall the number of shares for which this Option is exercisable, when combined with the IRSB Common Shares beneficially owned at such time by FNB, exceed 19.9% of the issued and outstanding Common Shares. The number of Common Shares that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

             (b) In the event that any additional Common Shares are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of Common Shares subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of Common Shares then issued and outstanding, including Common Shares beneficially owned by FNB, but without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize IRSB or FNB to breach any provision of the Merger Agreement.

         2. (a) Subject to compliance with applicable laws and regulations, the Holder (as hereinafter defined) may exercise the Option, notwithstanding the provisions of Section 8.5 of the Merger Agreement in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event;
(iii) the passage of 12 months (or such longer period as provided in Section 10 of this Agreement) after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event (other than a termination due to: (A) failure of FNB to satisfy a condition to closing the Merger Agreement, (B) the failure to satisfy the conditions to closing set forth in Section 9.1 subparagraphs (b), (d), (e), (f), and (g) of the Merger Agreement, or (C) withdrawal of the fairness opinion of Allen C. Ewing & Co. (so long as such withdrawal is not due to materially inaccurate or fraudulent information provided by IRSB to Allen C. Ewing & Co.), in which case an Event of Termination occurs at the time of termination of the Merger Agreement, notwithstanding the occurrence of an Initial Triggering Event); or (iv) such other date as to which the Holder and IRSB agree. The term "Holder" shall mean the holder or holders of the Option. The rights set forth in Sections 7 and 9 of this Agreement shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

             (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                 (i) IRSB, without having received FNB's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934 (the "1934 Act"), and the rules and regulations thereunder) other than FNB or any of its Subsidiaries (each a "FNB Subsidiary"), or the Board of Directors of IRSB shall have recommended that the shareholders of IRSB approve or accept any Acquisition Transaction other than as contemplated by the Merger Agreement or this Agreement. For purposes of this Agreement, (A) "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction involving IRSB, (y) a purchase, lease, or other acquisition of all or substantially all of the assets or deposits of IRSB, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 15% or more of the voting power of IRSB, other than securities acquired by the IRSB officers and directors, and (B) "Subsidiary" shall have the meaning set forth in Rule 12b-2 under the 1934 Act;

                 (ii) Any person (excluding the officers and directors of IRSB) other than FNB or any FNB Subsidiary acting in a fiduciary capacity shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding Common Shares (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

                 (iii) The shareholders of IRSB shall not have approved the transactions contemplated by the Merger Agreement at the meeting held for that purpose or any adjustment thereof, or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, in either case, after IRSB's Board of Directors shall have withdrawn or modified (or publicly announced its intention to withdraw or modify or interest in withdrawing or modifying) its recommendation that the shareholders of IRSB approve the transactions contemplated by the Merger Agreement, or IRSB, without having received FNB's prior written consent, shall have authorized, recommended, or proposed (or publicly announced its intention to authorize, recommend or propose or interest in authorizing, recommending or proposing) an agreement to engage in an Acquisition Transaction with any person other than FNB or a FNB Subsidiary;

                 (iv) IRSB shall have willfully and materially breached any material covenant or obligation contained in the Merger Agreement in anticipation of engaging in an Acquisition Transaction, and such breach would entitle FNB to terminate the Merger Agreement; or

                 (v) Any person other than FNB or any FNB Subsidiary, other than in connection with a transaction to which FNB has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

             (c) The term "Subsequent Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                 (i) The acquisition by any person of beneficial ownership of 25% or more of the then outstanding Common Shares; or

                 (ii) The occurrence of the Initial Triggering Event described in clause (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (z) shall be 25%.

             (d) IRSB shall notify FNB promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by IRSB shall not be a condition to the right of the Holder to exercise the Option.

             (e) No shares shall be issued pursuant to the exercise of this Option if (i) at the time of the Initial Triggering Event and at the time of exercise, FNB is in material breach under the Merger Agreement, or (ii) a preliminary or permanent injunction has been issued by a court of proper jurisdiction.

             (f) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to IRSB a written notice prior to an Exercise Termination Event (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than ten (10) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval, shall promptly notify IRSB of such filing, and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

             (g) At the closing referred to in subsection (f) of this Section 2, the Holder shall pay to IRSB the aggregate purchase price for the Common Shares purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by IRSB, provided that failure or refusal of IRSB to designate such a bank account shall not preclude the Holder from exercising the Option.

             (h) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (g) of this Section 2, IRSB shall deliver to the Holder a certificate or certificates representing the number of Common Shares purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable thereunder. In addition, the Holder shall provide to IRSB a letter agreeing that Holder will not offer to sell or dispose of such shares in violation of applicable law or this Agreement

             (i) Certificates for Common Shares delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

                 "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and IRSB and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of IRSB and will be provided to the holder hereof without charge upon receipt by IRSB of a written request therefor."

                 It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 (the "1933 Act") in the above legend shall be removed by delivery of a substitute certificate(s) without such reference if the Holder shall have delivered to IRSB a copy of a letter from the Staff of the SEC, or an opinion of counsel, in form and substance satisfactory to IRSB, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of a substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the above legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

             (j) Upon the giving by the Holder to IRSB of the written notice of exercise of the Option provided for under subsection (f) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the Common Shares issuable upon such exercise, notwithstanding that the stock transfer books of IRSB shall then be closed or that certificates representing such Common Shares shall not then be actually delivered to the Holder. IRSB shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

         3. IRSB agrees: (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Shares so that the Option may be exercised without additional authorization of Common Shares after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Shares;
(b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by IRSB; (c) promptly to take all action as may from time to time be required (including (i) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (ii) in the event, under the Bank Holding Company Act of 1956, as amended, or any state or other federal banking law, prior approval of or notice to the Federal Reserve Board or to any state or other federal regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such state or other federal regulatory authority as they may require) in order to permit the Holder to exercise the Option and IRSB duly and effectively to issue Common Shares pursuant hereto; and (d) promptly to take all action provided herein to protect the rights of the Holder against dilution as set forth in
Section 5 hereof.

         4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of IRSB, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of Common Shares purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by IRSB of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, IRSB will execute and deliver a new Agreement of like tenor and date.

         5. The number of Common Shares purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

             (a) In the event of any change in Common Shares by reason of stock dividends, splitups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of Common Shares purchasable upon exercise hereof shall be appropriately adjusted and proper provision shall be made so that, in the event any additional Common Shares are to be issued or otherwise become outstanding as a result of any such change (other than pursuant to an exercise of the Option), the number of Common Shares that remain subject to the Option shall be increased so that, after such issuance and together with Common Shares previously issued pursuant to the exercise of the Option (together with the number of Shares previously issued under this Option and the number of Shares otherwise beneficially owned by FNB) (as adjusted on account of any of the foregoing changes in the Common Shares), it equals 19.9% of the number of Common Shares then issued and outstanding.

             (b) Whenever the number of Common Shares purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of Common Shares purchasable prior to the adjustment and the denominator of which shall be equal to the number of Common Shares purchasable after the adjustment.

         6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, IRSB shall, at the request of FNB delivered prior to an Exercise Termination Event (or such later period as provided in Section 10) (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the Common Shares issued pursuant hereto), promptly prepare, file and keep current a registration statement under the 1933 Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any Common Shares issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by FNB. IRSB will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 120 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. FNB shall have the right to demand two such registrations. The first demand registration effected under this Section 6 shall be at IRSB's expense up to $40,000, such expense in excess of $40,000 to be paid by FNB, except for underwriting commissions and the fees and expenses of FNB's counsel attributable to the registration of the Common Shares. The second demand registration shall be at FNB's expense. In addition, if at any time after the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, IRSB proposes to register any of its equity securities under the 1933 Act, whether for sale for its own account or for the account of any other person, on a form and in a manner which would permit registration of the Common Shares issued pursuant hereto for sale to the public under the 1933 Act, it will each such time give prompt written notice to FNB of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of FNB delivered to the Company within 10 business days after the giving of any such notice (which request shall specify the Common Shares intended to be disposed of and the intended method or methods of disposition thereof), IRSB will use its best efforts to effect the registration under the 1933 Act of all Common Shares which IRSB has been so requested to register by FNB, to the extent requisite to permit the disposition of the Common Shares in accordance with the intended methods thereof as specified by FNB. IRSB shall be obligated to effect only one such piggy-back registration pursuant to this Section 6. FNB shall pay such incremental expenses incurred by IRSB in connection with registering the Common Shares requested to be registered by FNB pursuant to its piggy-back registration rights under this Section 6, which expenses are in addition to the expenses that IRSB would have otherwise incurred in registering equity
securities under the 1933 Act.   The foregoing notwithstanding, if, at the time
of any request by FNB for registration of Option Shares as provided above, IRSB has initiated discussions with investment bankers concerning, or is in registration with respect to, an underwritten public offering of Common Shares, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Option Shares would interfere with the successful marketing of the Common Shares offered by IRSB, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and IRSB in the aggregate; and provided further, however, that if such reduction occurs, then IRSB shall file a registration statement for the balance as promptly as practical thereafter as to which no reduction pursuant to this Section 6 shall be permitted or occur and the Holder shall thereafter be entitled to one additional registration. Each such Holder shall provide all information reasonably requested by IRSB for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, IRSB shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for IRSB. In any such registration, IRSB and FNB shall agree to indemnify each other on customary terms with regard to any information provided by such party. Upon receiving any request under this Section 6 from any Holder, IRSB agrees to send a copy thereof to any other person known to IRSB to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. The filing of any registration statement under this Section 6 may be delayed for a period of time, not to exceed 180 days, as may reasonably be required to facilitate any public distribution by IRSB of its Common Shares (or of a holding company parent of IRSB).

         7. (a) Upon the occurrence of a Repurchase Event (as hereinafter defined) that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, delivered prior to an Exercise Termination Event (or such later period as provided in Section 10), IRSB shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to the amount by which
(A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered prior to the occurrence of an Exercise Termination Event (or such later period as provided in Section 10), IRSB shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Repurchase Event" shall occur if (i) any person other than FNB or any of its Subsidiaries shall have acquired beneficial ownership, or the right to acquire beneficial ownership, or any "group" (as such term is defined under the 1934 Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of 50% or more of the then outstanding Common Shares, or (ii) any of the transactions described in Section 8(a)(i), 8(a)(ii), or 8(a)(iii) of this Agreement shall be consummated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Shares at which a tender or exchange offer therefor has been made, (ii) the price per share of Common Shares to be paid by any third party pursuant to an agreement with IRSB, (iii) in the event of a sale of all or substantially all of IRSB's assets or deposits, the sum of the net price paid in such sale for such assets or deposits, the sum of the net price paid in such sale for such assets or deposits and the current market value of the remaining net assets of IRSB as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of Common Shares of IRSB outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be.

             (b) The Holder and the Owner, as the case may be, may exercise its right to require IRSB to repurchase the Option and any Option Shares pursuant to this Section 7 by surrendering for such purpose to IRSB, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require IRSB to repurchase this Option and/or the Option Shares in accordance with the provisions of this
Section 7. As promptly as practicable, and in any event within ten (10) business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, IRSB shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that IRSB is not then prohibited under applicable law and regulation from so delivering.

             (c) To the extent that IRSB is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, IRSB shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within ten (10) business days after the date on which IRSB is no longer so prohibited; provided, however, that if IRSB at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivery to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and IRSB hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares whether in whole or to the extent of the prohibition, whereupon, in the latter case, IRSB shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Purchase Price or the Option Share Repurchase Price that IRSB is not prohibited from delivering, and (ii) deliver, as appropriate, either (A) to the Holder, a new Agreement evidencing the right of the Holder to purchase that number of Common Shares obtained by multiplying the number of Common Shares for which the surrendered Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option

Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

         8. (a) In the event that, prior to an Exercise Termination Event, IRSB shall enter into an agreement (i) to consolidate with or merge into any person, other than FNB or a FNB Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than FNB or a FNB Subsidiary, to merge into IRSB and IRSB shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding Common Shares shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding Common Shares shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than FNB or a FNB Subsidiary, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (A) the Acquiring Corporation (as hereinafter defined) or
(B) any person that controls the Acquiring Corporation.

             (b) The following terms have the meanings indicated:

                   (i) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with IRSB (if other than IRSB), (ii) IRSB in a merger in which IRSB is the continuing or surviving person, and (iii) the transferee of all or substantially all of IRSB's assets or deposits.

                  (ii) "Substitute Common Shares" shall mean the common shares issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

                 (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in Section 7.

                  (iv) "Average Price" shall mean the average closing price of the Substitute Common Shares for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the Substitute Common Shares on the day preceding such consolidation, merger, or sale; provided that if IRSB is the issuer of the Substitute Option, the Average Price shall be computed with respect to common shares issued by the person merging into IRSB or by any company which controls or is controlled by such person, as the Holder may elect.

             (c) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

             (d) The Substitute Option shall be exercisable for such number of Substitute Common Shares as is equal to the Assigned Value multiplied by the number of Common Shares for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per Substitute Common Share shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of Common Shares for which the Option is then exercisable and the denominator of which shall be the number of Substitute Common Shares for which the Substitute Option is exercisable.

             (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for a number of shares which together with shares of the Acquiring Corporation then beneficially owned by FNB, constitutes more than 19.9% of the shares of Substitute Common Shares outstanding prior to exercise of the Substitute Option.

         9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the issuer of the Substitute Option (the "Substitute Option IRSB") shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of Substitute Common Shares for which the Substitute Option may then be exercised, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Shares (the "Substitute Shares"), the Substitute Option IRSB shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Shares within the three-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

             (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option IRSB to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option IRSB, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option IRSB to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this Section 9. As promptly as practicable, and in any event within ten (10) business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option IRSB shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option IRSB is not then prohibited under applicable law and regulation from so delivering.

             (c) To the extent that the Substitute Option IRSB is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option IRSB shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within ten (10) business days after the date on which the Substitute Option IRSB is no longer so prohibited; provided, however, that if the Substitute Option IRSB is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option IRSB shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option IRSB shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option IRSB is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of the Substitute Common Shares obtained by multiplying the number of Substitute Common Shares for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing.

         10. The periods for exercise of certain rights under Sections 2, 6, 7, 9 and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights (for so long as the Holder is using commercially reasonable efforts to obtain such regulatory approvals), and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason or such exercise.

         11. IRSB hereby represents and warrants to FNB as follows:

             (a) IRSB has full corporate power and authority to execute and deliver this Agreement and, subject to any approvals required by federal or state banking authorities and any other relevant agency, to consummate the transactions contemplated hereby. The execution and delivery this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of IRSB and no other corporate proceedings on the part of IRSB are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by IRSB.

             (b) IRSB has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of Common Shares equal to the maximum number of Common Shares at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant thereto, will be duly authorized, validly issued, fully paid, nonassessable.

         12. FNB hereby represents and warrants to IRSB as follows: FNB, its assigns, or both will acquire the Option (including any Substitute Options) and Option Shares for investment purposes only and not with any intent or a view to resell or distribute such Option within the meaning of Section 2(11) of the 1933 Act, and will not sell, distribute, assign, hypothecate, or otherwise transfer such Option, Substitute Options, or Option Shares except in accordance with the 1933 Act and all applicable federal and state securities laws.

         13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, FNB, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder following such Subsequent Triggering Event; provided, however, that until the date thirty (30) days following the date on which the Federal Reserve Board has approved applications by FNB to acquire the Common Shares subject to the Option, FNB may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of issuer, (iii) an assignment to a single party (i.e., a broker or investment banker) for the purpose of conducting a widely disbursed public distribution on FNB's behalf, or (iv) any other manner approved by the Federal Reserve Board.

         14. Each of FNB and IRSB will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

         15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

         16. If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or IRSB is not permitted to repurchase pursuant to Section 7, the full number of Common Shares provided in
Section 1(a) hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of IRSB to allow the Holder to acquire or to require IRSB to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

         17. All notices, requests, claims, demands, and other communications hereunder shall be deemed to have been duly given when delivered in person, by fax, telecopy, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

         18. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

         21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assignees. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assignees, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

         22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties had caused this Agreement to be executed on its behalf by their officers thereunto duly authorized, all as the date first above written.


                                     F.N.B. CORPORATION


                             By:      /s/ Peter Mortensen
                                     ------------------------------------
                             Name:   Peter Mortensen
                             Title:  Chairman of the Board and President



                                     INDIAN ROCKS STATE BANK


                             By:     /s/ Robert C. George
                                     ------------------------------------
                             Name:   Robert C. George
                             Title:  President

                                                                   APPENDIX C


                   FORM OF OPINION OF ALLEN C. EWING & CO.



                                July 28, 1997

The Board of Directors
Indian Rocks State Bank
12360 Indian Rocks Road
Largo, FL 33774

Members of the Board:

     Indian Rocks State Bank ("IRSB"), F.N.B. Corporation ("FNB"), and Southwest Banks, Inc. ("Southwest") have entered into a definitive Agreement and Plan of Merger (the "Merger Agreement") dated as of May 10, 1997, to be joined in by Southwest Interim Bank, N.A. ("Interim"), providing for IRSB to be acquired by FNB pursuant to the merger of IRSB with and into Interim (the "Merger"). Upon consummation of the Merger, Interim will become a wholly-owned subsidiary of Southwest, which is a wholly-owned subsidiary of FNB.

     The Merger Agreement provides, among other things, that each share of outstanding common stock, par value $4.00 per share, of IRSB ("IRSB Common Stock") will be converted in the Merger into the right to receive 2.0 shares of common stock (the "Exchange Ratio"), par value $2.00 per share, of FNB ("FNB Common Stock"). Under the terms of the Merger Agreement, the Exchange Ratio will be adjusted if the price of the FNB Common Stock is less than $22.00 per share or equal to or greater than $27.00 per share during the applicable calculation period. Further, IRSB may terminate the Merger Agreement and abandon the Merger if the price of the FNB Common Stock is equal to or greater than $30.00 per share during the applicable calculation period. FNB may terminate the Merger Agreement and abandon the Merger if the price of the FNB Common Stock is less than $20.00 per share during the applicable calculation period. Reference should be made to the Merger Agreement for a more complete description of the terms and conditions of the Merger.

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, of the terms of the Merger to the shareholders of IRSB.

     Allen C. Ewing & Co. is a registered broker-dealer under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. As part of its investment banking business, Allen C. Ewing & Co. is regularly engaged in the valuation of securities of banking and thrift companies in connection with mergers and acquisitions, underwritings, private placements, trading and market making activities, and valuations for various other purposes.

     Allen C. Ewing & Co. was engaged on May 5, 1997 as financial advisor to IRSB for the limited purpose of rendering an opinion to the Board of Directors of IRSB as to the fairness, from a

The Board of Directors
Indian Rocks State Bank
Page 2
July 28, 1997


financial point of view, of the terms of the Merger to the shareholders of IRSB. Consistent with the limited scope of our engagement, we did not participate in negotiating the terms of the Merger nor did we make any recommendations to the Board of Directors of IRSB as to the amount of consideration to be paid to the IRSB shareholders. No limitations were imposed on the scope of our analysis or the procedures followed by us in rendering this opinion. We have received compensation from IRSB in connection with this engagement and will receive additional compensation from IRSB upon delivery of this opinion.

     In the ordinary course of its business as a broker-dealer, Allen C. Ewing & Co. may, from time to time, purchase securities from, and sell securities to, banking and thrift companies and as a market maker in securities may from time to time have a long or short position in, and buy or sell, debt or equity securities of banking and thrift companies for its own account and for the accounts of its customers. Allen C. Ewing & Co. has no such position in the securities of IRSB, Southwest, Interim, or FNB as of the date of this opinion.

     In arriving at the opinion expressed in this letter, we have reviewed, analyzed, and relied upon information and material bearing upon the Merger and the financial and operating condition of IRSB and FNB, including, among other things, the following: (i) the Merger Agreement; (ii) audited financial statements for IRSB for the two years ended December 31, 1996; (iii) Directors' Examinations for IRSB as of November 30, 1994 and 1993; (iv) certain unaudited interim financial information for IRSB for various periods during the year 1997; (v) Annual Reports to Shareholders and Annual Reports on Form 10-K for FNB for the three years ended December 31, 1996; (vi) Quarterly Report on Form 10-Q filed by FNB for the quarter ended March 31, 1997; (vii) other financial information concerning the business and operations of IRSB furnished by IRSB to us for purposes of our analysis, including certain internal forecasts for IRSB prepared by its senior management; (viii) information concerning the limited market for the shares of IRSB Common Stock; and (ix) certain publicly available information concerning the trading of, and the trading market for, FNB Common Stock. We have also held discussions with the management of IRSB concerning its operations, financial condition, and prospects, as well as the results of regulatory examinations.

     We have also considered such further financial, economic, regulatory, and other factors as we have deemed relevant and appropriate under the circumstances, including among others the following: (i) certain publicly available information concerning the financial terms of certain mergers and acquisitions of other financial institutions in Florida and the financial position and operating performance of the institutions acquired in those transactions; and (ii) certain publicly available information concerning the trading of, and the trading market for, the publicly-traded common stocks of certain other financial institutions. We have also taken into account our assessment of general economic, market, and financial conditions and our experience in other

The Board of Directors
Indian Rocks State Bank
Page 3
July 28, 1997


transactions, as well as our experience in securities valuation and our knowledge of the banking and thrift industry generally.


        In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available, including that referred to above, and we have not attempted to verify such information independently. We have relied upon the management of IRSB as to the reasonableness and achievability of the financial and operational forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by management. We have also assumed, without independent verification, that the allowances for loan and other losses of each of IRSB, Southwest, Interim, and FNB are adequate to cover any such losses. We have not made or obtained any inspections, evaluations, or appraisals of any of the assets or liabilities of IRSB, Southwest, Interim, or FNB, nor have we examined any individual loan, property, or securities files. We were informed by IRSB, and we have assumed for purposes of our opinion, that the Merger will be recorded as a pooling of interests under generally accepted accounting principles. We have also assumed that the conditions to the Merger set forth in the Merger Agreement will be satisfied and that the Merger will be consummated on a timely basis as contemplated by the Merger Agreement.

        Based upon and subject to the foregoing, we are of the opinion that the terms of the Merger are fair, from a financial point of view, to the shareholders of IRSB. This opinion is necessarily based upon conditions as they exist and can be evaluated on the date of this letter and the information made available to us through such date.

        This letter is directed to the Board of Directors of IRSB and does not constitute a recommendation as to how any shareholder of IRSB should vote in connection with the Merger.

                                Very truly yours,

                                ALLEN C. EWING & CO.



                                By:
                                   ----------------------------------
                                   Charles E. Harris
                                   President and Chief Executive Officer

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Numbered Paragraph 6.b of the FNB Charter provides as follows:

         Directors and Officers of the Corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened action, suit or proceedings, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Corporation or otherwise), arising out of their service to the Corporation or to another organization at the request of the Corporation, or because of their positions with the Corporation. Persons who are not Directors or Officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The Corporation may purchase and maintain insurance to protect itself and any such Director, Officer or other person against any liability, cost or expense asserted against or incurred by him in respect of such service, whether or not the Corporation would have the power to indemnify him against such liability by law or under the provisions of this paragraph. The provisions of this paragraph shall be applicable to persons who have ceased to be Directors or Officers, and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity hereunder.

         Article IX of the FNB Bylaws provides that FNB shall indemnify each director and officer of FNB and of its controlled subsidiaries made or threatened to be made a party to any civil, criminal, administrative action, suit or proceeding (whether brought by or in the name of FNB or otherwise) arising out of such director's or officer's service to FNB or to another organization at FNB's request against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director and officer in connection with such action, suit or proceeding. Indemnification shall not be made with respect to actions, suits or proceedings where the act or omission giving rise to the claim for indemnification has been determined to have constituted willful misconduct or recklessness or where prohibited by law. In addition, expenses incurred by each director and officer in defending any such action, suit or proceeding shall be paid by FNB in advance of the final disposition of such action, suit or proceeding if an undertaking (in form and scope satisfactory to FNB) shall have been furnished to FNB to repay amounts so advanced if and to the extent it shall ultimately be determined that such officer or director is not entitled to indemnification and certain other conditions shall have been satisfied. FNB may purchase and maintain insurance, create a fund of any nature, grant a security interest or otherwise secure or insure in any manner its indemnification obligations.

         Section 1741 of the PBCL provides that a corporation shall (subject to the provisions described in the second succeeding paragraph) have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such persons in connection with the action or proceeding if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Under Section 1744 of the PBCL, any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in a specific case upon a determination that indemnification of the representative is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made:

                 (1) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; or

                 (2) If such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                 (3)      By the shareholders.

         Notwithstanding the above, Section 1743 provides that to the extent that a representative of the corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Under Section 1745 of the PBCL, expenses (including attorneys' fees) incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the representative to repay such amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Section 1746 of the PBCL further provides that the indemnification provided by Sections 1741, 1742 and 1743 and the advancement of expenses provided by Section 1745 shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office. A corporation may create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to Section 1746 or otherwise. Indemnification pursuant to Section 1746 shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         Indemnification pursuant to Section 1746 under any bylaw, agreement, vote of shareholders, or directors or otherwise may be granted for any action taken or any failure to take any action and may be made whether or not the corporation would have the power to indemnify the person under any other provision of law except as provided in such Section 1746 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation. Section 1746 declares such indemnification to be consistent with the public policy of Pennsylvania.

         THE FOREGOING IS ONLY A GENERAL SUMMARY OF CERTAIN ASPECTS OF PENNSYLVANIA LAW DEALING WITH INDEMNIFICATION OF DIRECTORS AND OFFICERS AND DOES NOT PURPORT TO BE COMPLETE. IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE RELEVANT STATUTES WHICH CONTAIN DETAILED SPECIFIC PROVISIONS REGARDING THE CIRCUMSTANCES UNDER WHICH AND THE PERSON FOR WHOSE BENEFIT INDEMNIFICATION SHALL OR MAY BE MADE AND ACCORDINGLY ARE INCORPORATED HEREIN BY REFERENCE AS
EXHIBIT 99.4 OF THIS REGISTRATION STATEMENT.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         The following exhibits are filed with or incorporated by reference in this Registration Statement:

   EXHIBIT NO.                                       DESCRIPTION OF EXHIBIT
   -----------   -----------------------------------------------------------------------------------------------------
        2.1      Agreement and Plan of Merger, by and among F.N.B. Corporation ("FNB"), Southwest Banks, Inc.
                 ("Southwest") and Indian Rocks State Bank ("IRSB"), dated May 10, 1997 (included as Appendix A to the
                 Proxy Statement-Prospectus).
        5.1      Opinion of Cohen & Grigsby, P.C.
        8.1      Opinion of Smith, Gambrell & Russell, LLP
       10.1      Stock Option Agreement by and between FNB and IRSB, dated May 10, 1997 (included as Appendix B to the
                 Proxy Statement-Prospectus).
       23.1      Consent of Ernst & Young LLP
       23.2      Consent of Hill, Barth & King, Inc.
       23.3      Consent of Coopers & Lybrand, L.L.P.
       23.4      Consent of Bobbitt, Pittenger & Company, P.A.
       23.5      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
       23.6      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
       23.7      Consent of Allen C. Ewing & Co., Inc.
       24.1      Power of Attorney
       99.1      Form of Proxy for Special Meeting of Shareholders of IRSB.
       99.2      Opinion of Allen C. Ewing & Co., Inc. (included as Appendix C to the Proxy Statement-Prospectus).
       99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.

ITEM 22.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement:

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a- 3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HERMITAGE, COMMONWEALTH OF PENNSYLVANIA, ON JULY 28, 1997.

                                       F.N.B. CORPORATION


                                       By:   /s/ Peter Mortensen
                                          ------------------------------
                                                 Peter Mortensen
                                              Chairman and President


         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


             SIGNATURE                                TITLE                             DATE
             ---------                                -----                             ----
/s/ Peter Mortensen                       Chairman, President and Director           July 28, 1997
-----------------------------------       (Principal Executive Officer)
        Peter Mortensen


              *                            Executive Vice President and             July 28, 1997
-----------------------------------                  Director
        Stephen J. Gurgovits



/s/ John D. Waters                      Vice President and Chief Financial          July 28, 1997
-----------------------------------        Officer (Principal Financial
           John D. Waters                     and Accounting Officer)

-----------------------------------
        W. Richard Blackwood                         Director

              *
-----------------------------------
        William B. Campbell                          Director                       July 28, 1997

              *
-----------------------------------
         Charles T. Cricks                           Director                       July 28, 1997

              *
-----------------------------------
        Henry M. Ekker, Esq.                         Director                       July 28, 1997

              *
-----------------------------------
         Thomas C. Elliott                           Director                       July 28, 1997

              *
-----------------------------------
          Thomas W. Hodge                            Director                       July 28, 1997


-----------------------------------
          James S. Lindsay                           Director


-----------------------------------
           Paul P. Lynch                             Director

              *
-----------------------------------
           Edward J. Mace                            Director                       July 28, 1997

                *
-----------------------------------
           Robert S. Moss                            Director                       July 25, 1997


-----------------------------------
          Richard C. Myers                           Director


-----------------------------------
          John R. Perkins                            Director


-----------------------------------
          William A. Quinn                           Director

                *
-----------------------------------
          George A. Seeds                            Director                       July 28, 1997

                *
-----------------------------------
         William J. Strimbu                          Director                       July 28, 1997

                *
-----------------------------------
            Gary L. Tice                             Director                       July 28, 1997

                *
-----------------------------------
         Archie O. Wallace                           Director                       July 28, 1997


-----------------------------------
          Joseph M. Walton                           Director

                *
-----------------------------------
          James T. Weller                            Director                       July 28, 1997

                *
-----------------------------------
        Eric J. Werner, Esq.                         Director                       July 28, 1997


-----------------------------------
         R. Benjamin Wiley                           Director


-----------------------------------
          Donna C. Winner                            Director

                                 EXHIBIT INDEX

   EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
   -----------   ------------------------------------------------------------------------------------------------------
        2.1      Agreement and Plan of Merger, by and among F.N.B. Corporation ("FNB"), Southwest Banks, Inc.
                 ("Southwest") and Indian Rocks State Bank ("IRSB"), dated May 10, 1997 (included as Appendix A to the
                 Proxy Statement-Prospectus).
        5.1      Opinion of Cohen & Grigsby, P.C.
        8.1      Opinion of Smith, Gambrell & Russell, LLP
       10.1      Stock Option Agreement by and between FNB and IRSB, dated May 10, 1997 (included as Appendix B to the
                 Proxy Statement-Prospectus).
       23.1      Consent of Ernst & Young LLP
       23.2      Consent of Hill, Barth & King, Inc.
       23.3      Consent of Coopers & Lybrand, L.L.P.
       23.4      Consent of Bobbitt, Pittenger & Company, P.A.
       23.5      Consent of Cohen & Grigsby, P.C. (included in Exhibit 5.1).
       23.6      Consent of Smith, Gambrell & Russell, LLP (included in Exhibit 8.1).
       23.7      Consent of Allen C. Ewing & Co., Inc.
       24.1      Power of Attorney
       99.1      Form of Proxy for Special Meeting of Shareholders of IRSB.
       99.2      Opinion of Allen C. Ewing & Co., Inc. (included as Appendix C to the Proxy Statement-Prospectus).
       99.3      Provisions of Pennsylvania law regarding indemnification of directors and officers.